UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE

SECURITIES EXCHANGE ACT OF 1934

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HELEN OF TROY LIMITED

(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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HELEN OF TROY LIMITED

Clarendon House

Church Street

Hamilton, Bermuda

September 16, 2011

Dear Shareholders:

It is my pleasure to invite you to the 2011 Annual General Meeting of the Shareholders of Helen of Troy Limited. The meeting will be held at 1:00 p.m., Mountain Daylight Time, on Tuesday, October 11, 2011, at the Camino Real Hotel, 101 S. El Paso Street, El Paso, Texas. In addition to the business to be transacted at the meeting, members of management will present information about the Company’s operations and will be available to respond to your questions.

We encourage you to help us reduce printing and mailing costs, and conserve natural resources by signing up for electronic delivery of our shareholder communications. For more information, see “Electronic Delivery of Shareholder Communications” in the enclosed proxy statement.

At our meeting, we will vote on proposals (1) to set the number of Director positions at seven (or such lower number as shall equal the number of nominees elected as Directors) and elect the seven nominees to our Board of Directors, (2) to conduct a non-binding advisory vote on executive compensation, (3) to conduct a non-binding advisory vote on the frequency of conducting the vote on executive compensation, (4) to approve certain amendments to the Helen of Troy Limited 2008 Stock Incentive Plan, (5) to approve the Helen of Troy Limited 2011 Annual Incentive Plan, (6) to appoint Grant Thornton LLP as the Company’s auditor and independent registered public accounting firm and to authorize the Audit Committee of the Board of Directors to set the auditor’s remuneration, and (7) to transact such other business as may properly come before the meeting.  The accompanying Notice of Annual General Meeting of Shareholders and proxy statement contains information that you should consider when you vote your shares.  Also, for your convenience, you can appoint your proxy via touch-tone telephone at 1-800-690-6903 or via the Internet at WWW.PROXYVOTE.COM.

It is important that you vote your shares whether or not you plan to attend the meeting. Please complete, sign, date and return the enclosed proxy card in the accompanying envelope as soon as possible, or appoint your proxy by telephone or on the Internet as set forth above. If you plan to attend the meeting and wish to vote in person, you may revoke your proxy and vote in person at that time.  I look forward to seeing you at the meeting. On behalf of the management and directors of Helen of Troy Limited, I want to thank you for your continued support and confidence.

Sincerely,

/s/ Gerald J. Rubin

Gerald J. Rubin
Chairman of the Board,
Chief Executive Officer and
President

HELEN OF TROY LIMITED

Clarendon House

Church Street

Hamilton, Bermuda

NOTICE OF ANNUAL GENERAL MEETING OF SHAREHOLDERS

TO BE HELD OCTOBER 11, 2011

Notice is hereby given that the 2011 Annual General Meeting of the Shareholders (the “Annual Meeting”) of Helen of Troy Limited, a Bermuda company (the “Company”), will be held at the Camino Real Hotel, 101 S. El Paso Street, El Paso, Texas, on Tuesday, October 11, 2011, at 1:00 p.m., Mountain Daylight Time, for the following purposes:

1.               To set the number of Director positions at seven  (or such lower number as shall equal the number of nominees elected as Directors) and elect the seven  nominees to our Board of Directors;

2.               To conduct a non-binding advisory vote on executive compensation;

3.               To conduct a non-binding advisory vote on the frequency of conducting the vote on executive compensation;

4.               To approve certain amendments to the Helen of Troy Limited 2008 Stock Incentive Plan;

5.               To approve the Helen of Troy Limited 2011 Annual Incentive Plan;

6.               To appoint Grant Thornton LLP as the Company’s auditor and independent registered public accounting firm and to authorize the Audit Committee of the Board of Directors to set the auditor’s remuneration; and

7.               To transact such other business as may properly come before the Annual Meeting or any adjournment thereof.

The record date for determining shareholders entitled to receive notice of and to vote at the Annual Meeting is August 22, 2011. You are urged to read carefully the attached proxy statement for additional information concerning the matters to be considered at the Annual Meeting.

If you do not expect to be present in person at the Annual Meeting, please complete, sign and date the enclosed proxy and return it promptly in the enclosed postage-paid envelope that has been provided for your convenience. The prompt return of proxies will help ensure the presence of a quorum and save the Company the expense of further solicitation. Also, for your convenience, you can appoint your proxy via touch-tone telephone at 1-800-690-6903 or via the Internet at WWW.PROXYVOTE.COM.

The proxy statement and the Company’s 2011 Annual Report to Shareholders are also available on our hosted website at HTTP://MATERIALS.PROXYVOTE.COM/G4388N. For additional related information, please refer to the “Important Notice Regarding Internet Availability of Proxy Materials” in the enclosed proxy statement.

You are cordially invited and encouraged to attend the Annual Meeting in person.

/s/ Vincent D. Carson

Vincent D. Carson
Senior Vice President, General Counsel and Secretary

El Paso, Texas
September 16, 2011

IMPORTANT

WHETHER OR NOT YOU EXPECT TO BE PRESENT AT THE ANNUAL MEETING, PLEASE SUBMIT YOUR PROXY AS SOON AS POSSIBLE.   IF YOU DO ATTEND THE ANNUAL MEETING, YOU MAY REVOKE YOUR PROXY AND VOTE IN PERSON.  MOST SHAREHOLDERS HAVE THREE OPTIONS FOR SUBMITTING THEIR PROXIES PRIOR TO THE ANNUAL MEETING: (1) VIA THE INTERNET, (2) BY PHONE OR (3) BY MARKING, DATING AND SIGNING THE ENCLOSED PROXY AND RETURNING IT IN THE ENVELOPE PROVIDED.  IF YOU HAVE INTERNET ACCESS, WE ENCOURAGE YOU TO APPOINT YOUR PROXY ON THE INTERNET. IT IS CONVENIENT, AND IT SAVES THE COMPANY SIGNIFICANT POSTAGE AND PROCESSING COSTS.

Page
Solicitation of Proxies	1
Voting Securities and Record Date	2
Quorum; Voting	2
Attending the Annual Meeting	3
Proposal 1: Election of Directors	3
Corporate Governance	6
Board Leadership and the Board’s Role in Risk Oversight	7
Board Committees and Meetings	8
Shareholder Communications to the Board of Directors	10
Compensation Committee Interlocks and Insider Participation	10
Director Compensation	11
Director Compensation for Fiscal Year 2011	11
Directors Fees Earned or Paid in Cash for Fiscal Year 2011	12
Grants to Directors of Plan-Based Awards in Fiscal Year 2011	13
Outstanding Equity Awards for Non-Employee Directors at Fiscal Year-End 2011	13
Director Stock Ownership and Compensation Guidelines	14
Non-Employee Directors Equity Compensation Plan	14
Security Ownership of Certain Beneficial Owners and Management	15
Executive Officers	17
Report of the Compensation Committee	17
Compensation Discussion and Analysis	17
Executive Compensation	27
Summary Compensation Table	27
All Other Compensation for Fiscal Year 2011	28
Outstanding Equity Awards at Fiscal Year-End 2011	29
Option Exercises	29
Employment Contract for Chairman of the Board, Chief Executive Officer and President	30
Equity Compensation Plan Information	37
Potential Payments Upon Termination or Change in Control	40
Compensation Risks	43
Certain Relationships - Related Person Transactions	44
Report of the Audit Committee	45
Audit and Other Fees Paid to Our Independent Registered Public Accounting Firm	46
Proposal 2: Non-Binding Advisory Resolution on Executive Compensation	47
Proposal 3: Non-Binding Advisory Vote on the Frequency of Conducting the Vote on Executive Compensation	48
Proposal 4: Approval of Certain Amendments to the Helen of Troy Limited 2008 Stock Incentive Plan	49
Proposal 5: Approval of the Helen of Troy Limited 2011 Annual Incentive Plan	57
Proposal 6: Appointment of Auditor and Independent Registered Public Accounting Firm and Authorization of the Audit Committee of the Board of Directors to set the Auditor’s Remuneration	63
Shareholder Proposals	63

(continued)

HELEN OF TROY LIMITED

Clarendon House

Church Street

Hamilton, Bermuda

PROXY STATEMENT

FOR

ANNUAL GENERAL MEETING OF SHAREHOLDERS

October 11, 2011

SOLICITATION OF PROXIES

The accompanying proxy is solicited by the Board of Directors of Helen of Troy Limited (the “Company”) for use at its Annual General Meeting of Shareholders (the “Annual Meeting”) to be held at the Camino Real Hotel, 101 S. El Paso Street, El Paso, Texas, on Tuesday, October 11, 2011, at 1:00 p.m., Mountain Daylight Time, and at any adjournment thereof, for the purposes set forth in the accompanying Notice of Annual General Meeting of Shareholders. A proxy may be revoked by filing a written notice of revocation or an executed proxy bearing a later date with the Secretary of our Company any time before exercise of the proxy or by attending the Annual Meeting and voting in person. The proxy statements and form of proxy cards are to be distributed to shareholders on or about September 16, 2011.

If you complete and submit your proxy, the persons named as proxies will vote the shares represented by your proxy in accordance with your instructions. If you submit a proxy card but do not fill out the voting instructions on the proxy card, the persons named as proxies will vote the shares represented by your proxy as follows:

•                                    FOR setting the number of Director positions at seven (or such lower number as shall equal the number of nominees elected as Directors) and electing the seven nominees to the Board of Directors, as set forth in Proposal 1.

•                                    FOR a non-binding advisory resolution on executive compensation, as set forth in Proposal 2.

•                                    FOR a non-binding advisory vote setting the frequency of future advisory votes at one year, as set forth in Proposal 3.

•                                    FOR the approval of the amendments to the Helen of Troy Limited 2008 Stock Incentive Plan, as set forth in Proposal 4.

•                                    FOR the approval of the Helen of Troy Limited 2011 Annual Incentive Plan, as set forth in Proposal 5.

•                                  FOR the appointment of Grant Thornton LLP as the auditor and independent registered public accounting firm of the Company and to authorize the Audit Committee of the Board of Directors to set the auditor’s remuneration, as set forth in Proposal 6.

In addition, if other matters are properly presented for voting at the Annual Meeting, the persons named as proxies will vote on such matters in accordance with their judgment. We have not received notice of other matters that may properly be presented for voting at the Annual Meeting. Your vote is important. If you do not vote your shares, you will not have a say in the important issues to be voted upon at the Annual Meeting.  To pass, each proposal included in this year’s proxy statement requires an affirmative vote of a majority of the votes cast on such proposal at the Annual Meeting. To ensure that your vote is recorded promptly, please submit your proxy as soon as possible, even if you plan to attend the Annual Meeting in person.

The Annual Report to Shareholders for the year ended February 28, 2011 (“fiscal 2011”), including financial statements, is enclosed. It does not form any part of the material provided for the solicitation of proxies.

The cost of solicitation of proxies will be borne by the Company. In addition to solicitation by mail, officers and employees of the Company may solicit the return of proxies by telephone and personal interview, or hire an outside proxy solicitor. Forms of proxy and proxy materials may also be distributed through brokers, custodians and like parties to beneficial owners of our common shares, par value $.10 per share (the “Common Stock”), for which we will, upon request, reimburse the forwarding expense.

VOTING SECURITIES AND RECORD DATE

The close of business on August 22, 2011, is the record date for determination of shareholders entitled to notice of, and to vote at, the Annual Meeting. As of August 22, 2011, there were 31,558,552 shares of Common Stock issued and outstanding, each entitled to one vote per share.

QUORUM; VOTING

Shareholders may hold their shares either as a “shareholder of record” or as a “street name” holder.   If your shares are registered directly in your name with our transfer agent, you are considered the shareholder of record with respect to those shares and this proxy statement is being sent directly to you by the Company.  If your shares are held in a brokerage account or by another nominee, you are considered to be the beneficial owner of shares held in “street name,” and these proxy materials, together with a voting instruction card, are being forwarded to you by your broker, trustee or other nominee. As the beneficial owner of the shares, you have the right to direct your broker, trustee or other nominee how to vote.

The presence in person of two or more persons, representing throughout the Annual Meeting, in person or by proxy, at least a majority of the issued shares of Common Stock entitled to vote is necessary to constitute a quorum at the Annual Meeting. Proxies marked as “Withhold Authority” on the election of Directors will be treated as present at the Annual Meeting for purposes of determining the quorum.

Abstentions and broker non-votes are also counted for purposes of determining whether a quorum is present. “Broker non-votes” occur when shares held in street name by a broker or nominee are represented at the Annual Meeting, but such broker or nominee is not empowered to vote those shares on a particular proposal because the broker has not received voting instructions from the beneficial owner.

Under the rules that govern brokers who are voting with respect to shares held by them in a street name, if the broker has not been furnished with voting instructions by its client at least ten days before the meeting, those brokers have the discretion to vote such shares on routine matters, but not on non-routine matters.  Routine matters include the appointment of auditors, submitted to the shareholders in Proposal 6. Non-routine matters include the election of Directors, submitted to shareholders in Proposal 1, the advisory votes on executive compensation and the frequency of conducting the advisory executive compensation vote, submitted to the shareholders in Proposals 2 and 3, the approval of certain amendments to the Helen of Troy Limited 2008 Stock Incentive Plan, submitted to the shareholders in Proposal 4, and the approval of the Helen of Troy Limited 2011 Annual Incentive Plan, submitted to the shareholders in Proposal 5.  As a result, with regard to Proposals 1 through 5, brokers have no discretion to vote shares where no voting instructions are received, and no vote will be cast if you do not vote on that proposal.  We therefore urge you to vote on ALL voting items.

If a quorum is present, each nominee for Director receiving a majority of the votes cast (the number of shares voted “for” a director nominee must exceed the number of votes cast “against” that nominee) at the Annual Meeting in person or by proxy shall be elected.  The affirmative vote of the majority of the votes cast at the Annual Meeting in person or by proxy shall also be the act of the shareholders with respect to Proposals 2, 3, 4, 5 and 6.  Abstentions and broker non-votes are not counted in determining the total number of votes cast and will have no effect with respect to any of the proposals because abstentions and broker non-votes are not considered to be votes cast under the applicable laws of Bermuda.

The advisory vote on the resolution on executive compensation is non-binding. Although the vote is non-binding, the Compensation Committee and the Board of Directors will review and carefully consider the outcome of the advisory vote on executive compensation and those opinions when making future decisions regarding executive compensation programs.  Notwithstanding the advisory nature of the vote, the resolution will be considered passed with the affirmative vote of a majority of the votes cast at the Annual Meeting in person or by proxy.

The advisory vote on frequency of conducting the vote on executive compensation is also a non-binding vote, meaning that the Company will not be obligated to conduct the advisory vote to approve executive compensation with the frequency chosen by our shareholders at the Annual Meeting. Notwithstanding the advisory nature of the vote, the frequency option that receives the highest number of votes cast at the Annual Meeting will be considered approved. Although the vote is non-binding, the Compensation Committee and the Board of Directors will review and consider the voting results when making future decisions regarding how frequently we should conduct an advisory “say-on-pay” vote on the compensation of our named executive officers.

If within half an hour from the time appointed for the Annual Meeting a quorum is not present in person or by proxy, the Annual Meeting shall stand adjourned to the same day one week later, at the same time and place or to such other day, time or place the Board of Directors may determine, provided that at least two persons are present at such adjourned meeting, representing throughout the meeting, in person or by proxy, at least a majority of the issued shares of Common

Stock entitled to vote. At any such adjourned meeting at which a quorum is present or represented, any business may be transacted that might have been transacted at the Annual Meeting as originally called.

The approval of the amendments to the Helen of Troy Limited 2008 Stock Incentive Plan, submitted to the shareholders in Proposal 4, is conditioned upon the approval by our shareholders at the Annual Meeting of the Helen of Troy Limited 2011 Annual Incentive Plan, submitted to the shareholders in Proposal 5.  Likewise, the approval of the Helen of Troy Limited 2011 Annual Incentive Plan, submitted to the shareholders in Proposal 5, is conditioned upon the approval by our shareholders at the Annual Meeting of the amendments to the Helen of Troy Limited 2008 Stock Incentive Plan, submitted to the shareholders in Proposal 4. Consequently, if either Proposal 4 or Proposal 5 is not approved by our shareholders at the Annual Meeting, then neither proposal will be considered approved and adopted at the Annual Meeting.

ATTENDING THE ANNUAL MEETING

A person is entitled to attend the Annual Meeting only if that person was a shareholder or joint shareholder as of the close of business on the record date or that person holds a valid proxy for the Annual Meeting.  If you hold your shares in street name and desire to vote your shares at the Annual Meeting, you must provide a signed proxy directly from the holder of record giving you the right to vote the shares or a letter from the broker or nominee appointing you as their proxy.  The proxy card enclosed with this proxy statement is not sufficient to satisfy this requirement.   If you hold your shares in street name and desire to attend the Annual Meeting, you must also provide proof of beneficial ownership on the record date, such as your most recent account statement prior to the record date or other similar evidence of ownership.  If you are the shareholder of record or hold a valid proxy for the Annual Meeting, your name or the name of the person on whose behalf you are proxy must be verified against the list of shareholders of record on the record date as shown on the list of shareholders of the Company prior to being admitted to and prior to voting at the Annual Meeting.  All shareholders must, if requested by representatives of the Company, present photo identification for admittance.  If you do not provide photo identification or comply with the other procedures outlined above upon request, you will not be admitted to the Annual Meeting and/or will not be permitted to vote, as applicable.

PROPOSAL 1: ELECTION OF DIRECTORS

The bye-laws of the Company state that the number of our Directors shall be established by the shareholders from time to time but shall not be less than two. The Company currently has eight members who serve on the Board of Directors.  The Nominating Committee has nominated seven candidates for election to the Board of Directors.  Accordingly, the Board of Directors recommends that the number of Director positions be set at seven.  In the event that less than seven Directors are elected, then the number of Director positions set shall not be seven, but instead shall equal the number of Directors actually elected.

The seven persons named below are the nominees for election as Directors. Each nominee has consented to serve as a Director if elected. One of the seven candidates, Mr. Gerald J. Rubin, is a member of the Company’s senior management. Under Mr. Rubin’s employment agreement, the Company agreed to use its best efforts to cause Mr. Rubin to be nominated for election to the Board of Directors and elected by the Board of Directors as Chairman of the Board. The Board of Directors has determined that the remaining six candidates, Gary B. Abromovitz, John B. Butterworth, Timothy F. Meeker, William F. Susetka, Adolpho R. Telles and Darren G. Woody are independent Directors as defined in the applicable listing standards for companies traded on the NASDAQ Stock Market LLC (“NASDAQ”).  Therefore, the majority of persons nominated to serve on our Board of Directors are independent as so defined.  Each Director elected shall serve as a Director until the next annual general meeting of shareholders, or until his or her successor is elected or appointed.

Nominees for the Election of Directors

Set forth below are descriptions of the business experience of the nominees for election to our Board of Directors as well as their qualifications:

GARY B. ABROMOVITZ, age 68, has been a Director of the Company since 1990.  He is Deputy Chairman of the Board, Lead Independent Director and Chairman of both the Compensation Committee and the Nominating Committee.  He also chairs the executive sessions of the independent Directors and serves as a member of the Audit Committee and the Corporate Governance Committee.  Mr. Abromovitz is an attorney and has acted as a consultant to several law firms in business related matters, including trade secrets, unfair competition and commercial litigation. He also has been active for more than thirty years in various real estate development and acquisition transactions involving industrial buildings, medical offices and commercial, residential and historic properties.  Mr. Abromovitz is a Director of CardioVascular BioTherapeutics, Inc., a biopharmaceutical company, where he serves as Lead Independent Director and Chairman of the Compensation, Audit and Corporate Governance Committees, as well as chairs the executive sessions of independent Directors.

Mr. Abromovitz possesses an in-depth knowledge of the history and operations of the Company and provides the Board with a significant leadership role as Deputy Chairman, as well as Chairman of the Compensation Committee and the Nominating Committee.  He also has a significant understanding of corporate governance and compensation guidelines, as well as experience managing board affairs. Further, Mr. Abromovitz’s background as an attorney and his practical business experience provides a unique perspective to the Board.

JOHN B. BUTTERWORTH, age 60, has been a Director of the Company since 2002. Mr. Butterworth is a Certified Public Accountant and a shareholder in the public accounting firm of Weatherley, Butterworth, Macias & Graves P.C. located in El Paso, Texas.   Mr. Butterworth has thirty-two years of certified public accounting experience and has been a member of the Company’s Audit Committee for the last nine years.

Mr. Butterworth has valuable accounting and tax expertise.  Additionally, Mr. Butterworth has gained a deep understanding of the Company’s business that enables him to provide significant insights regarding the Company’s financial and accounting related matters.  He brings strategic focus to our Board of Directors and has provided leadership and guidance that have helped drive the Company’s growth.

TIMOTHY F. MEEKER, age 65, has been a Director of the Company since 2004, and chairs the Corporate Governance Committee.  Since 2002, Mr. Meeker has served as President and principal in Meeker and Associates, a privately-held management consulting firm.  Mr. Meeker served as Senior Vice President, Sales & Customer Development for Bristol-Myers Squibb, a consumer products and pharmaceutical company, from 1996 through 2002.  From 1989 to 1996, Mr. Meeker served as Vice President of Sales for Bristol-Myers’ Clairol Division.

Mr. Meeker has over thirty-three years experience in the consumer products industry resulting in extensive general management experience with responsibilities for sales, distribution, finance, human resources, customer service and facilities.  In addition, he has a valued perspective on operational matters that is an asset to the Board of Directors.  Mr. Meeker has served as a chairman of the National Association of Chain Drug Stores advisory committee, which allows him to bring an extensive understanding of retail mass market sales and marketing to our Board of Directors.

GERALD J. RUBIN, age 67, a co-founder of the Company, has been the Chairman of the Board, Chief Executive Officer and President of the Company since June 2000.  From 1984 to June 2000, Mr. Rubin was Chairman of the Board and Chief Executive Officer of the Company. Mr. Rubin has been a Director of the Company since 1968. Mr. Rubin also served on the Board of Directors of the El Paso Branch, Federal Reserve Bank of Dallas, Texas from March 2003 to December 2009, and now serves as an advisory Director to the Dallas Federal Reserve.  Mr. Rubin also is a member of the Board of Directors of the Paso del Norte Group, a local civic organization that promotes economic, social and cultural vitality in the region.

Since co-founding the Company in 1968, Mr. Rubin has served as the Company’s senior executive.  Mr. Rubin has a widely regarded business acumen and an intimate knowledge of virtually every aspect of the Company’s operations, its customers and the competitive landscape it operates within.  Additionally, Mr. Rubin has been instrumental in establishing the global scope of the Company’s operations, has significant acquisitions experience and provides significant leadership in establishing the strategic direction for the Company.

WILLIAM F. SUSETKA, age 58, has been a Director of the Company since 2009.  Mr. Susetka spent thirty years in marketing and senior management for Clairol, Inc. and Avon Products, Inc.  From 1999 to 2001, Mr. Susetka was President, Clairol U.S. Retail Division, with additional responsibility for worldwide research and development and manufacturing.  From 2002 through 2005, Mr. Susetka was President of Global Marketing at Avon Products, Inc. where he led worldwide marketing, advertising and research and development and served on Avon’s Executive Committee.  Prior to 2001, he held positions as President of the Clairol International Division and Vice President/General Manager for the Clairol Professional Products Division.  He served as a Board Member of the Cosmetics, Toiletry and Fragrance Association from 1999 to 2005 and as a member of the Avon Foundation Board from 2004 to 2005.  From October 2005 to January 2006, Mr. Susetka was Chief Operating Officer of Nice Pak Products, Inc., a manufacturer of consumer products that private labeled pre-moistened wipes and other antiseptic wipes.  From 2007 through May 2009, he served as Chief Marketing Officer for the LPGA (Ladies Professional Golf Association).  Mr. Susetka currently serves on the LPGA Board of Directors and was named Chairman of the Board in February, 2010.

Mr. Susetka provides a wealth of global consumer products industry experience and valuable insight to the Board of Directors.  Mr. Susetka is also instrumental in helping to monitor and adjust the strategic direction of Idelle Labs, the Company’s Grooming, Skin Care, and Hair Care Products division, and continues to provide related advice to senior management of the Company.

ADOLPHO R. TELLES, age 62, has been a Director of the Company since 2005 and chairs the Audit Committee. Mr. Telles is a Certified Public Accountant.  From December 2010 to April 2011, Mr. Telles served as President and Chief Executive Officer of Mount Franklin Foods, an international nut processing and candy manufacturing/packaging company. He served as Vice President of Finance and Chief Financial Officer of Mount Franklin Foods from February 2010 to November 2010. Additionally, since November 2003, Mr. Telles has been a business consultant providing advisory services in the area of corporate governance, internal auditing, and compliance with the Sarbanes Oxley Act of 2002.  Mr. Telles manages personal investments, including an operating company.   Mr. Telles is on the Texas Comptroller’s Advisory Board for the Texas Treasury Safekeeping Trust Company.  Previously, Mr. Telles was with the accounting firm of KPMG LLP, and its predecessors, for twenty-seven years, including over sixteen years as a partner.

Mr. Telles, during his tenure with KPMG, worked on numerous foreign work assignments which have provided him a valuable global operating perspective.  In addition, Mr. Telles has extensive experience with accounting principles, financial reporting rules and regulations, evaluation of financial results and generally overseeing the financial reporting processes of multi-national public companies from an independent auditor’s perspective.  These qualifications, together with his consulting and advisory experience with national and international companies, makes him well suited to serve as Chairman of the Company’s Audit Committee.

DARREN G. WOODY, age 51, has been a Director of the Company since 2004.  Mr. Woody is President and Chief Executive Officer of C.F. Jordan Investments L.L.P. and C.F. Jordan Construction LLC, an investment entity and a construction firm with offices in Austin, Dallas, El Paso, Houston, and San Antonio, Texas and field operations throughout the United States. The firm specializes in military, commercial, multi-family and highway construction. He has served in this capacity since August of 2000. Previously, Mr. Woody was a partner in the law firm of Krafsur, Gordon, Mott, Davis and Woody P.C., where he specialized in real estate, business acquisitions and complex financing arrangements.

Mr. Woody brings a multi-disciplined perspective to our Board of Directors given his executive leadership and legal experience.  This background enables him to provide oversight with regard to many of the Company’s legal matters, significant transactional negotiations and the management of challenging complex projects.

The receipt of a majority of the votes cast (the number of shares voted “for” a director nominee exceeding the number of votes cast “against” that nominee) at the Annual Meeting is required to set the number of Director positions at seven (or such lower number as shall equal the number of nominees elected as Directors) and to elect each of the seven nominees for Director.  In the event that any of the Company’s nominees are unable to serve, proxies will be voted for the substitute nominee or nominees designated by our Board of Directors, or will be voted to fix the number of Directors at fewer than seven and for fewer than seven nominees, as the Board may deem advisable in its discretion.

THE BOARD OF DIRECTORS RECOMMENDS THAT THE SHAREHOLDERS VOTE “FOR” EACH OF THE SEVEN NOMINEES NAMED ABOVE.

Current Director Whose Term Expires at the Annual Meeting

STANLEE N. RUBIN, age 67, a co-founder of the Company, has been a Director of the Company since 1990.  Gerald J. Rubin and Mrs. Rubin are married.  Mrs. Rubin will be retiring effective as of the Annual Meeting.  During her tenure as a director, Mrs. Rubin contributed to the growth and success of the Company through her extensive experience and knowledge of the Company.  Mrs. Rubin is active in civic and charitable organizations.  She is a Partner for the Susan G. Komen Breast Cancer Foundation and founder of the Rubin Center for the Visual Arts at the University of Texas at El Paso.  We thank Mrs. Rubin for her many years of meritorious service to the Company.

CORPORATE GOVERNANCE

Corporate Governance. Corporate governance is typically defined as the system that allocates duties and authority among a company’s shareholders, Board of Directors and management. The shareholders elect the Board and vote on extraordinary matters.

Our Corporate Governance Guidelines, as well as our Code of Ethics, and the charters of the Audit Committee, Compensation Committee, Nominating Committee and Corporate Governance Committee are available under the “Corporate Governance” heading of the investor relations page of our website at the following address: http://www.hotus.com.

Our Company believes that it is in compliance with the corporate governance requirements of the NASDAQ listing standards.  The principal elements of these governance requirements as implemented by our Company are:

•                                 affirmative determination by the Board of Directors that a majority of the Directors are independent;

•                                 regularly scheduled executive sessions of independent Directors;

•                                  Audit Committee, Nominating Committee and Compensation Committee comprised of independent Directors and having the purposes and charters described below under the separate committee headings; and

•                                 specific Audit Committee responsibility, authority and procedures outlined in the charter of the Audit Committee.

Independence. The Board of Directors has determined that the following six nominees for election at the Annual Meeting are independent Directors as defined in the NASDAQ listing standards: Gary B. Abromovitz, John B. Butterworth, Timothy F. Meeker, William F. Susetka, Adolpho R. Telles, and Darren G. Woody.  Therefore, 86 percent of the persons nominated to serve on our Company’s Board of Directors are independent as so defined. The foregoing independence determination of our Board of Directors included the determination that each of these six nominated Board members, if elected and appointed to the Audit Committee, Compensation Committee or Nominating Committee, or as discussed above, respectively, is:

•                                 independent for purposes of membership on the Audit Committee under Rule 5605(c)(2) of the NASDAQ listing standards, that includes the independence requirements of Rule 5605(a)(2) and additional independence requirements under SEC Rule 10A-3(b);

•                                 independent under the NASDAQ listing standards for purposes of membership on the Nominating Committee; and

•                                 independent under the NASDAQ listing standards for purposes of membership on the Compensation Committee, as a “non-employee director” under SEC Rule 16b-3 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and an “outside director” as defined in regulations under Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”).

BOARD LEADERSHIP AND THE BOARD’S ROLE IN RISK OVERSIGHT

Board Leadership

The Board currently combines the role of Chairman of the Board with the role of Chief Executive Officer, coupled with a lead Director position to further strengthen the governance structure.  The Board believes this provides an efficient and effective leadership model for the Company, as the Company’s Chief Executive Officer is the Director most familiar with the Company’s business and industry and the Director most capable of effectively identifying strategic priorities and leading the discussion and execution of strategy.  Additionally, combining the Chairman and Chief Executive Officer roles fosters clear accountability and effective decision-making.   To ensure effective independent oversight, the Board has adopted a number of governance practices, including:

•                               a strong, independent, clearly-defined lead Director role (see below for a full description of the role);

•                                 holding executive sessions of the independent Directors regularly; and

•                               annual performance evaluations of the Chairman and Chief Executive Officer by the independent Directors.

The Board retains the authority to modify this structure to best address the Company’s circumstances, and so advance the best interests of all shareholders, as and when appropriate.  The Board also has designated Gary B. Abromovitz, an independent Director, as the Deputy Chairman and lead Director.  The Deputy Chairman’s authority and responsibilities include:

•                               presiding at all meetings of the Board when the Chairman is not present and over executive sessions;

•                                 serving as a liaison between the Chairman and the independent Directors; and

•                                 calling meetings of the independent Directors.

Our Board and its committees meet throughout the year on a set schedule, and hold special meetings and act by written consent from time to time, as appropriate.  Independent Directors regularly meet without management present, and the Board’s lead Director conducts those sessions.   The Corporate Governance Committee works with the Compensation Committee to identify, develop and recommend succession plans for all of the Company’s senior management, including the Chairman and Chief Executive Officer, to the Board of Directors.

The Board’s Role on Risk Oversight

The Company’s management is responsible for the ongoing assessment and management of the risks the Company faces, including risks relating to capital structure, strategy, liquidity and credit, financial reporting and public disclosure, operations and governance. The Board oversees management’s policies and procedures in addressing these and other risks.  Additionally, each of the Board’s four committees (the Audit Committee, Compensation Committee, Nominating Committee and Corporate Governance Committee) monitor and report to the Board those risks that fall within the scope of such committees’ area of oversight responsibility.  For example, the full Board directly oversees strategic risks.  The Nominating Committee directly oversees risk management relating to Director nomination and independence.  The Corporate Governance Committee directly oversees risk management regarding corporate governance.  The Compensation Committee directly oversees risk management relating to employee compensation, including any risks of compensation programs encouraging excessive risk-taking.  Finally, the Audit Committee directly oversees risk management relating to financial reporting, public disclosure and legal and regulatory compliance.  The Audit Committee is also responsible for assessing the steps management has taken to monitor and control these risks and exposures and discussing guidelines and policies with respect to the Company’s risk assessment and risk management.

Management has identified risks, designated associated “risk owners” within the organization and receives appropriate reports from the various risk owners as conditions change. Management works with the Board to communicate risk factors to the Board and to enable the Board to understand the Company’s risk identification, risk management and risk mitigation measures relating to strategic matters.  Additional review or reporting of risks is conducted by management as needed or when requested by the Board or a committee.  Additionally, each fiscal year, the lead independent Director, working with the other independent Directors, assesses corporate governance practices and risks using the National Association of Corporate Directors Key Agreed Principles.  These principles were created to provide a framework for the corporate governance of public entities, giving boards of Directors the flexibility to make decisions at the practice level within this framework to tailor the principles as needed to address the governance issues facing their entities.   The independent Directors annually report their findings to the Board regarding their assessment of the Company’s risks relating to corporate governance.

BOARD COMMITTEES AND MEETINGS

Our Board of Directors has four committees: the Audit Committee, the Nominating Committee, the Corporate Governance Committee and the Compensation Committee.  The following table shows the composition of these committees and the number of meetings held during fiscal 2011:

Director	Executive Sessions of Independent Directors	Audit	Nominating	Corporate Governance	Compensation
Gary B. Abromovitz	Chair	M	Chair	M	Chair
John B. Butterworth	M	M
Timothy F. Meeker	M		M	Chair	M
Stanlee N. Rubin				M
William F. Susetka	M				M
Adolpho R. Telles	M	Chair
Darren G. Woody	M		M	M	M
Number of Meetings Held in Fiscal 2011	8	8	1	2	10

M = Current Member during fiscal 2011

Audit Committee. Our Audit Committee is established in accordance with Section 3(a)(58)(A) of the Exchange Act.  The Audit Committee operates under a written charter that has been adopted by the Board of Directors.  The primary purposes of this committee are to oversee, on behalf of the Company’s Board of Directors: (1) the accounting and financial reporting processes and integrity of our Company’s financial statements, (2) the audits of our Company’s financial statements and the appointment, compensation, qualifications, independence and performance of our independent registered public accounting firm, (3) our compliance with legal and regulatory requirements, and (4) the staffing and ongoing operation of our internal audit function.  The Audit Committee meets periodically with our Chief Financial Officer and other appropriate officers in the discharge of its duties.  The Audit Committee also reviews the content and enforcement of the Company’s Code of Ethics, consults with our legal counsel on various legal compliance matters and on other legal matters if those matters could materially affect our financial statements.

The Board of Directors has determined that each of the members of the Audit Committee is independent as previously described.  In addition, the Board of Directors determined that Mr. Telles qualifies as an “audit committee financial expert” as defined by the SEC in Item 407(d)(5) of Regulation S-K promulgated by the SEC. The Board of Directors also determined that all of the members of the Audit Committee meet the requirement of the NASDAQ listing standards that each member be able to read and understand fundamental financial statements, including a company’s balance sheet, income statement, and cash flow statement.

Compensation Committee. The Compensation Committee operates under a written charter that has been adopted by the Board of Directors.  The primary purposes of the committee are to (1) evaluate and approve the corporate goals and objectives set by the Chief Executive Officer (the “CEO”), (2) evaluate the CEO’s performance in light of those goals and objectives, (3) make recommendations to the Board of Directors with respect to non-CEO compensation, incentive compensation plans and equity-based plans, (4) oversee the administration of our incentive compensation plans and equity-based plans, and (5) produce an annual report on executive compensation for inclusion in the Company’s proxy statement.  The Board of Directors has determined that the members of this committee are independent as previously described.   In addition to formal meetings, the committee also conducted numerous informal telephonic discussions and consulted its legal advisors throughout the year.

The Compensation Committee has the exclusive authority to hire compensation, accounting, legal or other advisors.  In fiscal 2011, the Compensation Committee directly engaged Pearl Meyer & Partners (“Pearl Meyer”) as its independent compensation consultant.  During fiscal 2011, Pearl Meyer assisted the Compensation Committee with respect to Mr. Rubin’s compensation program by:

•              Assisting in the design and negotiation of his revised employment agreement;

•              Advising on appropriate executive performance goals and metrics for Mr. Rubin;

•              Reviewing and recommending adjustments to Mr. Rubin’s pay structure;

•              Advising on market trends and developments; and

•              Advising on Mr. Rubin’s severance benefits.

See “Executive Compensation—Employment Contract for Chairman of the Board, Chief Executive Officer and President” for a detailed description of the revised employment agreement with Mr. Rubin.  Pearl Meyer works directly with the Compensation Committee (and not on behalf of management) to assist the Compensation Committee in meeting its responsibilities.  Pearl Meyer performs no other services for the Company and, to date, has not undertaken any projects on behalf of management. For additional information regarding the operation and authority of the Compensation Committee, see “Compensation Discussion and Analysis.”

Nominating Committee.  The Nominating Committee operates under a written charter that has been adopted by the Board of Directors.  The primary purposes of the committee are to (1) recommend to our Board of Directors individuals qualified to serve on our Board of Directors for election by shareholders at each annual general meeting of shareholders and to fill vacancies on the Board of Directors, (2) implement the Board’s criteria for selecting new Directors, and (3) oversee the evaluation of our Board.  The Nominating Committee receives recommendations from its members or other members of the Board of Directors for candidates to be appointed to the Board or committee positions, reviews and evaluates such candidates and makes recommendations to the Board of Directors for nominations to fill Board and committee positions.

The committee’s current process for identifying and evaluating nominees for Director consists of general periodic evaluations of the size and composition of the Board of Directors, applicable listing standards and laws, and other appropriate factors with a goal of maintaining continuity of appropriate industry expertise and knowledge of our Company. The committee looks for a number of personal attributes in selecting candidates as specified in the Company’s Corporate Governance Guidelines including: sound reputation and ethical conduct; business and professional activities that are complementary to those of the Company; the availability of time and a willingness to carry out their duties and responsibilities effectively; an active awareness of changes in the social, political and economic landscape; an absence of any conflicts of interest; a level of health that allows for attendance and active contribution to most Board and committee meetings; limited service on other boards; and a commitment to contribute to the Company’s overall performance, placing it above personal interests. The committee does not have a diversity policy regarding its selection criteria for determining Director nominees.  However, as specified in the Company’s Corporate Governance Guidelines, the committee makes efforts to maintain members on the Board who have substantial and direct experience in areas of importance to the Company.  Additionally, the committee seeks independent Directors who represent a mix of backgrounds and experiences that will enhance the quality of the Board’s deliberations and decisions.  The committee considers all attributes, business diversity, professional qualifications and experience of all candidates the committee believes will benefit the Company and increase shareholder value, without regard to gender, race or ethnic background.  The committee does not assign specific weights to particular criteria, and no particular criterion is necessarily applicable to all prospective nominees.

The Nominating Committee will consider candidates recommended by shareholders. Any candidate recommended by shareholders must meet the same general requirements outlined in the previous paragraph to be considered for election.  Any shareholder who intends to present a Director nomination proposal for consideration at the 2012 annual general meeting of shareholders and intends to have that proposal included in the proxy statement and related materials for the 2012 annual general meeting, must deliver a written copy of the proposal to our Company’s principal executive offices no later than the deadline, and in accordance with the notice procedures, specified under “Shareholder Proposals” in this proxy statement and in accordance with the applicable requirements of SEC Rule 14a-8.

If a shareholder does not comply with the Rule 14a-8 procedures, the Company would not be required to include the nomination proposal as a proposal in the proxy statement and proxy card mailed to shareholders. For a shareholder’s nominee to be considered for nomination as a Director, the shareholder should give timely notice of their nomination in writing to the Secretary of our Company.  To be timely, written suggestions for candidates should be delivered for consideration by the Nominating Committee prior to the next annual general meeting to the Secretary of the Company, Clarendon House, Church Street, Hamilton, Bermuda no later than 45 calendar days before the first anniversary of the date on which the Company sent its proxy statement to shareholders in connection with the previous year’s annual general meeting.  Written suggestions for candidates should be accompanied by a written consent of the proposed candidate to serve as a Director if nominated and elected, a description of his or her qualifications and other relevant biographical information. The Nominating Committee may request that the shareholder submitting the proposed nominee furnish additional information to determine the eligibility and qualifications of such candidate.

Under SEC Rule 14a-8 (and assuming consent to disclosure is given by the proponents and nominee), our Company must disclose any nominations for Director made by any person or group beneficially owning more than five percent of our outstanding Common Stock by August 18, 2011.  Our Company did not receive any such nominations for the Annual Meeting.

Corporate Governance Committee.  The primary purposes of the committee are to (1) develop, recommend to the Board, and assess our corporate governance policies, and (2) evaluate, develop and recommend to the Board succession plans for all of the Company’s senior management. The Corporate Governance Committee works with the Compensation Committee to develop and recommend succession plans to the Board of Directors.

Meetings of Board of Directors and its Committees.  The Board of Directors held four regularly scheduled meetings and seven telephonic meetings during fiscal 2011.  Other than Mrs. Rubin, each member of the Board of Directors attended at least 75% of the meetings of our Board of Directors and the committees of which he was a member. Mrs. Rubin was not able to attend meetings of the Board of Directors or the committees of which she was a member in fiscal 2011 due to health related reasons.  We encourage, but do not require, the members of the Board of Directors to attend annual general meetings. Last year, except for Mrs. Rubin, all of our Directors attended the annual general meeting of shareholders.  We expect that all Board members with the exception of Mrs. Rubin will attend the Annual Meeting.

SHAREHOLDER COMMUNICATIONS TO THE BOARD OF DIRECTORS

Any record or beneficial owner of our shares of Common Stock who has concerns about accounting, internal accounting controls, or auditing matters relating to our Company may contact the Audit Committee directly.  Any record or beneficial owner of our Common Stock who wishes to communicate with the Board of Directors on any other matter should also contact the Audit Committee.  The Audit Committee has undertaken on behalf of the Board of Directors to be the recipient of communications from shareholders relating to our Company.  If particular communications are directed to the full Board, independent Directors as a group, or individual Directors, the Audit Committee will route these communications to the appropriate Directors or committees so long as the intended recipients are clearly stated.

Communications intended to be anonymous may be made by calling our national hotline service at 866-210-7649 or 866-210-7650.  When calling, please identify yourself as a shareholder of our Company intending to communicate with the Audit Committee.  This third party service undertakes to forward the communications to the Audit Committee if so requested and clearly stated.  You may also send communications intended to be anonymous by mail, without indicating your name or address, to Helen of Troy Limited, 1 Helen of Troy Plaza, El Paso, Texas, 79912, USA, Attention: Chairman of the Audit Committee.  Communications not intended to be made anonymously may be made by calling the hotline number or by mail to that address, including whatever identifying or other information you wish to communicate.

Communications from employees or agents of our Company will not be treated as communications from our shareholders unless the employee or agent clearly indicates that the communication is made solely in the person’s capacity as a shareholder.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

During fiscal 2011, none of the members of the Compensation Committee was an officer (or former officer) or employee of the Company, and no executive officer of the Company served on the Compensation Committee (or equivalent), or the Board of Directors of another entity whose executive officer(s) served on the Company’s Compensation Committee or Board.

DIRECTOR COMPENSATION

The following table summarizes the total compensation earned by all non-employee Directors during fiscal 2011:

Director Compensation for Fiscal Year 2011

	Fees Earned
	or Paid	Stock		All Other
	in Cash	Awards		Compensation	Total
Name	($)	($)		($)	($)
Gary B. Abromovitz	150,000	28,938	(1)	-	178,938
John B. Butterworth	84,000	44,520	(1)	-	128,520
Timothy F. Meeker	82,000	44,520	(1)	-	126,520
Byron H. Rubin	18,000 (2)	-		42,195 (2)	60,195
Stanlee N. Rubin	33,000	-		-	33,000
William F. Susetka	72,000	44,520	(1)	-	116,520
Adolpho R. Telles	100,000	51,198	(1)	-	151,198
Darren G. Woody	78,000	44,520	(1)	-	122,520

(1)          These amounts reflect the aggregate grant date fair value of restricted stock awards computed in accordance with FASB ASC Topic 718, as required under SEC rules.  Under stock ownership guidelines adopted by the Board, each Director is required to hold the shares until their retirement from the Board, except that each Director may sell up to 30 percent of the shares granted in order to pay any tax liabilities associated with the grant. Further information regarding the awards is included in “Grants to Directors of Plan Based Awards in Fiscal Year 2011”, “Outstanding Equity Awards for Non-Employee Directors at Fiscal Year-End 2011” and “Non-Employee Director Equity Compensation Plan.”

(2)          Mr. Rubin  served as a member of the Company’s Board of Directors through August 31, 2010.  During fiscal 2011, $18,000 of fees were paid to him for six months of board service and associated meeting fees.  The amount in the column entitled “All Other Compensation” represents other compensation earned during fiscal 2011 through the end of his tenure on the Board.  This includes $30,000 in fees paid by the Company to Mr. Rubin for employee benefit consulting services and $12,195 of insurance agent’s commissions earned by Mr. Rubin and paid directly to him by certain of our insurers in connection with certain life insurance policies.  For additional information regarding these payments, see “Certain Relationships – Related Person Transactions.”

Gerald J. Rubin is our only Director that is also an executive officer.  He has not received any remuneration for his service as a member of the Board of Directors.

In fiscal 2011, the following cash compensation was paid to our non-employee Directors:

Directors Fees Earned or Paid in Cash for Fiscal Year 2011

	Annual	Board	Independent	Deputy	Committee	Committee
	Board	Meeting	Directors	Chairman	Chair	Member
	Retainers	Fees	Fees	Fees	Fees	Fees	Total
Name	($) (1)	($) (2)	($) (3)	($) (4)	($)	($) (5)	($)
Gary B. Abromovitz	24,000	12,000	24,000	40,000	20,000 (6)	30,000	150,000
John B. Butterworth	24,000	12,000	24,000	-	-	24,000	84,000
Timothy F. Meeker	24,000	12,000	24,000	-	10,000 (7)	12,000	82,000
Byron H. Rubin	12,000	6,000	-	-	-	-	18,000
Stanlee N. Rubin	24,000	3,000	-	-	-	6,000	33,000
William F. Susetka	24,000	12,000	24,000	-	-	12,000	72,000
Adolpho R. Telles	24,000	12,000	24,000	-	40,000 (8)	-	100,000
Darren G. Woody	24,000	12,000	24,000	-	-	18,000	78,000

(1)          All non-employee Directors receive a quarterly cash retainer of $6,000.

(2)          All non-employee Directors receive a cash fee of $3,000 for each quarterly meeting of the Board of Directors attended.

(3)          All independent Directors receive a quarterly cash fee of $6,000 for participation in executive sessions.

(4)          The Deputy Chairman and lead Director receives a quarterly cash fee of $10,000.

(5)          Each non-chair member of the Audit Committee receives a quarterly cash fee of $6,000, each non-chair member of the Compensation Committee receives a quarterly cash fee of $3,000 and each non-chair member of the Corporate Governance Committee receives a quarterly cash fee of $1,500.

(6)          The Compensation Committee Chairman receives a quarterly cash fee of $5,000.

(7)          The Corporate Governance Committee Chairman receives a quarterly cash fee of $2,500.

(8)          The Audit Committee Chairman receives a quarterly cash fee of $10,000.

In addition to the amounts shown above, non-employee Board members received reimbursement for travel and lodging expenses incurred while attending Board and committee meetings and Board-related activities, such as visits to Company locations.

In fiscal 2011, the following share-based compensation was awarded to certain independent Directors:

Grants to Directors of Plan-Based Awards in Fiscal Year 2011

		All Other
		Stock Awards:
		Number of	Grant Date
		Shares	Fair Value
		of Stock	of Stock
Name	Grant Date	(#)	($) (1)
Gary B. Abromovitz	8/31/2010	1,300	28,938
John B. Butterworth	8/31/2010	2,000	44,520
Timothy F. Meeker	8/31/2010	2,000	44,520
William F. Susetka	8/31/2010	2,000	44,520
Adolpho R. Telles	8/31/2010	2,300	51,198
Darren G. Woody	8/31/2010	2,000	44,520

(1)          These reflect shares of restricted stock that vested immediately.   Under stock ownership guidelines adopted by the Board, each Director is required to hold the shares until their retirement from the Board, except that each Director may sell up to 30 percent of the shares granted in order to pay any tax liabilities associated with the grant.  See “Director Stock Ownership and Compensation Guidelines.” The grant date fair value is based on the closing sale price of the Common Stock on August 31, 2010 of $22.26 per share.

The following table provides information on the outstanding equity awards at fiscal year-end 2011 for non-employee Directors:

Outstanding Equity Awards for Non-Employee Directors at Fiscal Year-End 2011

	Option Awards			Stock Awards
	Number of
	Securities			All Other
	Underlying	Option		Stock Awards:
	Unexercised	Exercise	Option	Number of
	Options	Price	Expiration	Shares of Stock
Name	(#) Exercisable	($)/Sh	Date	(#)
Gary B. Abromovitz	20,000	25.89 to 33.35	3/1/14 to 3/1/15	2,300
John B. Butterworth	20,000	25.89 to 33.35	3/1/14 to 3/1/15	4,000
Timothy F. Meeker	16,000	23.13 to 28.33	9/1/14 to 6/1/15	4,000
Stanlee N. Rubin	32,000	21.47 to 33.35	9/1/13 to 6/1/15	-
William F. Susetka	-	-	-	2,000
Adolpho R. Telles	-	-	-	4,300
Darren G. Woody	16,000	23.13 to 28.33	9/1/14 to 6/1/15	3,000

All options were issued under the Company’s 1995 Non-Employee Stock Option Plan.  Under the plan, all options were issued at a price not less than the fair market value of the Common Stock at the date of grant, vested one year from the date granted, and expire ten years after the options were granted.  Currently, all outstanding options under the plan are vested.  This stock option plan expired by its terms on June 6, 2005.  Therefore, no additional options have been granted since that date.

Director Stock Ownership and Compensation Guidelines

The Compensation Committee and the Board of Directors believe that Directors should own and hold Common Stock to further align their interests and actions with the interests of the Company’s shareholders.  Accordingly, upon recommendation of the Compensation Committee, in June 2008, the Board of Directors adopted stock ownership and compensation guidelines for the Company’s Directors.  Under these guidelines, the Directors should hold shares of the Company’s Common Stock equal in value to at least three times the annual cash retainer for Directors.  The guidelines provide that the stock ownership levels should be achieved by each Director within five years from the adoption of the guidelines or, in the case of a new Director, within five years of his or her first appointment to the Board of Directors.  The Compensation Committee will review stock ownership levels on the first trading day of the calendar year based on the greater of the fair market value and the Director’s cost basis in the shares on such date.  In the event of an increase in the annual cash retainer, the Directors will have five years from the time of the increase to acquire any additional shares needed to comply with the guidelines.  To further encourage equity participation, the guidelines provide that equity awards to non-employee Directors either vest over a period of at least three years or are required to be held by the Director until his or her service with the Company ends.  However, each Director may sell up to 30 percent of the shares granted in order to pay any tax liabilities associated with the grant.  The Board of Directors also believe that compensation arrangements should be flexible enough to allow the Directors to receive a balanced mix of equity and cash keeping in mind the Board’s guidelines for achieving and maintaining stock ownership.  In this respect, the Board of Directors will seek to target Director compensation at a mix of approximately 60 percent cash and 40 percent equity.

Non-Employee Director Equity Compensation Plan

At the 2008 annual general meeting of shareholders, the Company’s shareholders approved the Helen of Troy Limited 2008 Non-Employee Directors Stock Incentive Plan (the “2008 Director Plan”). The purpose of the 2008 Director Plan is to (1) aid the Company in attracting, securing and retaining Directors of outstanding ability and (2) motivate such persons to exert their best efforts on behalf of the Company and its subsidiaries and its affiliates by providing incentives through the granting of awards under the plan.  Only non-employee Directors of the Company are eligible to participate in the 2008 Director Plan.  Because Gerald J. Rubin is an employee of the Company, he is not eligible to participate in the 2008 Director Plan.

The 2008 Director Plan is administered by the Compensation Committee of the Board of Directors. The 2008 Director Plan permits grants of restricted stock, restricted stock units and other stock-based awards to the Company’s non-employee Directors.  The vesting criteria and other terms and conditions of restricted stock, restricted stock units and other stock-based awards will be determined by the Compensation Committee.  Shares which are subject to awards which terminate, expire, are cancelled, exchanged, forfeited, lapse or are settled for cash may be utilized again with respect to awards granted under the 2008 Director Plan.  As of July 31, 2011, 19,600 shares of restricted stock have been granted under the plan and 155,400 shares of Common Stock remain available for future issue (subject to adjustment in certain circumstances). The plan will expire by its terms on August 19, 2018.

If a participant’s service is terminated for any reason, the participant will only be entitled to the restricted stock or restricted stock units vested at the time of such termination of service. The participant’s unvested restricted stock and restricted stock units will be forfeited. Notwithstanding the foregoing, the Compensation Committee may accelerate the vesting of unvested restricted stock or restricted stock units held by a participant if the participant is terminated without “cause” (as determined by the Compensation Committee) by the Company.  In the event of a Change of Control (as defined in the 2008 Director Plan), (1) the participants will have the right to settle from and after the date of the Change of Control any restricted stock unit held by such participant in whole or in part, notwithstanding that such restricted stock unit may not be fully vested, and (2) any and all restrictions on any participant’s other stock-based award will lapse and such stock will immediately vest in the participant, notwithstanding that the other stock-based award was unvested.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth, as of July 31, 2011, the beneficial ownership of the Common Stock of the Directors and the executive officers of the Company; the Directors and executive officers of the Company as a group; and each person known to the Company to be the beneficial owner of more than five percent of the Common Stock:

Name of Beneficial Owner	Number of Common Shares Beneficially Owned		Percent *
Gerald J. Rubin	2,453,695	(1) (2)	7.76%
Stanlee N. Rubin
One Helen of Troy Plaza
El Paso, Texas 79912
Gary B. Abromovitz	8,300	(2)	**
Thomas J. Benson	15,854	(2)	**
John B. Butterworth	36,100	(2)	**
Vincent D. Carson	20,093	(2)	**
Timothy F. Meeker	12,000	(2)	**
William F. Susetka	2,000		**
Adolpho R. Telles	6,300		**
Darren G. Woody	21,000	(2)	**
All Directors and executive officers as a group (10 Persons)	2,575,342	(2)	8.12%
FMR LLC	2,850,000	(3)	9.02%
82 Devonshire Street
Boston, Massachusetts 02109
Dimensional Fund Advisors LP	2,004,428	(4)	6.35%
6300 Bee Cave Road Building One
Austin, Texas 78746
Columbia Wanger Asset Management, LLC	1,660,000	(5)	5.26%
227 W Monroe Street Suite 3000
Chicago, Illinois 60606

*   Percent ownership is calculated based on 31,588,042 shares of the Common Stock outstanding on July 31, 2011.

** Ownership of less than one percent of the outstanding Common Stock.

(1)          Includes 276,980 shares held beneficially through a partnership in which Gerald J. Rubin and Stanlee N. Rubin are partners. Additionally, 1,812,922 shares of Common Stock held beneficially by Mr. and Mrs. Rubin are pledged to secure certain loans.

(2)          Includes shares subject to stock options that are exercisable within sixty days of July 31, 2011 as follows:

Options (#)
Gary B. Abromovitz	4,000
Thomas J. Benson	12,925
John B. Butterworth	20,000
Vincent D. Carson	18,625
Timothy F. Meeker	8,000
Stanlee N. Rubin	32,000
Darren G. Woody	16,000
Total	111,550

(3)   Based on the Schedule 13G/A filed on February 14, 2011.  According to the filing, FMR LLC currently has sole dispositive power for 2,850,000 shares, shared dispositive power for zero shares, sole voting power for zero shares and shared voting power for zero shares.

(4)   Based on the Schedule 13G/A filed on February 11, 2011.   According to the filing, Dimensional Fund Advisors, LP currently has sole dispositive power for 2,004,428 shares, shared dispositive power for zero shares, sole voting power for 1,945,668 shares and shared voting power for zero shares

(5)   Based on the Schedule 13G/A filed on February 10, 2011.   According to the filing, Columbia Wanger Asset Management, LLC and Columbia Acorn Trust jointly filed the Schedule 13G/A with respect to the Common Stock beneficially owned by each of them.  According to the filing, Columbia Wanger Asset Management, LLC and Columbia Acorn Trust have sole dispositive power for 1,660,000 shares, sole voting power for 1,610,000 shares and shared voting power for zero shares.

EXECUTIVE OFFICERS

The executive officers of the Company are Gerald J. Rubin, Thomas J. Benson and Vincent D. Carson. Mr. Rubin is also a Director of the Company and his biography is included above under “Proposal 1:  Election of Directors.”

THOMAS J. BENSON, age 53, has been Senior Vice President and Chief Financial Officer of the Company since August 2003. Mr. Benson served as Chief Financial Officer of Elamex, S.A. de C.V., a provider of manufacturing and shelter services, from June 2002 to August 2003, and as Chief Financial Officer of Franklin Connections / Azar Nut Company, a manufacturer, packager and distributor of candy and nut products, from May 1994 to June 2002. He has served as an investments director in two private investment firms and spent seven years in public accounting. He received his B.S. from St. Mary’s College and his Masters Degree of Taxation from DePaul University.

VINCENT D. CARSON, age 51, joined the Company in November 2001. He served in the capacity of Vice President, General Counsel and Secretary from November 2001 to September 2010.  Since September 2010, he has served as Senior Vice President, General Counsel and Secretary of the Company.  Prior to joining the Company, Mr. Carson had a 16 year legal career in private practice in El Paso, Texas.

REPORT OF THE COMPENSATION COMMITTEE

The Compensation Committee of the Board of Directors of the Company (the “Compensation Committee”) has reviewed and discussed with management the Compensation Discussion and Analysis for the fiscal year ended February 28, 2011 to be included in the proxy statement for the Annual Meeting filed pursuant to Section 14(a) of the Exchange Act.  Based on its review and discussion referred to above, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in the proxy statement on Schedule 14A for the Company’s Annual Meeting and in the Company’s Annual Report on Form 10-K/A for the fiscal year ended February 28, 2011.

Members of the Compensation Committee:

Gary B. Abromovitz, Chairman
Timothy F. Meeker
William F. Susetka
Darren G. Woody

This Report of the Compensation Committee is not “soliciting material,” and is not deemed “filed” with the SEC and is not to be incorporated by reference in any filing of the Company under the Securities Act of 1933, as amended, or the Exchange Act, except to the extent that the Company specifically incorporates this information by reference.

COMPENSATION DISCUSSION AND ANALYSIS

Throughout this proxy statement, the following individuals are collectively referred to as the “named executive officers”:

•                  Gerald J. Rubin, Chairman of the Board of Directors, Chief Executive Officer and President;

•                  Thomas J. Benson, Senior Vice President and Chief Financial Officer; and

•                  Vincent D. Carson, Senior Vice President, General Counsel and Secretary.

We sometimes refer to Messrs. Benson and Carson as “other named executive officers”.

Revised CEO Employment Agreement

During fiscal year 2011, the compensation of our Chief Executive Officer, Mr. Rubin, was governed by an employment agreement entered into originally in 1999 (“1999 Agreement”) and a cash bonus performance plan originally adopted in 1997 (“1997 Bonus Plan”).  While these compensation arrangements largely reflected a pay for performance philosophy, many aspects of the 1999 Agreement did not reflect current best practices in executive compensation.  Moreover, since the original agreement was entered into in 1999, the Company has grown from sales revenue of $293.4 million for the fiscal year ending February 28, 1999 to sales revenue of $777.0 million for the fiscal year ending February 28, 2011.  Accordingly, in fiscal 2011, the Compensation Committee retained the services of independent counsel and an independent compensation consultant to negotiate a revised employment agreement with Mr. Rubin.  Based upon the recommendation of the Compensation Committee, on September 13, 2011, Mr. Rubin and the Company entered into a revised employment agreement (“Revised Agreement”), effective upon shareholder approval of the Helen of Troy Limited 2011 Annual Incentive Plan (“2011 Bonus Plan”) and the proposed amendments to the Helen of Troy Limited 2008 Stock Incentive Plan (“2008 Stock Plan”).  The Revised Agreement provides an employment term for Mr. Rubin through February 28, 2015, reflects a pay for performance philosophy and eliminates problematic pay practices included in the 1999 Agreement, such as an evergreen provision, guaranteed stock options, substantially all perquisites and tax reimbursements related to perquisites.  A comparison of the terms of the 1999 Agreement and the Revised Agreement appears under “Compensation Discussion and Analysis—Our Compensation Program for Our Chief Executive Officer—Revised CEO Employment Agreement” and a more detailed description of the Revised Agreement appears under “Executive Compensation—Employment Contract for Chairman of the Board, Chief Executive Officer and President.”

If the Company’s shareholders do not approve the 2011 Bonus Plan and the amendments to the 2008 Stock Plan, then the Revised Agreement will terminate, neither the Company nor Mr. Rubin will have any obligations under the Revised Agreement, the 1999 Agreement will continue in full force and effect and Mr. Rubin’s incentive bonus will continue to be calculated in accordance with the 1997 Bonus Plan.  For further information, see “Proposal 4: Approval of Certain Amendments to the Helen of Troy Limited 2008 Stock Incentive Plan” and “Proposal 5: Approval of the Helen of Troy Limited 2011 Annual Incentive Plan.”

Oversight of Our Executive Compensation Program

The Compensation Committee oversees the compensation of our named executive officers and is composed entirely of independent Directors as defined under the listing standards of NASDAQ.  The Compensation Committee is responsible for evaluating the Chief Executive Officer’s performance in light of the goals and objectives of the Company.  It also makes compensation recommendations with respect to our other executive officers, including approval of awards for incentive compensation and equity-based plans.  The Compensation Committee and the Corporate Governance Committee also assist the Board of Directors in developing succession planning for our executive officers.

Objectives of Our Compensation Program

Our compensation program is designed to attract, motivate and retain key employees and to align the long-term interests of the named executive officers with those of our shareholders.  The philosophy that the Compensation Committee uses to set executive compensation levels and structures is based on the following principles:

•                  compensation for our executive officers should be linked to performance;

•                  a higher percentage of compensation should be performance-based as an executive officer’s range of responsibility and ability to influence the Company’s results increase;

•                  compensation should be competitive in relation to the marketplace; and

•                  outstanding achievement should be recognized.

In addition, we believe that our compensation programs for executive officers should be appropriately tailored to encourage employees to grow our business, but not encourage them to do so in a way that poses unnecessary or excessive material risk to us.

The Role of Chief Executive Officer in Determining Executive Compensation

The Compensation Committee, working with the Chief Executive Officer, evaluates and approves all compensation regarding our named executive officers.  Our other named executive officers report directly to our Chief Executive Officer who supervises the day to day performance of those officers.  Accordingly, the Chief Executive Officer establishes the criteria and any targets used to determine bonuses, including each other named executive officer’s individual performance and Company-based performance factors, and makes recommendations to the Compensation Committee regarding salaries, bonuses and equity awards for the other named executive officers.  The Compensation Committee strongly considers the compensation recommendations and the performance evaluations of the Chief Executive Officer in making its decisions and any recommendations to the Board of Directors with respect to non-CEO compensation, incentive compensation plans and equity-based plans that are required to be submitted to the Board.  In deliberations or approvals regarding the compensation of the other named executive officers, the Compensation Committee may elect to invite the Chief Executive Officer to be present but not vote.  In any deliberations or approvals of the Compensation Committee regarding the Chief Executive Officer’s compensation, the Chief Executive Officer is not invited to be present.

Compensation Consultant and Other Advisers

The Compensation Committee has the exclusive authority to hire compensation, accounting, legal or other advisors.  In connection with any such hiring, the Compensation Committee can determine the scope of the consultant’s assignments and their fees.  The scope of a consultant’s services may include providing the Compensation Committee with data regarding compensation trends, assisting the Compensation Committee in the preparation of market surveys or tally sheets or otherwise helping it evaluate compensation decisions.  In fiscal 2011, the Compensation Committee retained Pearl Meyer & Partners as its independent compensation consultant and Gibson, Dunn & Crutcher LLP as its independent legal counsel.

Our Compensation Program for Our Chief Executive Officer

Mr. Rubin is a co-founder of the Company, and he served as President of the Company prior to our initial public offering in 1971.  Mr. Rubin served as President, Chief Executive Officer, and Chairman of the Board of Directors from 1971 to 1984, and from 1984 to June 2000, he served as Chief Executive Officer and Chairman of the Board of Directors.  Since June 2000, Mr. Rubin has served as Chief Executive Officer, Chairman of the Board of Directors and President of the Company.  Mr. Rubin sets the overall strategic vision for our Company, and oversees the senior management team and the Company’s growth and acquisition strategy.

1999 Employment Agreement

During fiscal 2011, Mr. Rubin’s compensation was governed by the 1999 Agreement, which was entered into in 1999, and the 1997 Bonus Plan in which the Chief Executive Officer is the only participant.  Because the 1997 Bonus Plan and the 1999 Agreement dictated the terms of Mr. Rubin’s compensation, the Compensation Committee’s decisions regarding his compensation, other than any discretionary compensation, were limited by the terms of the agreement and the bonus plan.  Therefore, the Compensation Committee could not use benchmarking of peer companies in setting Mr. Rubin’s compensation for fiscal 2011.  However, as discussed under “Compensation Discussion and Analysis—Our Compensation Program for Our Chief Executive Officer—Revised CEO Employment Agreement,” on September 13, 2011, Mr. Rubin and the Company entered into the Revised Agreement, which will govern the terms of his employment if shareholders approve the 2011 Bonus Plan and the proposed amendments to the 2008 Stock Plan.

Any bonus earned under the 1997 Bonus Plan was based on a pre-established performance target that has been approved by the Company’s shareholders.  At the 2003 annual general meeting, the shareholders approved an amendment to the 1997 Bonus Plan to change the performance targets from a pre-tax fixed percentage of earnings to a pre-tax percentage of earnings based on a graduating scale.  Shareholders last approved the terms of the performance goals at the 2008 annual general meeting.  The performance targets provided that Mr. Rubin’s cash bonus would increase or decrease as pre-tax earnings increased or decreased, respectively.  This provided Mr. Rubin with an incentive to work to reward positive earnings performance and directly aligned his interests with those of our shareholders.   In connection with the amendment to the 1997 Bonus Plan in 2003, Mr. Rubin agreed to a reduction in the number of stock options he would otherwise have been entitled to receive under the 1999 Agreement.  Since 2003, Mr. Rubin has received no stock options or other equity awards as the shareholders have not approved an equity plan that would permit Mr. Rubin to participate or receive option grants.  As discussed under “Proposal 5: Approval of the Helen of Troy Limited 2011 Annual Incentive Plan,” the Company is asking shareholders to approve at the Annual Meeting a new bonus plan, the 2011 Bonus Plan, that contains terms and conditions for Mr. Rubin’s participation and performance goals revised from the 1997 Bonus Plan.  Further, as discussed under “Proposal 4: Approval of Certain Amendments to the Helen of Troy Limited 2008 Stock Incentive Plan,” the Company is asking shareholders to approve at the Annual Meeting three million additional shares under the 2008 Stock Plan that may be awarded to Mr. Rubin and other Company employees, as well as certain other amendments to the 2008 Stock Plan.

In 2005, the Company and Mr. Rubin entered into an amendment to Mr. Rubin’s employment agreement reducing his employment term from five years to three years.  The Compensation Committee determined, and Mr. Rubin agreed, that the term reduction was in the best interests of our shareholders in order to effectively eliminate the tax “gross up” provision that otherwise would have been triggered in the event of a change in control of the Company.  By reducing the term of the employment agreement, the amendment also effectively reduced Mr. Rubin’s severance as a result of a termination following a change of control to a limit of 2.99 times his “base amount” as defined in Section 280G(b)(3) of the Code.

Revised CEO Employment Agreement

As noted above, Mr. Rubin and the Company entered into the Revised Agreement in September 2011, effective upon the approval of our shareholders at the Annual Meeting of the amendments to the 2008 Stock Plan as described in “Proposal 4: Approval of Certain Amendments to the Helen of Troy Limited 2008 Stock Incentive Plan” and the 2011 Bonus Plan as described in “Proposal 5: Approval of the Helen of Troy Limited 2011 Annual Incentive Plan.”

As set forth in the chart below and described in more detail under “Executive Compensation—Employment Contract for Chairman of the Board, Chief Executive Officer and President,” the Compensation Committee believes the Revised Agreement reflects best practices in executive compensation and further aligns the interests of shareholders and Mr. Rubin.

Component	1999 Agreement	Revised Agreement

Term of Agreement	Evergreen	Through February 28, 2015

Equity Grants	Guaranteed Options	Performance-Based Restricted Stock Units

	Immediately Vested	Graduated Vesting

Bonus Plan	All Cash	Mix of Cash and Equity

	Graduated Percentage Based on Earnings from Continuing Operations	Graduated Percentage Based on Adjusted EBITDA (as defined below)

Tax Gross-up	On Perquisites	Eliminated

Other Perquisites	Car & Driver, Disability Insurance, Lifetime Welfare Benefits	Substantially Eliminated

Life Insurance	Company Paid Premiums	Transfers Ownership, and Obligation to Pay Premiums, to CEO Subject to Performance Conditions

Change in Control (1) (2)	Modified Single Trigger	Double Trigger

Severance (2)	Three Years of Annual Base Salary and Incentive Compensation	Reduced over Term of Agreement and Eliminated After Three Years

__________________

(1) The 1999 Agreement provides that Mr. Rubin may receive specified severance benefits based on a modified single trigger, which means Mr. Rubin may terminate his employment within six months after a “change in control” (as defined in the 1999 Agreement).  The Revised Agreement provides for specified severance benefits based on a double trigger, which means that such benefits are only available if, during his employment period, Mr. Rubin’s employment is terminated by the Company without “cause” or Mr. Rubin terminated his employment for “good reason,” in each case in connection with, or within 12 months following, a “change in control” (as those terms are defined in the Revised Agreement).

(2) For further information concerning Mr. Rubin’s benefits under the 1999 Agreement and the Revised Agreement in connection with the termination of Mr. Rubin’s employment, see “Executive Compensation – Potential Payments Upon Termination or Change in Control.”

Elements of the Compensation Program for Our Chief Executive Officer

The principal current components of compensation for our Chief Executive Officer are:

•                  base salary;

•                  performance-based incentive bonuses;

•                  equity grants (under the Revised Agreement);

•                  perquisites and other personal benefits (eliminated under the Revised Agreement); and

•                  post-termination benefits, including change of control benefits.

The Compensation Committee reviews total compensation for the Chief Executive Officer annually and evaluates his performance.  Each year, the Compensation Committee also certifies that the amounts of any bonus payments under the 1997 Bonus Plan have been accurately determined and that the performance targets approved by the shareholders, and any other material terms previously established by the Compensation Committee, were in fact satisfied.  The Compensation Committee believes that performance-based cash compensation should constitute a substantial portion of our Chief Executive Officer’s total compensation.  As a result, the Chief Executive Officer’s base salary has historically represented a comparatively small percentage of the Chief Executive Officer’s total compensation, and it continues to do so under the Revised Agreement. Historically, Mr. Rubin’s total compensation has been primarily performance-based and tied directly to the profitability of the Company.  Although the annual performance target under the 1997 Bonus Plan has historically determined a large portion of Mr. Rubin’s compensation and could be viewed as encouraging a short-term focus at the expense of sustained performance, we believe that several factors mitigate this risk and align his interests with the long-term interests of the Company and our shareholders.  First, as one of the largest beneficial owners of Common Stock, the Compensation Committee believes that Mr. Rubin has an incentive to maintain a long-term focus on sustainable performance.  Second, significant transactions that could influence short term performance, such as acquisitions, are reviewed and approved by the Board of Directors.  Finally, Mr. Rubin shares directly in the risk in any negative impact of underperforming strategic transactions because it reduces his compensation.

Base Salary of Our Chief Executive Officer

We provide our named executive officers and other employees with a base salary to provide a fixed amount of compensation for regular services rendered during the fiscal year.  The 1999 Agreement and the Revised Agreement set Mr. Rubin’s base salary at $600,000 per year.

Performance-Based Incentive Bonuses for Our Chief Executive Officer

The Compensation Committee believes that performance-based awards align our executives’ interests with our annual corporate goals.  The Compensation Committee believes, however, that a significant portion of performance-based compensation at the Chief Executive Officer level is important to the success of the Company and to provide a form of incentive based compensation to Mr. Rubin.

Under the 1997 Bonus Plan, Mr. Rubin’s incentive compensation fluctuated depending on the Company’s financial performance.  Mr. Rubin’s incentive bonus under the 1997 Bonus Plan was capped at $15,000,000 in any one fiscal year.  During fiscal 2011, Mr. Rubin was entitled to receive an annual cash incentive bonus based upon a graduated percentage ranging from 5 percent to 10 percent of the annual earnings of the Company as computed under the 1997 Bonus Plan less his base salary.  For fiscal 2011, annual earnings for the Company as computed under the 1997 Bonus Plan were approximately $111.7 million.  For more information regarding the 1997 Bonus Plan, see “Executive Compensation – Employment Contract for Chairman of the Board, Chief Executive Officer and President.”

Under the Revised Agreement, Mr. Rubin will continue to participate in the 1997 Bonus Plan for fiscal 2012.  Mr. Rubin will also be entitled to participate in the 2011 Bonus Plan for which he will be entitled to receive an annual bonus during each of the fiscal years ended February 28, 2013, February 28, 2014 and February 28, 2015, based on the achievement of performance conditions.  Any such bonus that is earned and payable will be paid two-thirds in the form of cash or cash equivalents up to a maximum of $10,000,000.  To further encourage a long-term focus on sustainable performance, the remainder of the bonus will be paid in the form of restricted stock.  Any restricted stock will be granted under the 2008 Stock Plan and will vest, with respect to Mr. Rubin’s bonus for fiscal years 2013 and 2014, on February 28, 2015, and with respect to Mr. Rubin’s bonus for fiscal year 2015, on the date the Compensation Committee certifies the performance goals are achieved, in each case subject to Mr. Rubin’s continued employment with the Company (other than in the case of certain termination events as described below).  Additionally, under the Revised Agreement and the 2011 Bonus Plan, three life insurance policies and the obligation to pay the associated premiums will be transferred to Mr. Rubin over the term of the agreement subject to the

Company meeting certain performance conditions.  The amount of the annual bonus and value of the transfer of each of the life insurance policies (based on cash surrender values) will be capped under the 2011 Bonus Plan.  In the event there are insufficient shares of restricted stock available for issuance pursuant to the 2008 Stock Plan to satisfy amounts owing in respect of the CEO Annual Bonus, the amount of the bonus which is not able to be satisfied in shares of restricted stock will be paid in the form of cash or cash equivalents.  The 2011 Bonus Plan and the performance conditions related to the annual cash bonus and the transfer of the insurance policies are subject to the approval of the Company’s shareholders.  For more information regarding the 2011 Bonus Plan, which contains terms and conditions for Mr. Rubin’s participation and performance goals revised from the 1997 Bonus Plan, see “Proposal 5: Approval of the Helen of Troy Limited 2011 Annual Incentive Plan.”

Equity-Based Compensation for Our Chief Executive Officer

The 1999 Agreement provided that Mr. Rubin was eligible to receive 250,000 stock options on a quarterly basis that immediately vested.  However, Mr. Rubin has not received any equity awards under this agreement since 2003 as he has not been eligible to receive awards under any of the Company’s equity compensation plans, including the 2008 Stock Plan.  The Revised Agreement will eliminate this quarterly grant of stock options.

Under the Revised Agreement, in March 2012, Mr. Rubin will receive 700,000 restricted stock units (the “Performance RSUs”) that vest over three years if certain performance goals are achieved, subject to shareholder approval of amendments to the 2008 Stock Plan to authorize three million additional shares and provide for Mr. Rubin’s participation in the plan, as described under “Proposal 4: Approval of Certain Amendments to the Helen of Troy Limited 2008 Stock Incentive Plan.”

Perquisites and Other Personal Benefits Provided to Our Chief Executive Officer

In fiscal 2011, the Company provided our Chief Executive Officer with limited perquisites and other personal benefits.  The Company is required to provide most of these benefits pursuant to the terms of the 1999 Agreement.  The perquisites that were available to Mr. Rubin under the 1999 Agreement include an automobile and a driver, all expenses of operating, maintaining and insuring the automobile, legal assistance, financial planning and tax return preparation up to $10,000 per year, reimbursement for certain medical care for himself and his wife, and disability insurance coverage. However, in fiscal 2011, Mr. Rubin did not request a driver for his automobile or medical care reimbursement or reimbursement for tax preparation fees.  Additionally, in May 2009, Mr. Rubin’s individual disability insurance policy expired and was not renewed.  The Revised Agreement eliminates all of these perquisites.  Under the Revised Agreement, three life insurance policies and the obligation to pay the associated premiums will be transferred to Mr. Rubin over the term of the agreement subject to the Company meeting certain performance conditions.  For more information, see “Executive Compensation—Employment Contract for Chairman of the Board, Chief Executive Officer and President.”  In fiscal 2011, with approval of the Board of the Directors, Mr. Rubin was reimbursed for a total of $19,633 in personal legal fees in connection with the review and evaluation of certain proposed amendments to his employment agreement.

The 1999 Agreement also provides that the Company must pay or reimburse Mr. Rubin for reasonable travel and other expenses incurred by him in performing his obligations under his employment agreement, including certain travel expenses incurred by his spouse, and any taxes incurred by him with respect to these payments.  During fiscal 2011, there were no payments that resulted in reimbursable tax expense.  The Revised Agreement similarly provides that the Company must pay or reimburse Mr. Rubin for reasonable travel and other expenses incurred by him in performing his obligations under his employment agreement but does not provide for reimbursement of travel expenses incurred by his spouse or tax reimbursements.  The Company also provides other benefits to Mr. Rubin, such as participation in a 401(k) plan, including matching contributions, group medical, group life and group dental insurance, as well as vacation and paid holidays.  These benefits are available to all our employees, including each named executive officer, and we believe they are comparable to those provided at other companies.

Potential Post-Termination Benefits for our Chief Executive Officer

Change in Control

The 1999 Agreement provides that the Company must make certain payments to Mr. Rubin if he terminated his employment within six months after a “change in control” (as defined in the 1999 Agreement), a so-called modified single trigger arrangement.  The Revised Agreement also provides Mr. Rubin with change of control benefits, but they are double triggered, meaning that they only are available if, during his employment period, Mr. Rubin’s employment is terminated by the Company without “cause” or Mr. Rubin terminated his employment for “good reason,” in each case in connection with, or within 12 months following, a “change in control” (as those terms are defined in the Revised Agreement).  The benefits under both the 1999 Agreement and the Revised Agreement are more fully described under “Executive Compensation – Employment Contract for Chairman of the Board, Chief Executive Officer and President” and “Executive Compensation – Potential Payments Upon Termination or Change in Control.”

The change in control provisions are intended to ensure that we will retain the benefit of Mr. Rubin’s services without distraction in the face of a potential change in control and that Mr. Rubin will evaluate potential transactions on an objective basis.  The change in control provisions set forth in Mr. Rubin’s employment agreement may not be modified by the Compensation Committee without obtaining Mr. Rubin’s approval.

Severance

The 1999 Agreement provides that, if Mr. Rubin’s employment was terminated by the Company without “cause” or if he terminated his employment for “good reason” (as those terms are defined in the 1999 Agreement) or as a result of a “change in control”, then for the three years following any such event, he would have been entitled to receive, among other things, monthly payments of his base salary and annual bonus payments equal to the highest annual bonus paid to him in the preceding three years.  Mr. Rubin also would be entitled to receive certain benefits following a termination of his employment by reason of death or disability.  These benefits are more fully described under “Executive Compensation –Employment Contract for Chairman of the Board, Chief Executive Officer and President” and “Executive Compensation – Potential Payments upon Termination or Change in Control.”  The 1999 Agreement also provides for the immediate vesting of all options granted to Mr. Rubin if his employment was terminated by the Company without “cause,” if he terminated his employment for “good reason,” including in the event of a change of control, or if his employment was terminated for death or disability.

Under the Revised Agreement, if, during the employment period, Mr. Rubin terminates his employment for “good reason” or the Company terminates his employment without “cause,” in each case other than in connection with a “change in control” (as those terms are defined in the Revised Agreement), then the restrictions on restricted stock, restricted stock units and other stock wards granted to Mr. Rubin prior to the date of termination will be removed (other than the Performance RSUs for which the applicable performance conditions have not been achieved as of the date of termination) and all option awards granted to Mr. Rubin prior to the date of termination will vest.  In addition, he is entitled to $30,000,000 if his employment terminates before February 28, 2013, $20,000,000 if his employment terminates on or after February 28, 2013 but before February 28, 2014 and $15,000,000 if his employment terminates on or after February 28, 2014 but not later than February 28, 2015, payable in cash and/or shares of Common Stock at the Compensation Committee’s discretion.  Mr. Rubin also is entitled to receive certain benefits following a termination of his employment by reason of death or disability or a change of control and termination during the employment period.  These benefits are more fully described under “Executive Compensation – Employment Contract for Chairman of the Board, Chief Executive Officer and President” and “Executive Compensation – Potential Payments upon Termination or Change in Control.”

The Company’s Compensation Program for Other Named Executive Officers

The Company’s other named executive officers are not party to employment agreements.  As a result, their compensation is reviewed and determined by the Compensation Committee on an annual basis.  The Compensation Committee may also review a named executive officer’s compensation if that executive officer is promoted or experiences a change in responsibilities.

Our other named executive officers report directly to our Chief Executive Officer who supervises the day to day performance of those officers.  Our Chief Executive Officer annually reviews our executive compensation program (other than for himself) and makes compensation recommendations to the Compensation Committee with respect to the named executive officers, among others.  The Compensation Committee strongly considers the recommendations of the Chief Executive Officer in making its decisions and any recommendations to the Board of Directors with respect to non-CEO compensation, incentive compensation plans and equity-based plans that are approved by the Board.  The Compensation Committee has engaged Equilar in order to gain access to its compensation database and uses the database in order to assist the Compensation Committee in evaluating compensation trends and market practice for the non-CEO named executive officers.

Elements of Our Compensation Program for Our Other Named Executive Officers

The principal components of compensation for our other named executive officers are:

•                  Base salary;

•                  Bonuses, including performance-based incentive bonuses;

•                  Long-term equity compensation; and

•                  Other personal benefits.

The Company has no pre-established policy or target for the allocation between either cash and non-cash or short-term and long-term incentive compensation.  Rather, the Compensation Committee reviews the performance of the Company and the individuals and determines the appropriate level and mix of compensation elements.

Base Salary of Our Other Named Executive Officers

The Company provides our other named executive officers with a base salary to provide a fixed amount of compensation for regular services rendered during the fiscal year.  In setting or increasing base salaries, the Compensation Committee strongly considers the recommendations made by our Chief Executive Officer.  In addition, the committee considers each executive’s job responsibilities, qualifications, experience, performance history and length of service with the Company and comparable salaries paid by our competitors.  The Compensation Committee may, in its discretion, increase the base salary of other named executive officers based on that named executive officer’s performance.  No increase in base salary of either of the other named executive officer was made in fiscal 2011 other than Mr. Carson.  The Chief Executive Officer recommended, and the Compensation Committee approved, an annual base salary increase of $25,000 to Mr. Carson to make his base salary more competitive and to recognize his promotion to Senior Vice President during fiscal 2011.  In establishing the base salary of Mr. Carson, the Compensation Committee reviewed and evaluated a survey of compensation of general counsel published by Altman Weil Publications.

Annual Incentive Bonuses for Our Other Named Executive Officers

Performance-based awards are intended to align executives’ interests with our annual corporate goals.  Annual incentive bonuses take into account both individual and corporate performance, including the Company’s earnings.  While the amount of funds available for distribution as bonuses varies with Company earnings, the actual amount that may be distributed is subjectively determined each year considering recommendations made by our Chief Executive Officer and reviewed by the Compensation Committee.

For fiscal 2011, the Chief Executive Officer established an annual incentive target for each of Messrs. Benson and Carson, which is expressed as a percentage of the executive’s base salary paid during fiscal 2011.  For fiscal 2011, the annual incentive target was set at 30% for Messrs. Benson and Carson.  As a result, Mr. Benson was eligible to receive up to $123,000 related to this bonus, and Mr. Carson was eligible to receive up to $78,750.  After the end of fiscal 2011, the Chief Executive Officer reviewed the Company’s financial results and condition and the executive officer’s individual performance for fiscal 2011.  No specific weights were applied to any factor.  The Chief Executive Officer noted that the Company performed admirably in fiscal 2011, despite a challenging environment. This was evidenced by, among other things, sales of $777.0 million, operating income before impairments of $113.9 million and cash flows from operations of $87.4 million.  As a result of this analysis and considering the individual performance of these executive officers, the annual incentive award percentage payout for Messrs. Benson and Carson was 100% of their target annual incentive opportunity.  These bonuses were reviewed and approved by the Compensation Committee.

The remainder of Messrs. Benson’s and Carson’s bonus for fiscal 2011 was recommended by the Chief Executive Officer in recognition of the significant efforts of Messrs. Benson and Carson in connection with the Company’s acquisition of Kaz, Inc. that closed December 2010.  As a result of the substantial work performed by Messrs. Benson and Carson that helped lead to a successful closing of the acquisition, Mr. Benson and Mr. Carson each received a $150,000 bonus for fiscal 2011.  These bonuses were reviewed and approved by the Compensation Committee.

Although incentive bonuses are primarily based on individual and corporate performance, in some circumstances the Compensation Committee may provide additional discretionary bonus awards.  The Compensation Committee believes that discretionary bonuses, where warranted, can be effective in motivating, rewarding and retaining our executive officers.  In fiscal 2011 a holiday bonus equal to two weeks of base salary totaling $15,769 for Mr. Benson and $10,577 for Mr. Carson was awarded.

Long-Term Equity Compensation for Our Other Named Executive Officers

At the 2008 annual general meeting of shareholders, the Company’s shareholders approved the 2008 Stock Plan, which the Company uses to grant equity awards to its named executive officers and to key employees.  Equity-based compensation and ownership give these individuals a continuing stake in the long-term success of the Company, and the delayed vesting of stock options helps to encourage retention.  The Compensation Committee and the Board of Directors believe that the executive officers and key employees of the Company should be rewarded for earnings performance that may result from their efforts and believe this should be accomplished, in part, by awarding equity compensation to these individuals, which increase their stake in the Company’s long-term success and further align their interests with those of shareholders.  For more information regarding the Company’s long term equity compensation, see “Executive Compensation – Equity Compensation Plan Information.”  As noted above and under “Proposal 4: Approval of Certain Amendments to the Helen of Troy Limited 2008 Stock Incentive Plan,” the Company is seeking shareholder approval of amendments to the 2008 Stock Plan to, among other things, authorize three million additional shares and provide for Mr. Rubin’s participation in the plan.

At the 2008 annual general meeting of shareholders, the Company’s shareholders also approved the 2008 Employee Stock Purchase Plan (the “2008 ESPP”).  Prior to the approval of the 2008 ESPP, the Company maintained the 1998 Employee Stock Purchase Plan, which terminated by its own terms on July 17, 2008.  All employees that own less than five percent of the total combined voting power or value of all classes of stock of the Company or any of its subsidiaries are eligible to participate in the 2008 ESPP, including the named executive officers.  During fiscal 2011, Thomas J. Benson, one of our named executive officers, participated in the 2008 ESPP.  Under the plan, employees are entitled to purchase shares of the Company’s Common Stock at a discount to market value.  The purchase price is 85 percent of the closing sale price of the Common Stock on NASDAQ on either the first day or last day of each option period, whichever is less.  As of February 28, 2011, 281,137 shares remain available for issuance under the 2008 ESPP.  For an additional discussion of the material terms of the 2008 ESPP, see “Executive Compensation – Equity Compensation Plan Information - Employee Stock Purchase Plan.”

Other Benefits Provided for Our Other Named Executive Officers

We provide other benefits to the named executive officers, such as participation in a 401(k) plan, including matching contributions, group medical, group life and group dental insurance, as well as vacation and paid holidays.  These benefits are available to all our employees, including each named executive officer, and we believe they are comparable to those provided at other companies.

Option Grant Practices

Grants of stock options are made without regard to anticipated earnings or other material announcements by the Company.  Under the 2008 Stock Plan, the exercise price of stock options granted under the plan may not be less than the closing price of our common shares on NASDAQ on the date of the grant.  The vesting period of options for other named executive officers has historically been over a five year period at the graduated rate per year of 10, 15, 20, 25 and 30 percent.  The Compensation Committee believes that these vesting terms encourage retention of our executive officers.  The Compensation Committee may, however, adjust the vesting of options as it deems necessary under the circumstances.  Our Compensation Committee normally determines any annual grants of stock options to other named executive officers and employees on the next business day following the filing of the Company’s annual report on Form 10-K.

Tax Implications of Executive Compensation

Section 162(m) of the Code places a limit of $1,000,000 on the amount of compensation that a company may deduct in any one year with respect to its principal executive officer and each of its other three most highly paid executive officers other than the Chief Financial Officer.  There is an exception to the $1,000,000 limitation for performance-based compensation that meets certain requirements.  Annual cash incentive compensation and stock option awards are generally forms of performance-based compensation that meet those requirements and, as such, are fully deductible.

Grants of stock options to our named executive officers under our 2008 Stock Plan and the proposed grant of the Performance RSUs are intended to comply with Section 162(m) for treatment as performance-based compensation.  Therefore, we expect to be able to deduct compensation of our named executive officers related to compensation under each of these plans.  As discussed under “Proposal 4: Approval of Certain Amendments to the Helen of Troy Limited 2008 Stock Incentive Plan,” Mr. Rubin will receive the Performance RSUs that vest on a graduated basis if certain performance conditions are achieved, subject to shareholder approval of amendments to the 2008 Stock Plan to, among other things, authorize three million additional shares and provide for Mr. Rubin’s participation in the plan.

The incentive cash bonus payments to our Chief Executive Officer under the 1997 Bonus Plan and the 2011 Bonus Plan are intended to be designed to comply with Section 162(m) for treatment as performance based compensation.  Section 162(m) allows companies to deduct, for federal income tax purposes, certain performance-based compensation over $1,000,000.  The material terms of the pre-established performance goals for the awards under the 1997 Bonus Plan and the 2011 Bonus Plan must be approved by the shareholders every five years in order for the Company to be eligible to deduct for tax purposes the incentive awards paid under those plans.  The Company’s shareholders last approved the terms of the performance goals under the 1997 Bonus Plan at the 2008 annual general meeting.  As discussed under “Proposal 5: Approval of the Helen of Troy Limited 2011 Annual Incentive Plan,” the Company is asking shareholders to approve at the Annual Meeting a new bonus plan, the 2011 Bonus Plan, that contains terms and conditions for Mr. Rubin’s participation and performance goals revised from the 1997 Bonus Plan.

The Compensation Committee has considered and will continue to consider tax deductibility in structuring compensation arrangements.  However, the Compensation Committee retains discretion to establish executive compensation arrangements that it believes are consistent with the principles described earlier and in the best interests of our Company and its shareholders, even if those arrangements may not be fully deductible under Section 162(m).

EXECUTIVE COMPENSATION

The following table sets forth the summary of compensation earned during fiscal 2009 through fiscal 2011 by the Company’s Chief Executive Officer, Chief Financial Officer and one other executive officer whose total compensation exceeded $100,000 and who was serving as an executive officer at the end of the fiscal 2011 (such persons referred to collectively, as the “named executive officers”).

Summary Compensation Table

				Option	All Other
	Fiscal	Salary	Bonus	Awards	Compensation	Total
Name and principal position	Year	($)	($)(1)	($)(2)	($)(3)	($)

Gerald J. Rubin	2011	600,000	10,569,299	-	104,638	11,273,937

Chairman, Chief Executive	2010	600,000	8,213,019	-	92,730	8,905,749

Officer, and President	2009	600,000	-	-	87,160	687,160

Thomas J. Benson	2011	410,000	288,769	-	11,325	710,094

Senior Vice President	2010	410,000	115,769	38,250	1,242	565,261

and Chief Financial Officer	2009	410,000	1,500	47,070	8,142	466,712

Vincent D. Carson	2011	262,500	239,327	-	10,425	512,252

Senior Vice President, General	2010	250,000	74,615	38,250	882	363,747

Counsel and Secretary	2009	250,000	1,500	70,605	7,710	329,815

(1)          Mr. Rubin’s bonuses were calculated and awarded pursuant to the 1997 Bonus Plan.

(2)          These amounts reflect the aggregate grant date fair value computed in accordance with FASB ASC Topic 718, as required under SEC rules.  Further information regarding the awards is included in “Outstanding Equity Awards at Fiscal Year-End 2011” and “Equity Compensation Plan Information.”  Assumptions used in the calculation of the grant date fair value of these options are discussed in Note (14) to the Company’s audited financial statements for the fiscal year ended February 28, 2011, included in the Company’s Annual Report on Form 10-K for the year then ended, filed with the SEC on May 16, 2011.

(3)          This column reports all other compensation for the covered fiscal year that the Company could not properly report in any other column of the Summary Compensation Table.  Details regarding the amounts in this column for fiscal 2011 are provided in the table entitled “All Other Compensation for Fiscal Year 2011” set forth on the following page.

In fiscal 2011, the following compensation was paid to our named executive officers, which comprises “All Other Compensation”:

All Other Compensation for Fiscal Year 2011

					Life
		Group Life	Auto	Legal	Insurance
	401(k) Plan	Insurance	Lease	Fees	Benefit	Total
Name	($)	($)	($)	($)	($)(1)	($)

Gerald J. Rubin	11,350	4,191	18,586	19,633	50,878	104,638

Thomas J. Benson	10,083	1,242	-	-	-	11,325

Vincent D. Carson	9,183	1,242	-	-	-	10,425

(1)          Includes amounts attributable to the economic benefit received for executive and survivorship life insurance policies.  The economic benefit of such policies totaled $50,878 in fiscal 2011.  For fiscal 2011, the Board of Directors directed that premium payments in the total amount of $355,542 be made towards the next year’s premiums.

The following table sets forth certain information with respect to outstanding equity awards at February 28, 2011 with respect to our named executive officers.

Outstanding Equity Awards at Fiscal Year-End 2011

	Option Awards
	Number of	Number of
	Securities	Securities
	Underlying	Underlying
	Unexercised	Unexercised	Option
	Options	Options	Exercise	Option
	(#)	(#)	Price	Expiration
Name	Exercisable	Unexerciseable	($)	Date (1)

Gerald J. Rubin (2)	250,000	-	13.03	5/31/12
	250,000	-	11.84	8/31/12
	250,000	-	10.08	11/30/12
	250,000	-	13.13	2/28/13
	250,000	-	14.94	5/31/13
	250,000	-	21.47	8/31/13
	125,000	-	22.81	11/30/13

Thomas J. Benson	50	-	21.21	8/22/13
	4,125	-	18.00	11/25/15
	3,375	4,125 (3)	26.14	5/15/17
	1,250	3,750 (3)	22.46	8/19/18
	500	4,500 (3)	18.80	5/15/19

Vincent D. Carson	5,000	-	14.02	11/1/12
	5,000	-	23.38	12/1/13
	4,000	-	18.00	11/25/15
	1,875	5,625 (4)	22.46	8/19/18
	500	4,500 (4)	18.80	5/15/19

(1)   All options listed in this table have an expiration date ten years from the date of grant.

(2)   Mr. Rubin’s stock options are 100 percent vested.  Subsequent to February 28, 2011, Mr. Rubin exercised all of his options.

(3)   Mr. Benson’s options were granted with original vesting terms over a five year period at the graduated rate per year of 10, 15, 20, 25 and 30 percent.

(4)   Mr. Carson’s options were granted with original vesting terms over a five year period at the graduated rate per year of 10, 15, 20, 25 and 30 percent.

The following table provides information on all exercises of stock options by our named executive officers during fiscal 2011:

Option Exercises

	Option Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)

Thomas J. Benson	60,208	457,849

Vincent D. Carson	10,000	202,950

EMPLOYMENT CONTRACT FOR CHAIRMAN OF THE BOARD,

CHIEF EXECUTIVE OFFICER AND PRESIDENT

During fiscal 2011, the compensation of our CEO, Mr. Rubin, was governed by the 1999 Agreement and the 1997 Bonus Plan.  On September 13, 2011, Mr. Rubin and the Company entered into the Revised Agreement to provide an employment term for Mr. Rubin through February 28, 2015 and substantially revise other aspects of the 1999 Agreement.  The Revised Agreement will become effective upon, and is subject to, shareholder approval of:  (1) the 2011 Bonus Plan, that contains terms and conditions for Mr. Rubin’s participation and performance goals revised from the 1997 Bonus Plan, as described under “Proposal 5: Approval of the Helen of Troy Limited 2011 Annual Incentive Plan”; and (2) the proposed amendment of the 2008 Stock Plan to, among other things, authorize three million additional shares that may be awarded to Mr. Rubin and other Company employees under the 2008 Stock Plan, as described under “Proposal 4: Approval of Certain Amendments to the Helen of Troy Limited 2008 Stock Incentive Plan.”

If shareholders approve the 2011 Bonus Plan and the amendments to the 2008 Stock Plan, the terms of the Revised Agreement and 2011 Bonus Plan, which are described under “Revised Agreement” below, will govern Mr. Rubin’s compensation, and the 1999 Agreement and, beginning with fiscal year 2013, the 1997 Bonus Plan, will no longer be in effect.  If shareholders do not approve the 2011 Bonus Plan or the amendment of the 2008 Stock Plan, the terms of the 1999 Agreement and the 1997 Bonus plan, which are described under “1999 Agreement,” will continue to govern Mr. Rubin’s compensation and neither the Company nor Mr. Rubin will have any obligations under the Revised Agreement.

1999 Agreement

During fiscal 2011, Mr. Rubin’s compensation was governed by the 1999 Agreement and his participation in the 1997 Bonus Plan.  Because the 1997 Bonus Plan and the 1999 Agreement dictated the terms of Mr. Rubin’s compensation, the Compensation Committee’s decisions regarding his compensation, other than any discretionary compensation, were limited by the terms of the 1999 Agreement and the 1997 Bonus Plan.

Mr. Rubin serves as the Company’s Chief Executive Officer and President pursuant to the 1999 Agreement, which provides for an annual base salary of $600,000.  Mr. Rubin is eligible to receive an annual cash bonus payable in accordance with the 1997 Bonus Plan. The term of Mr. Rubin’s employment under the 1999 Agreement is three years and automatically renews daily for a three year term.

The annual cash bonus under the 1997 Bonus Plan to Mr. Rubin is payable based on the earnings achieved by the Company in any applicable fiscal year according to the following scale:

Amount Of Bonus Payable As A	Amount Of Earnings (“ECO”) Achieved By
Percent Of Earnings (“ECO”)	The Company In The Applicable Fiscal Year
5%	$	- 0 -	to	$30,000,000
6%		$30,000,001	to	$40,000,000
7%		$40,000,001	to	$50,000,000
8%		$50,000,001	to	$60,000,000
9%		$60,000,001	to	$70,000,000
10%		$70,000,001	or more

For the purposes of the bonus calculation, “earnings”, also referred to as “ECO” (as defined in the 1997 Bonus Plan), means the sum of the consolidated income from continuing operations before giving effect to Mr. Rubin’s bonus and all income taxes of the Company and its subsidiaries, minus extraordinary income, plus extraordinary expenses, minus capital gains, and plus capital losses. All components of the calculation are required to be determined in accordance with GAAP. The base salary paid to Mr. Rubin in the fiscal year then reduces the amount of the incentive bonus calculated above.

On February 14, 2011, the Compensation Committee approved an amendment to the 1997 Bonus Plan to provide that (1) with respect to the performance period for the Company’s fiscal year ending February 28, 2011, for the purpose of computing the bonus payable to the Company’s chief executive officer under the provisions of the plan, ECO, to the extent attributed to Kaz Inc. and its subsidiaries for the performance period was reduced by the lesser of $1,666,667 or an amount equal to the ECO of Kaz Inc. and its subsidiaries for the period beginning January 1, 2011 through and including February 28, 2011, and (2) beginning with the performance period for the Company’s fiscal year ending February 29, 2012 and for each performance period thereafter, ECO will be reduced by $10 million for the purpose of computing the bonus payable to the Company’s chief executive officer under the provisions thereof.  Mr. Rubin’s incentive bonus for any fiscal year cannot exceed $15,000,000.  For fiscal 2011, Mr. Rubin received an annual cash bonus of $10,569,299.

Shareholder approval of the material terms of the 1997 Bonus Plan permits the Company to deduct, for federal income tax purposes, certain performance-based compensation over $1,000,000 paid to the Chief Executive Officer and certain other named executive officers under the 1997 Bonus Plan. The material terms of the pre-established performance goals for the awards under the 1997 Bonus Plan must be approved by the shareholders every five years in order to permit the Company to continue to deduct fully for tax purposes the incentive awards paid under the 1997 Bonus Plan.  At the Company’s 2008 annual general meeting of shareholders in August 2008, the Company’s shareholders approved the terms of the performance goals under the 1997 Bonus Plan.  The Company’s shareholders also approved amendments to the 1997 Bonus Plan to correct certain clerical errors and to clarify the timing of payments under the 1997 Bonus Plan in compliance with the requirements of Section 409A of the Code.  In December 2008, the Compensation Committee approved and the Company and Mr. Rubin executed an amendment to the 1999 Agreement, effective as of December 30, 2008.  The intent of the amendment was to make the provisions of Mr. Rubin’s employment agreement comply with the applicable requirements of Sections 409A and 457A of the Code.

Mr. Rubin has not received any equity awards pursuant to the 1999 Agreement since 2003 and is not presently eligible to receive grants of stock options under any of the Company’s equity compensation plans, including the 2008 Stock Plan.  While the terms of the 1999 Agreement state that Mr. Rubin is entitled to receive immediately vested options to purchase 125,000 shares of Common Stock on the last business day of each of the Company’s fiscal quarters (or options to purchase a total of 500,000 shares of Common Stock each year), no such options are required to be granted if there is insufficient availability for such grants under the Company’s equity compensation plans.   Mr. Rubin is not eligible to participate in the 2008 Stock Plan; consequently, he is not presently entitled to receive options under the 1999 Agreement.  As discussed under “Proposal 4: Approval of Certain Amendments to the Helen of Troy Limited 2008 Stock Incentive Plan,” the Company is asking shareholders to, among other things, approve three million additional shares under the 2008 Stock Plan that may be awarded to Mr. Rubin and other Company employees.

During fiscal 2011, the Company was required to provide Mr. Rubin with certain perquisites and other personal benefits pursuant to the terms of the 1999 Agreement, although, as discussed below, Mr. Rubin did not request several of these benefits. The 1999 Agreement provides for the following perquisites:

•

Automobile. The Company provides Mr. Rubin with an automobile. All expenses of operating, maintaining, and insuring the automobile are paid by the Company. Mr. Rubin is also entitled to have a driver at the Company’s expense, but in fiscal 2011 he did not request this perquisite.

•

Legal Assistance, Financial Planning, and Tax Return Preparation. The Company has agreed to pay for, or reimburse Mr. Rubin for, up to $10,000 per year for expenses incurred in connection with his obtaining routine legal assistance, financial planning and tax return preparation. In fiscal 2011, with approval from the Board of Directors, Mr. Rubin was reimbursed for a total of $19,633 in personal legal fees incurred in connection with the review and evaluation of certain proposed amendments to the 1999 Agreement. In fiscal 2011, Mr. Rubin did not request reimbursement for tax return preparation fees.

•

Medical Care Reimbursement. Mr. Rubin is entitled to reimbursement for medical care for himself and his wife, to the extent those expenses are not reimbursed by insurance. In fiscal 2011, Mr. Rubin did not request this perquisite.

•

Disability Insurance. Since Mr. Rubin reached age 65 during fiscal 2009, the Company no longer provides supplemental disability insurance, as it had previously. Mr. Rubin is also covered by our group disability insurance policy, which is generally available to all our employees.

•

Life Insurance. Prior to fiscal 2002, the Company paid premiums on an executive universal life insurance policy on the life of Mr. Rubin in the initial insured amount of $5,000,000. In June 2000, the Company and Mr. Rubin entered into a split-dollar agreement, pursuant to which the Company is entitled to reimbursement for all premiums it has paid on the policy out of any death benefits paid on the life of Mr. Rubin. No premiums have been paid on the policy since fiscal 2002. As of February 28, 2011, the total aggregate death benefit under the policy was $5,132,765, the aggregate cash surrender value of the policy was $132,765, and the aggregate premiums paid by the Company since inception of the policy was $922,774.

Prior to July 2003, the Company also had paid premiums for survivorship life insurance policies on the lives of Mr. and Mrs. Rubin in the initial aggregate insured amount of $29,000,000. The Company and a trust established for the benefit of Mr. and Mrs. Rubin, The Gerald J. and Stanlee N. Rubin 1994 Irrevocable Trust (the “Trust”), which was the owner of the life insurance policies, entered into a split-dollar insurance agreement in March 1994 whereby the Trust agreed to repay the Company all of the premiums paid under the policies from the proceeds of the policies. The Trust owned the policies and collaterally assigned the proceeds from these policies as collateral for the obligation to repay the aggregate premiums paid by the Company under these policies. In July 2003, the Trust and the Company entered into a split-dollar life insurance agreement under which the Trust transferred ownership of the policies to the Company. Under the 1999 Agreement, upon the death of the second to die of Mr. and Mrs. Rubin, the Company will receive the cash surrender value of the policies, and the Trust will receive the balance of the proceeds. The Company will also be entitled to the cash surrender value of the policies if the policies are cancelled. The Board of Directors decides annually whether to pay annual premiums on the policies.  During fiscal 2011, the Board of Directors decided to make payments of $355,542 toward the next year’s premiums. As of February 28, 2011, the total aggregate death benefit of the policies was $33,006,082, the aggregate cash surrender value of the policies was $8,521,872, and the aggregate premiums paid by the Company since inception of the policies was $6,238,128.

The Company also provides other benefits to Mr. Rubin, such as a 401(k) plan (including matching contributions), group medical, group life and group dental insurance, as well as vacation and paid holidays. These benefits are available to all our employees, including each named executive officer, and we believe they are comparable to those provided at other companies.

The 1999 Agreement provides that the Company must pay or reimburse Mr. Rubin for reasonable travel and other expenses incurred by him in performing his obligations under the 1999 Agreement, including travel expenses incurred by his spouse if she travels with him while he performs his obligations under the employment agreement.  During fiscal 2011, there was no reimbursement of spousal travel expenses.  Under the 1999 Agreement, the Company will also reimburse Mr. Rubin for any taxes incurred by him with respect to these payments. During fiscal 2011, there were no payments that resulted in reimbursable tax expense.

If Mr. Rubin’s employment with the Company is terminated by an occurrence other than death, disability, voluntary termination or for cause, he will receive the following:

•

payments, each in an amount equal to his monthly rate of basic compensation, that would otherwise have been payable to him if he had continued in the employ of the Company until the 1999 Agreement would have expired but for said occurrence; and

•

payments, payable annually after the close of each of the next three fiscal years of the Company, each in an amount equal to the highest annual incentive compensation and bonus award made to Mr. Rubin with respect to the Company’s most recent three fiscal years ending prior to the date of termination.

If any of these payments are payable during the six month period following Mr. Rubin’s separation from service then that amount will be paid in a single lump sum payment on the earlier to occur of Mr. Rubin’s death or the first day of the seventh month following Mr. Rubin’s separation from service.

Under the 1999 Agreement, if Mr. Rubin’s employment is terminated by an occurrence other than by death, disability, voluntary termination or cause, Mr. Rubin will also receive: (1) all amounts earned, accrued or owing but not yet paid to him, (2) immediate vesting of all options granted to him, (3) removal of all restrictions on restricted stock awarded to him and immediate vesting of the rights to such stock, if any, (4) medical benefits for him and his wife for life and (5) paid premiums of his life insurance policies, as required under his employment agreement.  At September 13, 2011, Mr. Rubin did not own any restricted stock or options. Mr. Rubin will also continue to participate in all employee benefits plans, programs or arrangements available to Company executives in which he was participating on the date of termination until the date the employment agreement would have expired but for said occurrence or, if earlier, until he receives equivalent benefits and coverage by another employer.

Under the terms of the 1999 Agreement, Mr. Rubin may elect to terminate his employment for good reason (as defined in the 1999 Agreement) within six months of a change of control (as defined in the 1999 Agreement).  In the event that Mr. Rubin elects to terminate his employment in that circumstance, he will be entitled to receive the same payments as he would have been entitled to receive had his employment terminated by an occurrence other than by death, disability, voluntary termination or cause in accordance with the same payment terms.  In no event will these severance payments to Mr. Rubin exceed 2.99 times his base amount, as defined in Section 280G of the Code.

Revised Agreement

Pursuant to the Revised Agreement, Mr. Rubin will continue to serve as the Chairman of the Board and the Company’s Chief Executive Officer and President for a fixed term that, subject to earlier termination by either party, will end on February 28, 2015.  The Revised Agreement will not automatically renew at the end of the term (in contrast to the 1999 Agreement, which renewed daily).

The Revised Agreement provides that Mr. Rubin is eligible to receive an annual base salary of $600,000 and receive an annual bonus payable, with respect to fiscal year 2012, in cash pursuant to the 1997 Bonus Plan (for which the terms of Mr. Rubin’s participation are described under “1999 Agreement” above), and with respect to fiscal years 2013, 2014 and 2015, payable as a mix of cash or cash equivalents and restricted stock pursuant to the 2011 Bonus Plan.

Under the 2011 Bonus Plan, Mr. Rubin’s bonus will be based on the Company’s achievement of Adjusted EBITDA.  “Adjusted EBITDA” is defined as operating income (loss) before impairment charges plus depreciation and amortization charges, in each case, of the Company and its subsidiaries, as determined in accordance with GAAP plus the amount of Mr. Rubin’s bonus (without giving effect to any bonus received in respect of a transfer of Insurance Policies, as defined below) accrued during the applicable year.  The Adjusted EBITDA formula is subject to adjustment in the event that the Company or any of its subsidiaries consummates (1) an acquisition of the stock or the operating, income or revenue producing assets of any entity whether through a merger, consolidation, combination, asset purchase or similar transaction or (2) a divestiture of the stock or the operating, income or revenue producing assets of the Company or any subsidiary or other entity consolidated or combined with or included in the financial statements of the Company and its subsidiaries whether through a merger, consolidation, combination, asset sale, spin-off or similar transaction.

For each of fiscal years 2013, 2014 and 2015, Mr. Rubin’s bonus will be calculated by multiplying the applicable percentage by Adjusted EBITDA, as set forth in the table below, subject to a maximum bonus of $25,000,000:

Performance Conditions for the Annual Bonus

Performance Tiers
		Amount of Bonus
If Adjusted EBITDA is:		Payable as a % of
		Adjusted EBITDA
Greater Than	Less Than or Equal To:
($ in Millions)	($ in Millions)
-------	$0.0	0%
$0.0	$50.0	2.0%
$50.0	$75.0	3.5%
$75.0	$100.0	5.0%
$100.0	$125.0	6.0%
$125.0	$150.0	7.0%
$150.0	$175.0	8.0%
$175.0		8.5%

Mr. Rubin’s annual bonus under the 2011 Bonus Plan is payable two-thirds in the form of cash or cash equivalents, up to a maximum of $10,000,000, and the remainder in the form of restricted stock (subject to availability of shares under the 2008 Stock Plan).  The shares of restricted stock will vest, with respect to Mr. Rubin’s bonus for fiscal years 2013 and 2014, on February 28, 2015, and with respect to Mr. Rubin’s bonus for fiscal year 2015, upon the Compensation Committee’s certification of the attainment of the Adjusted EBITDA goal for fiscal year 2015, in each case subject to Mr. Rubin’s continued employment with the Company (other than in the event of certain termination events as described below).

Pursuant to the Revised Agreement, in March 2012 Mr. Rubin is entitled to receive a grant of 700,000 restricted stock units (the “Performance RSUs”) under the 2008 Stock Plan, which may be earned in tranches based on the Company’s achievement of specified EBITDA ROIC (as defined below) goals for fiscal years 2013, 2014 and 2015.  Any earned Performance RSUs are subject to additional time-based vesting requirements, as follows:

•

Tranche 1 Performance RSUs. Up to 100,000 Performance RSUs may be earned based on the Company’s achievement of EBITDA ROIC goals for fiscal year 2013, as set forth below. Earned Tranche 1 Performance RSUs, if any, are subject to additional time-based vesting conditions, with 33.4% vesting upon the Compensation Committee’s certification of the attainment of the EBITDA ROIC goal for fiscal year 2013, 33.3% vesting on February 28, 2014 and 33.3% vesting on February 28, 2015, in each case subject to Mr. Rubin’s continued employment with the Company (other than in the event of certain termination events as described below).

•

Tranche 2 Performance RSUs. Up to 200,000 Performance RSUs may be earned based on the Company’s achievement of EBITDA ROIC goals for fiscal year 2014, as set forth below. Earned Tranche 2 Performance RSUs, if any, are subject to additional time-based vesting conditions, with 66.7% vesting upon the Compensation Committee’s certification of the attainment of the EBITDA ROIC goal for fiscal year 2014 and 33.3% vesting on February 28, 2015, in each case subject to Mr. Rubin’s continued employment with the Company (other than in the event of certain termination events as described below).

•

Tranche 3 Performance RSUs. Up to 700,000 Performance RSUs (less the number of Tranche 1 Performance RSUs and Tranche 2 Performance RSUs previously earned, if any) may be earned based on the Company’s achievement of EBITDA ROIC goals for fiscal year 2015, as set forth below. Earned Tranche 3 Performance RSUs, if any, vest in full upon the Compensation Committee’s certification of the attainment of either the EBITDA ROIC goal for fiscal year 2015 or the three-year average EBITDA ROIC goal for fiscal years 2013-2015, subject to Mr. Rubin’s continued employment with the Company through February 28, 2015 (other than in the event of certain termination events as described below).

Performance Conditions for the Performance RSUs

Tranche 1			Tranche 2			Tranche 3
If FYE 2/13 EBITDA ROIC is:		Units Earned	If FYE 2/14 EBITDA ROIC is:		Units Earned	If FYE 2/15 EBITDA ROIC or 3-year average EBITDA ROIC is:		Units Earned
Greater than:	But less than:		Greater than:	But less than:		Greater than:	But less than:
	7.00%	0		7.00%	0		7.00%	0
7.00%	8.50%	25,000	7.00%	8.75%	50,000	7.00%	9.00%	175,000	Less shares previously earned
8.50%	9.50%	50,000	8.75%	10.00%	100,000	9.00%	10.50%	350,000	Less shares previously earned
9.50%	10.50%	75,000	10.00%	11.25%	150,000	10.50%	12.00%	525,000	Less shares previously earned
10.50%		100,000	11.25%		200,000	12.00%		700,000	Less shares previously earned

“EBITDA ROIC” means, a ratio of (1) operating income (loss) after impairment charges, plus depreciation and amortization charges, plus, to the extent included in income (loss) above, any impairment charges, in each case, of the Company and its subsidiaries as determined in accordance with GAAP, but in the case of impairment charges solely to the extent such charges result from capital market and/or economic conditions creating a stock market trigger that requires testing for and recording of impairments under GAAP which cannot be attributed to any fundamental change in the underlying current or expected operating cash flows associated with the impaired assets, as reflected in the financial statements of the Company and its subsidiaries and the notes thereto (after taking into account the Company’s effective income tax rate) to (2) Average Invested Capital.  “Average Invested Capital” is defined as the sum of total assets (disregarding any impairment charges during the applicable fiscal year), minus total current liabilities, plus indebtedness for borrowed money included in total current liabilities, in each case, of the Company and its subsidiaries as determined in accordance with GAAP, calculated as the simple average during a fiscal year based on the last day of each of the trailing five fiscal quarters through the end of the applicable fiscal year, minus the impairment charges disregarded in determining total assets above.

In addition to the performance and service conditions described above, 33.3% of the earned and vested Performance RSUs, if any, will be subject to a holding period for six months following the end of Mr. Rubin’s employment term.

The Revised Agreement provides for the transfer of certain life insurance policies on the lives of Mr. and Mrs. Rubin, subject to certain performance conditions.  Effective as of July 31, 2003, the Company and John B. Butterworth, Trustee the Trust entered into a Life Insurance Agreement with respect to three insurance policies on the lives of Mr. and Mrs. Rubin as follows:  (1) the Guardian Insurance Policy, (2) the Sun Life Insurance Policy, and (3) the Metropolitan Insurance Policy (the “Insurance Policies”), whereby the Company owns and has paid premiums on the Insurance Policies.  During the term of the Revised Agreement, contingent upon the Company’s EBITDA ROIC (as defined above) exceeding 7.0% for the applicable performance goal period and Mr. Rubin’s continued employment with the Company (other than in the event of certain termination events as described below), the Company will transfer ownership of and assign all rights under the Insurance Policies to the Trust as follows:

Performance Goal Period	Insurance Policy Transferred
Fiscal year ended February 28, 2013	Guardian Insurance Policy
Fiscal year ended February 28, 2014	Sun Life Insurance Policy
Fiscal year ended February 28, 2015	Metropolitan Insurance Policy

Pursuant to the 2011 Bonus Plan, the value of the transfer of the Guardian Insurance Policy will not exceed $3,000,000, the value of the transfer of the Sun Life Insurance Policy will not exceed $4,000,000 and the value of the transfer of the Metropolitan Insurance Policy will not exceed $7,000,000, in each case, based on the cash surrender value of the applicable policy.  During the term of the Revised Agreement, the Company will continue to pay the annual premiums on each Insurance Policy until such Insurance Policy is transferred to Mr. Rubin, at which time Mr. Rubin will be responsible for paying all premiums due on such Insurance Policy.

Under the Revised Agreement, Mr. Rubin is entitled to participate in various benefit plans available to all our employees, such as a 401(k) plan (including matching contributions), group medical, group life and group dental insurance, as well as vacation and paid holidays.  We believe these benefits are comparable to those provided at other companies.  In addition, the Revised Agreement provides that the Company must pay or reimburse Mr. Rubin for reasonable travel and other expenses incurred by him in performing his obligations under the Revised Agreement.

The Revised Agreement provides for certain payments and benefits upon Mr. Rubin’s termination of employment, as described under “Potential Payments Upon Termination or Change in Control” and as described below:

•

Death Or Disability. Mr. Rubin (or Mr. Rubin’s estate) will be entitled to receive: (1) all amounts earned, accrued or owing but not yet paid to him as of the date of termination, (2) the base salary otherwise payable to Mr. Rubin through the end of the month in which his death or disability occurred, (3) a pro rata bonus for the year in which his death or disability occurred, (4) immediate vesting of all options granted to him, (5) immediate vesting of and removal of all restrictions on restricted shares and restricted stock units (including all Performance RSUs) awarded to him, and (6) transferred ownership to the Trust of any Insurance Policy that has not yet been transferred. Also, with respect to termination due to disability, Mr. Rubin will be entitled to continue to participate in all employee benefits plans, programs or arrangements available to Company executives in which he was participating on the date of termination until the end of the fiscal year in which his termination occurred.

•·

Termination By Mr. Rubin Other Than For Good Reason Or For Cause By Company. Mr. Rubin will be entitled to receive all amounts earned, accrued or owing but not yet paid to him as of the date of termination. All Performance RSUs that are not yet earned and vested will be forfeited. The owner of each Insurance Policy will have the right to continue such Insurance Policy by paying any future premiums.

•

Termination By Mr. Rubin For Good Reason Or By Company Other Than For Cause (Not In Connection With A Change In Control). Mr. Rubin will be entitled to receive: (1) all amounts earned, accrued or owing but not yet paid to him as of the date of termination, (2) a single lump sum payment payable within 90 days following Mr. Rubin’s termination in, at the Compensation Committee’s discretion, cash, common shares or a combination thereof, in an amount equal to (a) if the termination occurs before February 28, 2013, $30,000,000, (b) if the termination occurs on or after February 28, 2013 but before February 28, 2014, $20,000,000, or (c) if the termination occurs on or after February 28, 2014 but in no event later than February 28, 2015, $15,000,000, (3) immediate vesting of all options granted to him, and (4) immediate vesting of and removal of all restrictions on restricted shares and restricted stock units (other than the Performance RSUs for which the applicable EBITDA ROIC targets have not been achieved as of the date of termination) awarded to him. The owner of each Insurance Policy will have the right to continue such Insurance Policy by paying any future premiums.

•

Termination By Mr. Rubin For Good Reason Or By Company Other Than For Cause (In Connection With Or Within 12 Months Following A Change In Control). Mr. Rubin will be entitled to receive the following payments and benefits, except that in no event will such payments and benefits exceed 2.99 times Mr. Rubin’s base amount, as defined in Section 280G of the Code: (1) all amounts earned, accrued or owing but not yet paid to him as of the date of termination, (2) monthly cash payments, each in an amount equal to his monthly rate of salary, through February 28, 2015, (3) annual cash payments, payable within 90 days following the close of each of the fiscal years ending on or before February 28, 2015 (but not for more than three fiscal years), each in an amount equal to the highest annual cash bonus award made to Mr. Rubin with respect to the Company’s most recent three fiscal years ending prior to the date of termination, (4) immediate vesting of all options granted to him, (5) immediate vesting of and removal of all restrictions on restricted shares and restricted stock units (including all Performance RSUs) awarded to him, (6) transferred ownership to the Trust of any Insurance Policy that has not yet been transferred, and (7) continued participation in all employee benefits plans, programs or arrangements available to Company executives in which he was participating on the date of termination until the earlier of February 28, 2015 or the date he receives equivalent coverage and benefits under the arrangements of a new employer.

If any of these payments are payable during the six month period following Mr. Rubin’s separation from service (as defined in Section 409A of the Code) then that amount will be paid in a single lump sum payment on the earlier to occur of Mr. Rubin’s death or the first day of the seventh month following Mr. Rubin’s separation from service.

EQUITY COMPENSATION PLAN INFORMATION

1998 Stock Option and Restricted Stock Plan

The 1998 Stock Option and Restricted Stock Plan (the “1998 Plan”) was approved by the Company’s shareholders at the 1998 annual general meeting.  The purpose of the 1998 Plan is (1) to offer selected employees of the Company or its subsidiaries an equity ownership interest in the financial success of the Company, (2) to provide the Company an opportunity to attract and retain the best available personnel for positions of substantial responsibility and (3) to encourage equity participation in the Company by eligible participants.  The Compensation Committee and the Board of Directors believe that the executive officers and key employees of the Company should be rewarded for earnings performance that may result from their efforts and believes this is best accomplished by awarding equity compensation to these individuals.  Mr. Rubin has not received any grants of equity awards under the 1998 Plan since 2003. The 1998 Plan expired by its own terms on August 25, 2008.

The Compensation Committee administers the 1998 Plan. Under the 1998 Plan, the Compensation Committee could grant incentive stock options, non-qualified options and restricted stock to our named executive officers, other than our Chief Executive Officer, and to other employees.  The number and the nature of equity awards granted to each eligible employee were determined on a discretionary rather than formula basis by the Compensation Committee with the recommendation of the Chief Executive Officer.  The exercise price for any option granted under the 1998 Plan was at a price that the committee may determine, but could not be less than the average of the highest and lowest sale price of our Common Stock on NASDAQ on the date of the grant.  Any award granted under the 1998 Plan is exercisable or vests at such times, under such conditions and in such amounts and during such period or periods as the Compensation Committee determines on the date the award is granted.

Holders of stock option awards remaining under the 1998 Plan may exercise their options at any time after they vest and before they expire, except that no awards may be exercised after ten years from the date of grant. Awards are generally not transferable by the recipient during the recipient’s life.  Awards granted under the plan were evidenced by either an agreement that was signed by us and the recipient or a confirming memorandum issued by us to the recipient setting forth the terms and conditions of the awards. Award recipients and beneficiaries of award recipients have no right, title or interest in or to any shares subject to any award or to any rights as a shareholder, unless and until shares are actually issued to the recipient.

According to the terms of the 1998 Plan, any unvested options immediately vest upon death, disability or a change in control (as defined in the 1998 Plan) of the Company. In addition, if a participant’s employment with the Company is terminated, any exercisable options held by that employee may be exercised for a period of:

•                                  for both incentive stock options (“ISO’s”) and nonstatutory options (“NSO’s”), up to twelve months if the termination of employment was due to the employee’s death or disability;

•                                  for ISO’s, up to ninety days, where the employee is terminated without cause;

•                                  for NSO’s, up to six months, where the employee is terminated without cause; or

•                                  up to thirty days, if the termination of employment was for any other reason.

The 1998 Plan requires participants to comply with specified confidentiality and non-competition provisions.  If the participant violates these provisions, then the participant may be required to forfeit his or her rights and benefits under the 1998 Plan, return to the Company any unexercised options, forfeit the rights under any awards of restricted stock and return any shares held by the participant received upon exercise of any option or the lapse of restrictions relating to restricted stock.

2008 Stock Plan

The Company’s shareholders approved the 2008 Stock Plan at the 2008 annual general meeting of shareholders. The purpose of the 2008 Stock Plan is to (1) aid the Company and its subsidiaries and affiliates in attracting, securing and retaining employees of outstanding ability, (2) attract consultants to provide services to the Company and its subsidiaries and affiliates, as needed, and (3) motivate such persons to exert their best efforts on behalf of the Company and its subsidiaries and its affiliates by providing incentives through the granting of awards.

The 2008 Stock Plan is administered by the Compensation Committee of the Board of Directors.  The 2008 Stock Plan permits the granting of stock options, including ISO’s and NSO’s, unrestricted shares of Common Stock, stock appreciation rights (“SAR’s”), restricted stock, restricted stock units and other stock-based awards.  Currently, the maximum number of shares reserved for issuance under the 2008 Stock Plan is 750,000 shares and the maximum number of shares with respect to which awards of any and all types may be granted during a calendar year to any participant is limited, in the aggregate, to 250,000 shares. As of July 31, 2011, options to purchase 139,925 shares remain available for future issue under the 2008 Stock Plan.  The plan will expire by its terms on August 19, 2018. The 2008 Stock Plan provides that if the Chief Executive Officer of the Company is a member of the Board of Directors, the Board of Directors may, upon recommendation of the Compensation Committee, authorize him or her to grant awards of up to an aggregate of 350,000 shares of Common Stock (subject to adjustment in certain circumstances), provided that any such grants will be subject to the terms and conditions of the Board authorization and that the Chief Executive Officer must notify the Compensation Committee of any such grants.

Currently, employees of the Company, its subsidiaries and affiliates (excluding Gerald J. Rubin, the Company’s Chairman of the Board, Chief Executive Officer and President) and consultants to the Company and its subsidiaries, are eligible to participate in the 2008 Stock Plan.  As of July 31, 2011, the Company, its subsidiaries and affiliates, had approximately 870 employees eligible to receive awards under the 2008 Stock Plan, and had approximately 145 employees who held outstanding awards.

The 2008 Stock Plan provides that the option price pursuant to which Common Stock may be purchased will be determined by the Compensation Committee, but will not be less than the fair market value (defined as the closing sale price on NASDAQ) of the Common Stock on the date the option is granted.  No option granted under the 2008 Stock Plan will be exercisable more than ten years after the date of grant. If a participant’s service terminates by reason of death or disability (as defined in the 2008 Stock Plan), to the extent the participant was entitled to exercise the option on the date of death or disability, the option may be exercised within one year after the date of death or disability. If a participant’s service with the Company terminates for any reason (other than death or disability), each option then held by the participant may be exercised within ninety days after the date of such termination, but only to the extent such option was exercisable at the time of termination of service. Notwithstanding the foregoing, the Compensation Committee may accelerate the vesting of unvested options held by a participant if the participant is terminated without “cause” (as determined by the Compensation Committee) by the Company.

The 2008 Stock Plan also provides for certain terms and conditions pursuant to which restricted stock and restricted stock units may be granted under the 2008 Stock Plan. The vesting of a restricted stock award or restricted stock unit granted under the 2008 Stock Plan may be conditioned upon the completion of a specified period of employment with the Company or a subsidiary, upon attainment of specified performance goals, and/or upon such other criteria as the Compensation Committee may determine in its sole discretion. If a participant’s service is terminated for any reason, the participant will only be entitled to the restricted stock or restricted stock units vested at the time of such termination of service. The participant’s unvested restricted stock and restricted stock units will be forfeited. Notwithstanding the foregoing, the Compensation Committee may accelerate the vesting of unvested restricted stock or restricted stock units held by a participant if the participant is terminated without “cause” (as determined by the Compensation Committee) by the Company.

The terms and conditions of other stock-based awards will be determined by the Compensation Committee. Other stock-based awards may be granted in a manner that will enable the Company to deduct any amount paid by the Company under Section 162(m) of the Code (“Performance-Based Awards”). Performance-Based Awards are rights to receive amounts denominated in cash or shares of Common Stock, based on the Company’s or a participant’s performance between the date of grant and a pre-established future date. The 2008 Stock Plan provides that the maximum amount of a performance-based award to any Covered Employee (as defined in the 2008 Stock Plan) for any fiscal year of the Company will be $1,000,000.

In the event of a Change of Control (as defined in the 2008 Stock Plan), (1) the participating employees will have the right to exercise or settle from and after the date of the Change of Control any option, SAR or restricted stock unit held by such participating employee in whole or in part, notwithstanding that such option, SAR or restricted stock unit may not be fully exercisable or vested, and (2) any and all restrictions on any participating employee’s other stock-based award will lapse and such stock will immediately vest in the participating employee, notwithstanding that the other stock-based award was unvested.

The 2008 Stock Plan requires participants to comply with specified confidentiality and non-competition provisions.  If the participant violates these provisions, then the participant may be required to forfeit his or her rights and benefits under the 2008 Stock Plan, return to the Company any unexercised options, forfeit the rights under any awards granted pursuant to the plan, return any shares held by the participant received upon exercise of any option or the lapse of restrictions relating to an award made pursuant to the plan, and return any cash realized as a result of the sale of shares received or exercised under a plan award.

At the Annual Meeting, a proposal to amend the 2008 Stock Plan is being submitted to the Company’s shareholders to (1) increase the number of shares of Common Stock available for grants (including grants of incentive stock options) under the 2008 Stock Plan by three million, (2) eliminate the separate aggregate limit on the maximum number of shares of Common Stock that will be available for grants of unrestricted shares of Common Stock, restricted stock, restricted stock units or any other stock-based awards, (3) increase the maximum number of shares available for grants under the 2008 Stock Plan to any participant during a calendar year from 250,000 to 1,000,000, (4) permit Gerald J. Rubin, the Company’s Chairman of the Board, Chief Executive Officer and President, to participate in the 2008 Stock Plan, (5) subject participants in the 2008 Stock Plan to certain clawback provisions, (6) amend the performance goals under the 2008 Stock Plan and (7) clarify certain other matters and make conforming changes as set forth in the proposed amendment.  There are currently 750,000 shares of Common Stock subject to the 2008 Stock Plan, of which only 139,925 shares of Common Stock remain available for grants under the 2008 Stock Plan as of July 31, 2011.  See “Proposal 4: Approval of Certain Amendments to the Helen of Troy Limited 2008 Stock Incentive Plan.”

Employee Stock Purchase Plans

At the 2008 annual general meeting, the shareholders approved the Helen of Troy Limited 2008 Employee Stock Purchase Plan (the “2008 ESPP”) and reserved 350,000 shares of Common Stock for issuance under the plan.  It is the intention of the Company that the 2008 ESPP qualify as an “employee stock purchase plan” under Section 423 of the Code.

The purpose of the 2008 ESPP is to provide employees of the Company or its subsidiaries designated by the Board of Directors or the Compensation Committee (“Designated Subsidiaries”) as eligible to participate in the 2008 ESPP an opportunity to purchase shares of Common Stock and thereby have an additional incentive to contribute to the prosperity of the Company. The aggregate number of shares of Common Stock that may be sold pursuant to all offerings of the Company’s Common Stock under the 2008 ESPP will not exceed 350,000 shares, as adjusted for any recapitalization or reorganization of the Company as set forth in the 2008 ESPP.  The 2008 ESPP provides that eligible full-time employees of the Company or its Designated Subsidiaries may purchase shares of Common Stock with payroll deductions accumulated on behalf of such employees.   Employees may authorize payroll deductions of up to 15 percent of their compensation, which is accumulated over an option period and then used to purchase Common Stock.  Option periods end in February and August of each fiscal year.   The purchase price is 85 percent of the closing sale price of the Common Stock on NASDAQ on either the first day or last day of each option period, whichever is less.  Employees may suspend or discontinue their participation in the plan at any time.

At July 31, 2011, the Company had approximately 870 full-time employees eligible to participate in the 2008 ESPP and approximately 182 employees have participated or have elected to participate in the plan.

Equity Compensation Plan Information

The following table summarizes certain equity compensation plan information as of February 28, 2011:

Equity Compensation Plan Information

Number of securities
remaining available for
future issuance under
	Number of securities to	Weighted-average	equity compensation
	be issued upon exercise	exercise price of	plans (excluding
	of outstanding options,	outstanding options,	securities reflected in
Plan Category	warrants, and rights	warrants, and rights	the first column) (1)
Equity compensation plans approved by security holders	2,509,950	$ 17.64	922,662

(1)          Includes 281,137 shares authorized and available for issuance in connection with the 2008 ESPP, 486,125 shares authorized and available for issuance under the 2008 Stock Plan and 155,400 shares authorized and available for  issuance under 2008 Directors’ Plan.

As of July 31, 2011, (1) there were options to purchase 1,035,735 shares of Common Stock outstanding under the equity compensation plans of the Company; (2) the weighted average exercise price for such outstanding options was $26.02; (3) the weighted average remaining term for such outstanding options was 6.09 years; and (4) there were no granted but unvested full-value awards under the equity compensation plans of the Company.

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL

The information below describes certain compensation that would be paid to Mr. Rubin under the terms of the 1999 Agreement and, in the event the Company’s shareholders approve the 2011 Bonus Plan and the amendments to the 2008 Stock Plan, the Revised Agreement, each as previously described, in the event of a termination of his employment with the Company and/or change in control of the Company.  The amounts shown in the table below assumes that such a termination of employment and/or change in control occurred on February 28, 2011 and thus includes amounts earned through such date and are estimates of the amounts that would be paid out to Mr. Rubin upon his termination and/or a change in control (based upon his compensation and service levels as of such date).  The actual amounts to be paid out can only be determined at the time of a change in control and/or termination of employment with the Company.  For further information regarding the terms of Mr. Rubin’s employment agreement, see “Executive Compensation – Employment Contract for Chairman of the Board, Chief Executive Officer and President.”

Under both the 1999 Agreement and the Revised Agreement, Mr. Rubin is entitled to any accrued wages and accrued incentive compensation through the date of termination of the agreement for any reason.  Accordingly, if Mr. Rubin’s employment had been terminated at February 28, 2011, he would have been entitled to receive accrued incentive compensation of $10,569,299.  This amount represents the annual cash bonus earned for fiscal 2011, which was paid to Mr. Rubin in May 2011.  No additional amounts would have been payable to Mr. Rubin under either the 1999 Agreement or the Revised Agreement if Mr. Rubin’s employment had been terminated for “cause” (as defined in the applicable agreement) as of February 28, 2011.  In addition to Mr. Rubin’s accrued compensation as described above, if Mr. Rubin’s employment had been terminated as of February 28, 2011, Mr. Rubin would be entitled to receive the following under the 1999 Agreement and the Revised Agreement:

Chief Executive Officer - Gerald J. Rubin

Triggering Event	Compensation Component	How Paid	1999 Agreement	Revised Agreement
Death (1)	• Medical benefits for Mr. Rubin’s spouse for her life (2)	Over Time	242,930	-
	• Transfer of certain life insurance policies (4)	Immediate		8,521,872
	Total		242,930	8,521,872
Disability (3)	• Transfer of certain life insurance policies (4)	Immediate	-	8,521,872
	• Company payment of premiums on $5,000,000 life insurance policy (5)	Over Time	498,993	-
	• Medical benefits for Mr. Rubin and his spouse for life (6)	Over Time	431,562	-
	Total		930,555	8,521,872
Voluntary Termination	• Medical benefits for Mr. Rubin and his spouse for life (6)	Over Time	431,562	-
	Total		431,562	-
Termination for Good Reason or without Cause not in connection with a Change in Control (3)	• Severence payment (7)	Lump Sum		30,000,000
	• Three years of annual base salary	Over Time	1,800,000	-
	• Three years of annual incentive compensation and cash bonuses, as computed per Mr. Rubin’s employment agreement, in an amount equal to the highest annual incentive compensation and cash bonus paid in the latest three fiscal years prior to termination.	Over Time	31,707,897	-
	• Company payment of premiums on $5,000,000 life insurance policy (5)	Over Time	498,993	-
	• Medical benefits for Mr. Rubin and his spouse for life (6)	Over Time	431,562	-
	• Continued participation in employee benefit plans in which Mr. Rubin was participating through the earlier of three years from the date of termination, or on the date he receives equivalent benefits under similar plans provided by a subsequent employer (8)	Over Time	45,231
	Total		34,483,683	30,000,000
Termination for Good Reason or without Cause in connection with a Change in Control (1) (3) (10)	• Transfer of certain life insurance policies (4)	Immediate	-	8,521,872
	• Annual base salary through the term of the Revised Agreement (9)	Over Time	-	2,032,787
	• Annual incentive compensation and cash bonuses, through the term of the Revised Agreement (but not for more than three years), in an amount equal to the highest annual incentive compensation and cash bonus paid in the latest three fiscal years prior to termination.	Over Time	-	31,707,897
	• Three years of annual base salary	Over Time	1,800,000	-
	• Three years of annual incentive compensation and cash bonuses, as computed per Mr. Rubin’s employment agreement, in an amount equal to the highest annual incentive compensation and cash bonus paid in the latest three fiscal years prior to termination.	Over Time	31,707,897	-
	• Company payment of premiums on $5,000,000 life insurance policy (5)	Over Time	498,993	-
	• Medical benefits for Mr. Rubin and his spouse for life (6)	Over Time	431,562	-
	• Continued participation in employee benefit plans in which Mr. Rubin was participating through the earlier of three years from the date of termination, or the date he receives equivalent benefits under similar plans provided by a subsequent employer (8)	Over Time	45,231
	• Continued participation in employee benefit plans in which Mr. Rubin was participating through the earlier of the term of the Revised Agreement, or the date he receives equivalent benefits under similar plans provided by a subsequent employer (9) (11)	Over Time	-	84,410
	Total		34,483,683	42,346,966

__________

(1)          Subject to the approval by the shareholders at the Annual Meeting of certain amendments to the 2008 Stock Plan, the Revised Agreement provides for the grant of 700,000 Performance RSUs in March 2012, which will vest during the term of the agreement if certain performance goals are met.  These Performance RSUs will immediately vest if the Revised Agreement is terminated by reason of Mr. Rubin’s death, disability or for “good reason” or without “cause” in connection with a “change in control.”

(2)          Medical benefits for Mr. Rubin’s wife were estimated using the actuarial present value of the accumulated cost of medical insurance premiums plus an estimate of expenses not covered by insurance (estimated as the projected value of deductibles and insurance co-payments the insured would normally be responsible for).  Key assumptions used in this computation were:

•      Current annual premium cost (one individual) – $4,850

•      Additional medical payments not covered by insurance, including deductibles and co-payments – $4,000

•      Expected annual medical insurance cost inflation – 8.0 percent

•      Mortality of the executive’s wife – 19.2 years from the date of termination

•      Risk free discount rate – 4.3 percent

(3)          The terms “disability,” “cause,” “good reason,” and “change in control,” have the same meanings as defined in the Revised Agreement and the 1999 Agreement, as the case may be.

(4)          Subject to the approval by the shareholders at the Annual Meeting of the 2011 Bonus Plan, the Revised Agreement provides for the transfer of three life insurance policies to the Trust.  The three policies include the Guardian Insurance Policy, the Sun Life Insurance Policy and the Metropolitan Insurance Policy.  These policies will be immediately transferred to the Trust if Mr. Rubin’s employment is terminated upon death, “disability” or without “cause” or “good reason” in connection with a “change in control.”  This amount reflects the aggregate cash surrender value of those policies at February 28, 2011.

(5)          Life insurance benefits were estimated using the present value of the accumulated cost of the insurance premiums payable under the policy.  Key assumptions used in this computation were:

•      Annual fixed premium cost – $43,431

•      Expected number of years of insurance premium payments – 15.7 years from date of termination

•      Risk free discount rate – 4.3 percent

(6)          Medical benefits for Mr. Rubin and his wife were estimated using the actuarial present value of the accumulated cost of medical insurance premiums plus an estimate of expenses not covered by insurance (estimated as the projected value of deductibles and insurance co-payments the insured would normally be responsible for).  Key assumptions used in this computation were:

•      Current annual premium cost (two individuals) – $9,850

•      Current annual premium cost (one individual) – $4,850

•      Expected annual medical insurance cost inflation – 8.0 percent

•      Additional medical payments for each individual which

was not covered by insurance, including deductibles - $4,000

•      Mortality of the executive – 15.7 years from the date of termination

•      Mortality of the executive’s wife – 19.2 years from the date of termination

•      Risk free discount rate – 4.3 percent

(7)          Under the terms of the Revised Agreement, Mr. Rubin is entitled to $30,000,000 if his employment terminates before February 28, 2013, $20,000,000 if his employment terminates on or after February 28, 2013 but before February 28, 2014 and $15,000,000 if his employment terminates on or after February 28, 2014 but not later than February 28, 2015, payable in cash and/or shares of Common Stock at the Compensation Committee’s discretion.

(8)          Includes the current after tax economic equivalent afforded by participation in the Company’s benefits for 401(k) employer matching contributions.   The amounts were computed as the undiscounted pre-tax value of the continuing cash outlay required by the Company, assuming the benefits would be received for the full three year commitment.

(9)          Assumes the term of the Revised Agreement begins on October 11, 2011.

(10)   Under the terms of the 1999 Agreement and the Revised Agreement, the aggregate present value of the payments and benefits provided to Mr. Rubin for termination for “good reason” or termination without “cause” in connection with a “change in control” cannot exceed 2.99 times Mr. Rubin’s “base amount” as defined in Section 280G(b)(3) of the Code, and as calculated in the Company’s reasonable judgment.

(11)   Includes (1) the current after tax economic equivalent afforded by participation in the Company’s benefits for 401(k) employer matching contributions and (2) the value of medical benefits for Mr. Rubin and his wife.   The amounts were computed as the undiscounted pre-tax value of the continuing cash outlay required by the Company, assuming the benefits would be received through the end of the term of the Revised Agreement.

Other Named Executive Officers

Except for Mr. Rubin’s employment agreement discussed in “Executive Compensation – Employment Contract for Chairman of the Board, Chief Executive Officer and President”, the Company does not have any formal employment or severance agreements with any named executive officers.  In the event any named executive officer, other than Mr. Rubin, is terminated, the payment of any severance would be at the discretion of the Company, based upon the facts and circumstances at that time.

Stock options granted to the other named executive officers are subject to the terms of the 1998 Plan for grants issued before August 25, 2008 and the 2008 Stock Plan which governs grants made after August 25, 2008.  Under both plans, any unvested options immediately vest upon a change in control of the Company (as defined under each plan). In addition, if an option holder’s employment with the Company is terminated due to his death or disability, all of his options will immediately vest and will remain exercisable for one year after such termination.  If an option holder’s employment is terminated voluntarily or with cause, all of his options that are exercisable as of the date of termination will remain exercisable for thirty days for the 1998 Plan and ninety days for the 2008 Stock Plan.  Under the 1998 Plan, if an option holder’s employment is terminated without cause, all of his options that are exercisable as of the date of termination will remain exercisable for ninety days, if ISOs, or six months, if  NSOs.  Under the 2008 Stock Plan, if an option holder’s employment is terminated without cause, all of his options that are exercisable as of the date of termination will remain exercisable for ninety days, regardless of whether ISOs or NSOs.

If the Company experienced a change in control on February 28, 2011, Mr. Benson and Mr. Carson would receive benefits totaling approximately $68,981 and $71,854, respectively, by reason of the immediate vesting of their options, given that the exercise prices of certain of their unvested options are below the market price per share of the Common Stock on February 28, 2011 of $27.93.

Equity Clawback Under the 1998 Plan and the 2008 Stock Plan

The 1998 Plan and the 2008 Stock Plan require participants to comply with specified confidentiality and non-competition provisions.  If the participant violates these provisions, then the participant may be required to forfeit his or her rights and benefits under the 1998 Plan and the 2008 Stock Plan, return to the Company any unexercised options, forfeit the rights under any awards granted pursuant to the plans and return any shares held by the participant received upon exercise of any option or the lapse of restrictions relating to an award made pursuant to the plans.

COMPENSATION RISKS

The Company has reviewed and assessed our compensation policies and practices to determine whether they are reasonably likely to have a material adverse effect on the Company.  The Company’s management reviews compensation policies for the presence of certain elements that could encourage employees to take unnecessary or excessive risks; the ratios and level of incentive to fixed compensation, annual to long-term compensation and cash to equity compensation; and the comparison of compensation expense to earnings of the Company. Management’s assessment of the Company’s compensation policies is reviewed by the Compensation Committee as part of its risk oversight function.

The Company believes that its compensation programs for employees and executive officers are appropriately tailored to encourage employees to grow our business, but not to encourage them to do so in a way that poses unnecessary or excessive material risk. In particular, the Company’s compensation programs are designed to provide the following elements: elements that reward short-term and long-term performance; for our executive officers, incentive compensation that rewards performance based on individual and/or Company performance; incentive or equity compensation awards that vest over time; and compensation with fixed and variable components, so that executive officers and key employees have both competitive remuneration to encourage retention and opportunities to earn more by successfully executing our business strategy.

The Company believes that its existing compensation program for the Chief Executive Officer does not encourage excessive risk taking because, when coupled with his existing equity ownership in the Company, there is a proper mix between long and short-term incentives.  Mr. Rubin’s total compensation is primarily performance-based and tied directly to the profitability of the Company.  Specifically, Mr. Rubin is eligible to receive an annual cash bonus payable in accordance with the 1997 Bonus Plan, based on the Company’s earnings as defined by the plan.  Additionally, the Company believes that Mr. Rubin currently owns or holds a sufficient amount of equity to provide long-term incentives.  Mr. Rubin is one of the largest beneficial owners of Common Stock. The Company believes that Mr. Rubin’s significant beneficial ownership encourages long-term focus on sustainable performance and further aligns Mr. Rubin’s interests with those of our shareholders.

Although the annual performance target under the 1997 Bonus Plan has historically determined a large portion of Mr. Rubin’s compensation and could be viewed as encouraging a short-term focus at the expense of sustained performance, the Company believes that several factors mitigate this risk and align his interests with the long-term interests of the Company and our shareholders.  First, as one of the largest beneficial owners of Common Stock, the Company believes that Mr. Rubin has a significant incentive to maintain a long-term focus on sustainable performance.  Second, significant transactions that could influence short-term performance, such as acquisitions, are reviewed and approved by the Board of Directors.  Finally, Mr. Rubin shares directly in the risk in any negative impact of underperforming strategic transactions because it reduces his compensation under the performance target of the 1997 Bonus Plan.

Moreover, if the shareholders adopt Proposals 4 and 5 to approve certain amendments to the 2008 Stock Plan and to approve the 2011 Bonus Plan, the Company believes that its revised compensation program for the Chief Executive Officer will further discourage excessive risk taking because the adoption of such proposals will (1) further balance the mix of base salary, annual cash incentive compensation and long-term equity incentives, which provides the incentive to perform at high levels and maximize Company performance without focusing exclusively on compensation performance metrics to the detriment of other important business metrics, (2) provide that if performance conditions are achieved, certain equity compensation will be subject to time vesting criteria and/or holding periods, which further encourage a long-term focus on sustainable performance, (3) allow for the “clawback” of incentive compensation in the event of a financial restatement or misconduct and (4) provide for the adjustment of the performance targets for certain of the annual incentive bonuses under the 2011 Bonus Plan to take into account acquisitions and divestitures of the Company to reduce the incentive to engage in activities that would have a short-term focus that would be inconsistent with the Company’s long-term business objectives.

Overall, the Company concluded that no risks arising from our compensation policies and practices are reasonably likely to have a material adverse effect on the Company.

CERTAIN RELATIONSHIPS - RELATED PERSON TRANSACTIONS

Procedures for the Approval of Related Person Transactions

The Audit Committee Charter provides that the Audit Committee has the authority to establish, and communicate to the full board and management, policies that restrict the Company and its affiliates from entering into related person transactions without the Audit Committee’s prior review and approval. In accordance with these policies, the Audit Committee on a timely basis reviews and, if appropriate, approves all related person transactions.

At any time in which an executive officer, Director or nominee for Director becomes aware of any contemplated or existing transaction that, in that person’s judgment may be a related person transaction, the executive officer, Director or nominee for Director is expected to notify the Chairman of the Audit Committee of the transaction.  Generally, the Chairman of the Audit Committee reviews any reported transaction and may consult with outside legal counsel regarding whether the transaction is, in fact, a related person transaction requiring approval by the Audit Committee.  If the transaction is considered to be a related person transaction, then the Audit Committee will review the transaction at its next scheduled meeting or at a special meeting of the committee.

Related Person Transactions

Byron H. Rubin, a member of the Company’s Board of Directors through August 31, 2010, earns insurance agent’s commissions paid by certain of our insurers directly to him in connection with certain life insurance policies. During fiscal 2011, he received commissions of approximately $12,195 from policies sold to the Company.  In addition, effective January 1, 2010, Mr. Rubin entered into a verbal consulting agreement with the Company to provide consulting advice and other administrative services related to the Company’s employee benefit plans.  Under the agreement, Mr. Rubin will receive $60,000 per year, paid in equal monthly installments; provided that the fee will be reviewed and appropriately modified if the scope of services or other circumstances change.  During fiscal 2011, Mr. Rubin received $60,000 under this agreement.  This agreement has a three year term.  These transactions have been reviewed, approved and ratified by the Company’s Audit Committee and approved by the Company’s Board of Directors.  Prior to its review and approval of the consulting agreement with Mr. Rubin, the Company’s Audit Committee received and reviewed proposals from two independent employee benefit consultants.  The Audit Committee determined that Mr. Rubin’s proposal matched the lowest bid provided to the Company.

Gerald J. Rubin is a beneficiary of certain split-dollar life insurance policies.  For additional information, see “Executive Compensation – Employment Contract for Chairman of the Board, Chief Executive Officer and President.”

REPORT OF THE AUDIT COMMITTEE

Composition.     The Audit Committee of the Board of Directors of the Company (the “Audit Committee”) is composed of three Directors: Adolpho R. Telles, Gary B. Abromovitz and John B. Butterworth. Each member of the Audit Committee meets the independence and financial experience requirements under both SEC and NASDAQ rules. In addition, the Board has determined that Adolpho R. Telles is an “audit committee financial expert” as defined by SEC rules.

Responsibilities.    The Audit Committee operates under a written charter that has been adopted by the Board. The charter is reviewed annually for changes, as appropriate.

The Audit Committee is responsible for oversight, on behalf of the Board of Directors, of:

•                                    The Company’s auditing, accounting and financial reporting processes, and the integrity of its financial statements;

•                                    The audits of the Company’s financial statements and the appointment, compensation, qualifications, independence and performance of the Company’s auditor and independent registered public accounting firm;

•                                    The Company’s compliance with legal and regulatory requirements; and

•                                    The staffing and ongoing operation of the Company’s internal audit function.

The Company’s management is responsible for: (a) maintaining the Company’s books of account and preparing periodic financial statements based thereon; and (b) maintaining the system of internal controls. The independent registered public accounting firm is responsible for auditing the Company’s consolidated annual financial statements.

The Audit Committee’s function is one of oversight only and does not relieve management of its responsibilities for preparing financial statements that accurately and fairly present the Company’s financial results and condition, nor the independent registered public accounting firm of their responsibilities relating to the audit or review of the financial statements.

In accordance with Audit Committee policy and the requirements of law, the Audit Committee pre-approves all services to be provided by the Company’s auditor and independent registered public accounting firm. Pre-approved services include audit services, audit-related services, tax services and other services. In some cases, the full Audit Committee provides pre-approval for up to a year related to a particular defined task or scope of work and subject to a specific budget. In other cases, the Chairman of the Audit Committee has the delegated authority from the Audit Committee to pre-approve additional services, and the chairman then communicates such pre-approvals to the full Audit Committee for ratification. To avoid potential conflicts of interest, the law prohibits a publicly traded company from obtaining certain non-audit services from its independent registered public accounting firm. The Company obtains these services from other service providers as needed.

Review with Management and Independent Registered Public Accounting Firm.    In this context, the Audit Committee hereby reports as follows:

1.  The Audit Committee has reviewed and discussed with management and the independent registered public accounting firm, together and separately, the Company’s audited consolidated financial statements contained in the Company’s Annual Report on Form 10-K for fiscal 2011.

2.  The Audit Committee has discussed with the auditor and independent registered public accounting firm matters required to be discussed by the Public Company Accounting Oversight Board (“the PCAOB”) concerning certain communications with audit committees. This review included a discussion with management of the quality, not merely the acceptability, of the Company’s accounting principles, the reasonableness of significant estimates and judgments, and the clarity of disclosure in the Company’s financial statements, including the disclosures related to critical accounting estimates.

3.  The Audit Committee has received from the auditor and independent registered public accounting firm the written disclosures and the letter required by the applicable requirements of the PCAOB regarding the independent registered public accounting firm’s communications with the Audit Committee concerning independence, and the Audit Committee has held discussions regarding independence with its auditor and independent registered public accounting firm.

Based on the review and discussions referred to in paragraphs 1-3 above, the Audit Committee recommended to the Board, and the Board has approved, that the Company’s audited consolidated financial statements be included in the Company’s Annual Report on Form 10-K for fiscal 2011 for filing with the SEC.

Members of the Audit Committee:

Adolpho R. Telles (Chairman)
Gary B. Abromovitz
John B. Butterworth

The foregoing report of the Audit Committee shall not be deemed incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act of 1933, as amended, or the Exchange Act, except to the extent that the Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under such Acts.

AUDIT AND OTHER FEES PAID TO OUR INDEPENDENT

REGISTERED PUBLIC ACCOUNTING FIRM

The following table presents fees for professional audit services rendered by Grant Thornton LLP for the audit of the Company’s annual financial statements for fiscal years ended 2011 and 2010, and fees billed for other services rendered by Grant Thornton LLP during those periods.

Type of Fee	2011	2010
Audit Fees	917,800	859,200
Audit-Related Fees	15,800	31,500
Tax Fees	7,000	6,600
All Other Fees	46,100	7,300
Total	986,700	904,600

Audit Fees: Consist of fees billed for professional services rendered for the audit of the Company’s consolidated financial statements and review of the interim condensed consolidated financial statements included in quarterly reports and services that are normally provided by our independent registered public accounting firm in connection with statutory and regulatory filings or engagements, including services in connection with assisting the Company in its compliance with its obligations under Section 404 of the Sarbanes-Oxley Act and related regulations and attest services, except those not required by statute or regulation.

Audit-Related Fees: Consist of fees billed by our independent registered public accounting firm for assurance and related services that are reasonably related to the performance of the audit or review of the Company’s consolidated financial statements, due diligence, accounting consultations concerning financial accounting and reporting standards, and other similar services which have not been reported as audit fees.

Tax Fees: Consist of tax compliance/preparation fees by our independent registered public accounting firm to the Company for professional services and assistance to the Company’s in-house tax departments related to federal, state and international tax compliance.

All Other Fees: Consist of fees billed by our independent registered public accounting firm to the Company for their assistance with the preparation of certain electronic statutory filings in foreign jurisdictions and with the analysis and preparation of certain US state sales tax refund claims.   The Company intends to minimize services in this category.   These services are actively monitored (both spending level and work content) by the Audit Committee to maintain the appropriate objectivity and independence in our independent registered public accounting firm’s core work, which is the audit of the Company’s consolidated financial statements.

The Audit Committee pre-approved all of the services described above that were provided in fiscal 2010 and 2011 in accordance with the pre-approval requirements of the Sarbanes-Oxley Act.  There were no services for which the de minimis exception, as defined in Section 202 of the Sarbanes-Oxley Act, was applicable.

PROPOSAL 2: NON-BINDING ADVISORY RESOLUTION ON EXECUTIVE COMPENSATION

In accordance with recently adopted Section 14A of the Exchange Act, we are asking shareholders to approve the following advisory resolution at the Annual Meeting:

RESOLVED, that the shareholders of Helen of Troy Limited (the “Company”) approve, on an advisory basis, the compensation of the Company’s named executive officers disclosed in the Compensation Discussion and Analysis, the Summary Compensation Table and the related compensation tables, notes and narratives in the Proxy Statement for the Company’s 2011 Annual General Meeting of Shareholders.

This advisory resolution, commonly referred to as a “say-on-pay” resolution, is non-binding on the Board of Directors.  Although non-binding, the Board of Directors and the Compensation Committee will review and consider the voting results when making future decisions regarding our executive compensation program.

As described in the “Compensation Discussion and Analysis” section of this Proxy Statement, the Compensation Committee has structured our executive compensation program to attract, motivate and retain key employees and to align the long-term interests of the named executive officers with those of our shareholders.  In this regard, the Compensation Committee recently renegotiated our Chief Executive Officer’s employment agreement to further align his interest with that of our shareholders and to eliminate practices that were no longer deemed to be in the best interests of our shareholders.  See “Compensation Discussion and Analysis—Our Compensation Program for Our Chief Executive Officer—Revised CEO Employment Agreement” for a comparison of the terms of our Chief Executive Officer’s original employment agreement and the revised agreement, and see “Executive Compensation – Employment Contract for Chairman of the Board, Chief Executive Officer and President” for a more detailed description of the revised employment agreement.

We also urge shareholders to read the “Compensation Discussion and Analysis” beginning on page 17 of this Proxy Statement, which describes in more detail how our executive compensation policies and procedures operate and are designed to achieve our compensation objectives, as well as the Summary Compensation Table and other related compensation tables and narrative, appearing on pages 27 through 43, which provide detailed information on the compensation of our named executive officers.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THIS PROPOSAL.

PROPOSAL 3: NON-BINDING ADVISORY VOTE ON FREQUENCY OF CONDUCTING THE ADVISORY SHAREHOLDER VOTE ON EXECUTIVE COMPENSATION

As discussed under “Proposal 2: Non-Binding Advisory Proposal on Executive Compensation”, the Company will periodically include in the proxy materials for a shareholders’ meeting where executive compensation disclosure is required, a “say-on-pay” resolution to approve the compensation of named executive officers. This Proposal 3 gives our shareholders the opportunity to advise our Board of Directors how often we should conduct the advisory “say-on-pay” vote and is being submitted to shareholders as required by Section 14A of the Exchange Act.  Accordingly, we are requesting your advisory vote to determine whether a “say-on-pay” vote will occur every one, two or three years.

The Board of Directors values the opinions of the Company’s shareholders as expressed through their votes and other communications. The frequency of the “say-on-pay” vote is advisory, meaning that it is not binding on the Compensation Committee or Board of Directors. Nonetheless, the Compensation Committee and the Board of Directors will review and consider the voting results when making future decisions regarding how frequently we should conduct an advisory “say-on-pay” vote on the compensation of our named executive officers.

After careful consideration of the various arguments supporting each frequency level, the Board of Directors currently believes that submitting the advisory vote on executive compensation to shareholders on an annual basis is appropriate for the Company and its shareholders. An annual vote allows our shareholders to provide us with regular, timely and comprehensive feedback on important issues such as our executive compensation programs and policies as disclosed in the Company’s proxy statement each year.

The enclosed proxy card gives you four choices for voting on this item. You can choose whether the “say-on-pay” vote should be conducted every one year, every two years or every three years. You may also abstain from voting on this proposal.  Shareholders are not voting to approve or disapprove the Board of Directors’ recommendation.

Vote Required for Approval and Recommendation

The advisory vote on the frequency of conducting the “say-on-pay” vote is a non-binding vote, meaning that the Company will not be obligated to conduct the “say-on-pay” vote with the frequency chosen by our shareholders at the Annual Meeting.  Abstentions and broker non-votes will have no effect on the proposal.  Notwithstanding the advisory nature of the vote, the frequency option that receives the highest number of votes cast at the Annual Meeting will be considered passed.

THE BOARD OF DIRECTORS RECOMMENDS THAT THE SHAREHOLDERS VOTE “ONE YEAR” FOR THE FREQUENCY OF CONDUCTING THE “SAY-ON-PAY” VOTE.

PROPOSAL 4: APPROVAL OF CERTAIN AMENDMENTS TO THE HELEN OF TROY LIMITED 2008 STOCK INCENTIVE PLAN

We are submitting to our shareholders this proposal to amend the Helen of Troy Limited 2008 Stock Incentive Plan (the “2008 Stock Plan”) as follows (the “Amendment”):

•                                  to increase the number of shares of Common Stock available for grants (including grants of incentive stock options) under the 2008 Stock Plan by three million;

•                                  to eliminate the separate aggregate limit on the maximum number of shares of Common Stock that will be available for grants of unrestricted shares of Common Stock, restricted stock, restricted stock units or any other stock-based awards;

•                                  to increase the maximum number of shares available for grants under the 2008 Stock Plan to any participant during a calendar year from 250,000 to 1,000,000;

•                                  to permit Gerald J. Rubin, the Company’s Chairman of the Board, Chief Executive Officer and President, to participate in the 2008 Stock Plan;

•                                  to subject participants in the 2008 Stock Plan to certain clawback provisions;

•                                  to amend the performance goals under the 2008 Stock Plan; and

•                                  to clarify certain other matters and make conforming changes as set forth in the Amendment.

There are currently 750,000 shares of Common Stock subject to the 2008 Stock Plan, of which 610,075 shares of Common Stock were issued or are currently subject to options at July 31, 2011.  We are proposing the Amendment because as of July 31, 2011 there were only 139,925 shares of Common Stock available for grants under the 2008 Stock Plan. We believe additional shares of Common Stock should be made available under the 2008 Stock Plan to our eligible employees in order to maintain the purpose of the 2008 Stock Plan, as discussed below.  Additionally, pursuant to Mr. Rubin’s revised employment agreement, upon approval of the Amendment, Mr. Rubin will be granted 700,000 Performance RSUs in March 2012.

The text of the 2008 Stock Plan is attached hereto as Appendix A and is marked to reflect the changes proposed in the Amendment. The material features of the 2008 Stock Plan are discussed below, but the description is subject to, and is qualified in its entirety by, the full text of the 2008 Stock Plan.  If the Amendment and the 2011 Bonus Plan as described in “Proposal 5: Approval of the Helen of Troy Limited 2011 Annual Incentive Plan.” are not approved by our shareholders at the Annual Meeting, then the Revised Agreement will terminate and the 1999 Agreement will continue in full force and effect.  Consequently, the approval of the Amendment is conditioned upon the approval by our shareholders at the Annual Meeting of the 2011 Bonus Plan.  If the 2011 Bonus Plan is not approved by our shareholders at the Annual Meeting, then the Amendment will not be considered approved and adopted at the Annual Meeting.

General

The purpose of the 2008 Stock Plan is to (1) aid the Company and its subsidiaries and affiliates in attracting, securing and retaining employees of outstanding ability, (2) attract consultants to provide services to the Company and its subsidiaries and affiliates, as needed, and (3) motivate such persons to exert their best efforts on behalf of the Company and its subsidiaries and its affiliates by providing incentives through the granting of awards under the plan.  The 2008 Stock Plan permits the granting of any or all of the following types of awards:

•   stock options, including incentive stock options (“ISO’s”) and non-qualified stock options (“NSO’s”) ;

•   stock appreciation rights (“SAR’s”);

•   restricted stock;

•   restricted stock units; and

•   other stock-based awards.

The 2008 Stock Plan currently provides that the maximum number of shares of Common Stock with respect to which awards may be granted is 750,000 shares (subject to adjustment in accordance with the provisions under the caption “Adjustments Upon Certain Events” below), whether pursuant to ISOs or otherwise. Presently, the 2008 Stock Plan also provides that the total number of shares of Common Stock that will be available for grants of ISOs is 750,000 shares and that the total number of shares of Common Stock that will be available for grants of unrestricted shares of Common Stock, restricted stock, restricted stock units or any other stock-based awards is 250,000 shares.  If the Company’s shareholders approve the Amendment, the maximum number of shares of Common Stock with respect to which awards may be granted and the maximum number of shares of Common Stock that will be available for grants of ISOs will each increase by three million shares.  Additionally, there will no longer be a separate aggregate limit on the maximum number of shares of Common Stock that will be available for grants of unrestricted shares of Common Stock, restricted stock, restricted stock units or any other stock-based awards.  The Amendment will also set the maximum number of shares of Common Stock that will be available for grants in a calendar year to any participant shall be limited, in the aggregate, to 1,000,000 shares of Common Stock (subject to adjustment in accordance with the provisions under the caption “Adjustments Upon Certain Events” below).

Shares which are subject to awards which terminate, expire, are cancelled, exchanged, forfeited, lapse or are settled for cash may be utilized again with respect to awards granted under the 2008 Stock Plan. As of July 31, 2011, the closing price of Common Stock was $32.25 per share.  If the Company’s shareholders approve the Amendment, the additional shares will be registered under the Securities Act of 1933, as amended, on Form S-8 as soon as practicable after the shareholder approval.

Grants and Future Benefits

On May 17, 2011, the Company awarded options to purchase an aggregate of 351,500 shares of Common Stock at an exercise price of $32.90 per share to a group of its employees.  On that date, Mr. Benson and Mr. Carson were each granted options to purchase 7,500 shares of Common Stock.

Upon approval of the Amendment, pursuant to Mr. Rubin’s revised employment agreement, Mr. Rubin will be granted 700,000 Performance RSUs in March 2012.  If the 2011 Bonus Plan is approved by our shareholders at the Annual Meeting, then certain bonuses earned under the plan would be payable in the form of restricted stock.  Any restricted stock will be granted under the 2008 Stock Plan and will reduce the number of shares of Common Stock available under the 2008 Stock Plan.  Any other future amounts that will be received by participants under the 2008 Stock Plan are not yet determinable, as awards are at the discretion of the Compensation Committee.

Eligibility

Currently, employees of the Company, its subsidiaries and affiliates (excluding Gerald J. Rubin, the Company’s Chairman of the Board, Chief Executive Officer and President) and consultants to the Company and its subsidiaries, are eligible to participate in the 2008 Stock Plan.  If the Company’s shareholders approve the Amendment, Gerald J. Rubin, the Company’s Chairman of the Board, Chief Executive Officer and President, will be eligible to participate in the 2008 Stock Plan.  As of July 31, 2011, the Company, its subsidiaries and affiliates, had approximately 870 employees eligible to receive awards under the 2008 Stock Plan, and had approximately 145 employees who held outstanding awards.

Administration

The 2008 Stock Plan is administered by the Compensation Committee of the Board of Directors. The Compensation Committee has the authority to, among other things, select employees or consultants to whom awards are to be granted, to determine the number of options or other types of awards to be granted to such employees or consultants and to establish the terms and conditions of such awards. The Compensation Committee has the authority to interpret the 2008 Stock Plan, to establish, amend and rescind any rules and regulations relating to the 2008 Stock Plan, and to otherwise make any determination that it deems necessary or desirable for the administration of the 2008 Stock Plan. In order to satisfy the requirements of Rule 16b-3 of the Exchange Act and/or Section 162(m) of the Code, members of the Compensation Committee are required to be “non-employee directors” within the meaning of Rule 16b-3 of the Exchange Act and “outside directors” within the meaning of Section 162(m) of the Code. The 2008 Stock Plan provides that if the chief executive officer of the Company is a member of the Board of Directors, the Board of Directors may, upon recommendation of the Compensation Committee, authorize him or her to grant awards of up to an aggregate of 350,000 shares of Common Stock (subject to adjustment in accordance with the provisions under the caption “Adjustments Upon Certain Events” below) in each calendar year to participants who are not subject to the rules promulgated under Section 16 of the Exchange Act or Covered Employees (as defined in the 2008 Stock Plan), provided that any such grants will be subject to the terms and conditions of the Board authorization and that the chief executive officer must notify the Compensation Committee of any such grants.

Notwithstanding the foregoing, a Repricing (as defined below) is prohibited without prior shareholder approval, provided, however, that the Compensation Committee may: (1) authorize the Company, with the consent of the respective participating employee, to issue new awards in exchange for the surrender and cancellation of any or all outstanding awards or (2) buy from a participating employee an award previously granted with payment in cash, shares of Common Stock (including restricted stock) or other consideration, based on such terms and conditions as the Committee and the participating employee may agree.  For purposes of the 2008 Stock Plan, “Repricing” means any of the following or any other action that has the same purpose and effect: (1) lowering the exercise price of an outstanding option granted under the 2008 Stock Plan after it is granted or (2) canceling an outstanding award granted under the 2008 Stock Plan at a time when its exercise or purchase price exceeds the then fair market value (as defined in the 2008 Stock Plan) of the stock underlying such outstanding award, in exchange for another award or a cash payment, unless the cancellation and exchange occurs in connection with a merger, amalgamation, consolidation, sale of substantially all the Company’s assets, acquisition, spin-off or other similar corporate transaction.

Adjustments Upon Certain Events

Subject to any required action by the shareholders of the Company, the number and type of shares covered by each outstanding award, and the number and type of shares which have been authorized for issuance under the 2008 Stock Plan but as to which no awards have yet been granted or which have been returned to the 2008 Stock Plan upon cancellation, expiration or forfeiture of an award, as well as the exercise or purchase price, will be proportionately adjusted for any increase or decrease in the number of issued shares resulting from a stock split, reverse stock split or combination or the payment of a stock dividend (but only on the Common Stock) or reclassification of the Common Stock or any other increase or decrease in the number of issued shares of Common Stock effected without receipt of consideration by the Company (other than increases pursuant to the issuance of certain other stock-based awards under this plan).  Except as expressly provided in the 2008 Stock Plan, no issuance by the Company of shares of stock of any class or securities convertible into shares of stock of any class, will affect, and no adjustment by reason thereof will be made with respect to, the number or price of shares subject to the 2008 Stock Plan or an award.

In the event of the dissolution or liquidation of the Company, other than pursuant to a Reorganization (as defined in the 2008 Stock Plan), any option, SAR or restricted stock unit granted under the 2008 Stock Plan will terminate as of a date to be fixed by the Compensation Committee, provided that not less than thirty days written notice of the date so fixed will be given to each participant holding an affected option, SAR or restricted stock unit and each such participant will have the right during the period to exercise or settle his options, SAR’s and restricted stock units as to all or any part of the shares covered thereby or subject thereto.

In the event of any reorganization, recapitalization, merger, amalgamation, consolidation, split-up, spin-off, combination or exchange of stock or other corporate exchange, then (1) if there is no plan or agreement with respect to the event or if the plan or agreement does not specifically provide for the change, conversion or exchange of the shares under outstanding unexercised or unsettled options, SAR’s or restricted stock units for securities of another corporation, then the Compensation Committee will take such action, and such awards will terminate, or (2) if there is a plan or agreement and if the plan or agreement specifically provides for the change, conversion or exchange of the shares under outstanding, unexercised or unsettled options, SAR’s or restricted stock units for securities of another corporation, then the Compensation Committee will adjust the shares under the outstanding unexercised or unsettled options, SAR’s or restricted stock units (and will adjust the shares which are then available to be granted, if the plan or agreement makes specific provisions therefore) in a manner not inconsistent with the provisions of the plan or agreement for the adjustment, change, conversion or exchange of such options, SAR’s or restricted stock units.

In the event of a Change of Control (as defined in the 2008 Stock Plan), (1) the participating employees will have the right to exercise or settle from and after the date of the Change of Control any option, SAR or restricted stock unit held by such participating employee in whole or in part, notwithstanding that such option, SAR or restricted stock unit may not be fully exercisable or vested, and (2) any and all restrictions on any participating employee’s other stock-based award will lapse and such stock will immediately vest in the participating employee, notwithstanding that the other stock-based award was unvested.  Any awards under the 2008 Stock Plan granted to Mr. Rubin will vest in accordance with the terms of the 1999 Agreement or the Revised Agreement, as the case may be.

Stock Options

The 2008 Stock Plan provides that the option price pursuant to which Common Stock may be purchased will be determined by the Compensation Committee, but will not be less than the fair market value of the Common Stock on the date the option is granted.  The Compensation Committee will determine the term of each option, but no option will be exercisable more than 10 years after the date of grant. Payment of the purchase price will be (1) in cash, (2) in shares of Common Stock held for at least six months, (3) partly in cash and partly in such shares, (4) through the delivery of irrevocable instructions to a broker to deliver promptly to the Company an amount equal to the aggregate option price for the shares being purchased, (5) through having shares withheld by the Company from any shares that would have otherwise been received by the participating employee or (6) through such other means as will be prescribed in the award agreement. If a participant’s service terminates by reason of death or Disability (as defined in the 2008 Stock Plan), to the extent the participant was entitled to exercise the option on the date of death or Disability, the option may be exercised within one year after the date of death or Disability. If a participant’s service with the Company terminates for any reason (other than death or Disability), each option then held by the participant may be exercised within ninety days after the date of such termination, but only to the extent such option was exercisable at the time of termination of service. Notwithstanding the foregoing, the Compensation Committee may accelerate the vesting of unvested options held by a participant if the participant is terminated without “cause” (as determined by the Compensation Committee) by the Company.

Stock Appreciation Rights

The Compensation Committee has the authority under the 2008 Stock Plan to grant SAR’s independent of stock options. Each SAR granted independently of an option entitles a participant to exercise the SAR in whole or in part and, upon such exercise, to receive from the Company an amount equal to (1) the excess of (i) the fair market value on the exercise date of one share of Common Stock over (ii) the exercise price per share, times (2) the number of shares covered by the portion of the SAR so exercised.

Other Stock-Based Awards

The Compensation Committee also has the authority under the 2008 Stock Plan to grant awards of unrestricted shares of Common Stock, restricted stock, restricted stock units and other awards that are valued in whole or in part by reference to, or are otherwise based upon, the fair market value of the Common Stock. The terms and conditions of these other stock-based awards will be determined by the Compensation Committee. Such other stock-based awards may be granted in a manner that will enable the Company to deduct any amount paid by the Company under Section 162(m) of the Code (“Performance-Based Awards”). Performance-Based Awards are rights to receive amounts denominated in cash or shares of Common Stock, based on the Company’s or a participant’s performance between the date of grant and a pre-established future date. Performance criteria, the length of the performance period and time of payment of the Performance-Based Award are established in writing by the Compensation Committee: (1) at a time when the outcome for that performance period is substantially uncertain and (2) not later than ninety days after the commencement of the performance period to which the performance goal relates, but in no event after 25% of the relevant performance period has elapsed. The performance measures to be used for purposes of awards to employees whose compensation is subject to Section 162(m) of the Code must be chosen by the Compensation Committee from among the following, which may be Company-wide, on an individual basis, a consolidated basis or otherwise:

•              earnings before or after taxes (including earnings before interest, taxes, depreciation and amortization);

•              EBITDA;

•              EBITDA ROIC;

•              net income;

•              operating income;

•              earnings from continuing operations;

•              earnings per share (whether basic or fully diluted);

•              book value per share;

•              expense management;

•              return on investment before or after the cost of capital;

•              improvements in capital structure;

•              profitability of an identifiable business unit or product;

•              maintenance or improvement of profit margins;

•              stock price;

•              market share;

•              revenues or sales;

•              costs;

•              cash flow;

•              working capital;

•              changes in net assets (whether or not multiplied by a cost of capital percentage);

•              return measures (including, but not limited to, return on assets, capital, invested capital, equity, sales or revenue);

•              reductions in the Company’s overhead ratio; and

•              expenses to sales ratio.

For purposes of the 2008 Stock Plan:

•             “EBITDA” means operating income (loss) after impairment charges, plus depreciation and amortization charges, plus, to the extent included in income (loss) above, any impairment charges, in each case, of the Company and its subsidiaries as determined in accordance with GAAP, but in the case of impairment charges solely to the extent such charges result from capital market and/or economic conditions creating a stock market trigger that requires testing for and recording of impairments under GAAP which cannot be attributed to any fundamental change in the underlying current or expected operating cash flows associated with the impaired assets, as reflected in the financial statements of the Company and its subsidiaries and the notes thereto.

•             “EBITDA ROIC” means, a ratio of EBITDA (after taking into account the Company’s effective income tax rate) to Average Invested Capital.

•             “Average Invested Capital” is defined as the sum of total assets (disregarding any impairment charges for the applicable fiscal year), minus total current liabilities, plus indebtedness for borrowed money included in total current liabilities, in each case, of the Company and its subsidiaries as determined in accordance with GAAP, calculated as the simple average during a fiscal year based on the last day of each of the trailing five fiscal quarters through the end of the applicable fiscal year, minus the impairment charges disregarded in determining total assets above.

The foregoing criteria may relate to the Company, one or more of its affiliates, subsidiaries or one or more of its divisions, units, minority investments, partnerships, joint ventures, product lines or products or any combination of the foregoing, and may be applied on an absolute basis and/or be relative to one or more peer group companies or indices, or any combination thereof, all as the Compensation Committee determines. To the degree consistent with Section 162(m) of the Code, the performance goals may be calculated without regard to extraordinary items or accounting changes. The 2008 Stock Plan provides that the maximum amount of a performance-based award to any Covered Employee (as defined in the 2008 Stock Plan) for any calendar year of the Company will be the fair market value of 1,000,000 shares of Common Stock.  On July 31, 2011 the fair market value of a share of Common Stock was $32.25.

Restricted Stock and Restricted Stock Units

The 2008 Stock Plan provides for certain terms and conditions pursuant to which restricted stock and restricted stock units may be granted under the 2008 Stock Plan. Each grant of restricted stock and restricted stock units must be evidenced by an award agreement in a form approved by the Compensation Committee. The vesting of a restricted stock award or restricted stock unit granted under the 2008 Stock Plan may be conditioned upon the completion of a specified period of employment with the Company or a subsidiary, upon attainment of specified performance goals, and/or upon such other criteria as the Compensation Committee may determine in its sole discretion. If a participant’s service is terminated for any reason, the participant will only be entitled to the restricted stock or restricted stock units vested at the time of such termination of service unless the participant is party to an employment agreement that provides otherwise. The participant’s unvested restricted stock and restricted stock units will be forfeited. Notwithstanding the foregoing, the Compensation Committee may accelerate the vesting of unvested restricted stock or restricted stock units held by a participant if the participant is terminated without “cause” (as determined by the Compensation Committee) by the Company. Except as provided in the applicable award agreement, no shares of restricted stock may be assigned, transferred or otherwise encumbered or disposed of by the participant until such shares have vested in accordance with the terms of such award agreement. If and to the extent that the applicable award agreement so provides, a participant will have the right to vote and receive dividends on the shares of restricted stock granted to him or her under the 2008 Stock Plan. Unless otherwise provided in the applicable award agreement, any shares received as a dividend on such restricted stock or in connection with a stock split of the shares of restricted stock will be subject to the same restrictions as the restricted stock. Restricted stock units may not be assigned, transferred or otherwise encumbered or disposed of by the participant until such restricted stock units have vested in accordance with the terms of the applicable award agreement. Upon the vesting of the restricted stock unit, certificates for shares will be delivered to the participant or his or her legal representative on the last business day of the calendar quarter in which such vesting event occurs or as soon thereafter as practicable (but not later than March 15 of the calendar year following the year in which vesting occurs), in a number equal to the shares covered by the restricted stock unit.

Amendments to the 2008 Stock Plan

The 2008 Stock Plan may be amended by the Board of Directors or the Compensation Committee, except that no amendment may be made which, (1) without the approval of the shareholders of the Company, would (except as in accordance with the provisions under the caption “Adjustments Upon Certain Events” above) increase the total number of shares reserved or change the maximum number of shares for which awards may be granted to any participant, or that otherwise would require shareholder approval under rules of any stock exchange or market or quotation system on which the shares are traded, or other applicable law or (2) without the consent of a participant, would impair any of the rights or obligations under any award previously granted to the participant.  Subject to the foregoing, with respect to participants who reside or work outside of the United States, the Compensation Committee may amend the terms of the 2008 Stock Plan or awards granted thereunder in order to conform such terms with the requirements of local law.

Transferability

Awards under the 2008 Stock Plan are not transferable otherwise than by will or by the laws of descent or distribution, except that the Compensation Committee may authorize stock options (other than ISOs) to be granted on terms which permit irrevocable transfer for no consideration by the participant to (1) any child, stepchild, grandchild, parent, stepparent, grandparent, spouse, former spouse, sibling, niece, nephew, parent-in-law, child-in-law or sibling-in-law, including adoptive relationships, of the participant, (2) any trust in which these persons have more than 50% of the beneficial interest, (3) any foundation in which these persons or the participant control the management of assets and (4) any other entity in which these persons or the participant own more than 50% of the voting interests. In addition, the Compensation Committee may waive the non-transferability provisions of the 2008 Stock Plan (except with respect to ISOs) to the extent that such provisions are not required under any law, rule or regulation applicable to the Company.

Federal Income Tax Consequences

The following is a discussion of certain U.S. corporate and personal federal income tax consequences relevant to the Company and its participants in the 2008 Stock Plan. It is not intended to be a complete description of all possible tax consequences with respect to awards granted under the 2008 Stock Plan and does not address state, local or foreign tax consequences.

A participant who is granted a NSO will not recognize income at the time the option is granted. Upon the exercise of the option, however, the excess, if any, of the fair market value of the stock on the date of exercise over the option exercise price will be treated as ordinary income to the participant, and the Company will generally be entitled to an income tax deduction in the same year in an amount measured by the amount of ordinary income taxable to the participant. The participant will be entitled to a cost basis for the stock for income tax purposes equal to the amount paid for the stock plus the amount of ordinary income taxable at the time of exercise. Upon a subsequent sale of such stock, the participant will recognize short-term or long-term capital gain or loss, depending upon his or her holding period for such stock.

A participant who is granted an ISO satisfying the requirements of the Code will not recognize income at the time the option is granted or exercised. The excess of the fair market value of the stock on the date of exercise over the option exercise price is, however, included as an adjustment in determining the participant’s alternative minimum tax for the year in which the exercise occurs. If the participant does not dispose of shares received upon exercise of the option for more than one year after exercise and two years after grant of the option (the “Holding Period”), upon the disposition of such shares the participant will recognize long-term capital gain or loss based on the difference between the option exercise price and the amount realized upon the disposition of such shares. In such event, the Company is not entitled to a deduction for income tax purposes in connection with the exercise of the option. If the participant disposes of the shares received upon exercise of the ISO without satisfying the Holding Period requirement, the participant must generally recognize ordinary income equal to the lesser of (1) the fair market value of the shares at the date of exercise of the option over the exercise price or (2) the amount realized upon the disposition of such shares over the exercise price. Any further appreciation is taxed as short-term or long-

term capital gain, depending on the participant’s holding period. In such event, the Company would be entitled to an income tax deduction in the same year in an amount measured by the amount of ordinary income taxable to the participant.

Upon exercise of a SAR, a participant will recognize taxable income in the amount of the aggregate cash or stock received. A participant who is granted unrestricted shares will recognize ordinary income in the year of grant equal to the fair market value of the shares received. In either such case, the Company will be entitled to an income tax deduction in the amount of such income recognized by the participant.

Generally, a participant will not recognize any income at the time an award of restricted stock or restricted stock units is granted, nor will the Company be entitled to a deduction at that time. In the year in which restrictions on shares of restricted stock lapse, the participant will recognize ordinary income in an amount equal to the excess of the fair market value of the shares on the date of vesting over the amount, if any, the participant paid for the shares. A participant may, however, elect within thirty days after receiving an award of restricted stock to recognize ordinary income in the year of receipt, instead of the year of vesting, equal to the excess of the fair market value of the shares on the date of receipt over the amount, if any, the participant paid for the shares. Similarly, upon the vesting of restricted stock units, the participant will recognize ordinary income in an amount equal to the fair market value of the shares upon vesting, provided the shares are issued on that date. With respect to grants of awards of both restricted stock and restricted stock units, the Company will be entitled to a tax deduction at the same time and in the same amount as the participant recognizes income.

Under current Company policies or agreements, certain executives may be required to hold a certain number of shares for a certain period of time (e.g., six months past termination of employment) including, but not limited to, shares the executive receives under the 2008 Stock Plan.  Although such policies may restrict the executive’s ability to sell his or her shares it will not change the income inclusion event with respect any shares issued under the 2008 Stock Plan.

The Compensation Committee will require payment of any amount it may determine to be necessary to withhold for federal, state, local or other taxes as a result of the grant, vesting or the exercise of an award. In compliance with the American Jobs Creation Act of 2004, after January 1, 2005, the maximum federal withholding rate will be used for supplemental wage payments in excess of $1,000,000 during any taxable year.

Section 162(m) of the Code

Section 162(m) of the Code generally disallows a federal income tax deduction to any publicly held corporation for compensation paid by the Company in excess of $1,000,000 in any taxable year to any “covered employee” as of the last day of the taxable year, but exempts from this limitation “performance-based” compensation the material terms of which are disclosed and approved by shareholders. For purposes of Section 162(m), “covered employees” include the chief executive officer or any of the three other most highly compensated named executive officers other than the chief financial officer.  The Company has structured and intends to implement the 2008 Stock Plan so that generally compensation to these executive officers resulting therefrom would be qualified performance-based compensation under Section 162(m) of the Code and would not, therefore, be subject to any deduction limitation under Section 162(m) of the Code. However, the Company may, from time to time, award compensation to executive officers that is not deductible under Section 162(m) of the Code.

Section 280G of the Code

Under certain circumstances, the accelerated vesting or exercise of awards in connection with a Change of Control (as defined in the 2008 Stock Plan) of the Company might be deemed an “excess parachute payment” for purposes of the golden parachute tax provisions of Section 280G of the Code. To the extent it is so considered, the grantee may be subject to a 20% excise tax, and the Company may be denied a tax deduction.

Sections 409A and 457A of the Code

The Company generally intends that, to the extent applicable, awards granted under the 2008 Stock Plan will comply with, or be exempt from, the provisions of Sections 409A and 457A of the Code.  Incentive stock options and restricted stock are not subject to Section 409A of the Code.  NSO’s and SAR’s are granted so as to be exempt from Section 409A of the Code. Other awards have been designed to be exempt from Sections 409A and 457A because the awards are settled immediately following the vesting date, or to automatically comply with Sections 409A and 457A of the Code. However, grantees of Performance-Based Awards may be permitted to elect to defer the payment of certain Performance-Based Awards. This deferral election and the subsequent payment of the awards are also intended to comply with Sections 409A and 457A of the Code. However, under certain circumstances the accelerated exercise or payment of awards subject to Sections 409A and 457A of the Code may subject the grantee to penalty taxes and interest.

Tax Summary

The foregoing discussion is intended only as a summary of certain federal income tax consequences and does not purport to be a complete discussion of all the tax consequences of participation in the 2008 Stock Plan. Accordingly, holders of awards granted under the 2008 Stock Plan should consult their own tax advisers for specific advice with respect to all federal, state or local tax effects before exercising any options or SAR’s, and before disposing of any shares of stock acquired pursuant to an award. Moreover, the Company does not represent that the foregoing tax consequences apply to any particular award holder’s specific circumstances or will continue to apply in the future and makes no undertaking to maintain the tax status (e.g., as an ISO) of any award.

The 2008 Stock Plan is not subject to any provision of ERISA, nor is it a qualified employee benefit plan under Section 401(a) of the Code.

Clawback Policy

Pursuant to the Amendment, any participant receiving any Award granted pursuant to the 2008 Stock Plan shall be subject to (1) Section 304 of the Sarbanes Oxley Act of 2002 and (2) to the extent required under the rules and/or regulations issued pursuant to the Dodd-Frank Act of 2010, any clawback policy adopted by the Company pursuant to such rules and/or regulations.

Vote Required for Approval and Recommendation

The affirmative vote of the majority of the votes cast at the Annual Meeting is required to approve the Amendment.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THIS PROPOSAL.

PROPOSAL 5: APPROVAL OF THE HELEN OF TROY LIMITED 2011 ANNUAL INCENTIVE PLAN

On September 13, 2011, the Company’s Board of Directors adopted, subject to approval by the Company’s shareholders, the Helen of Troy Limited 2011 Annual Incentive Plan (the “2011 Bonus Plan”) and the terms of the performance goals established thereunder.  The text of the 2011 Bonus Plan is attached hereto as Appendix B.  The material features of the 2011 Bonus Plan are discussed below, but the description is subject to, and is qualified in its entirety by, the full text of the 2011 Bonus Plan.  If the amendments to the 2008 Stock Plan as described in “Proposal 4: Approval of Certain Amendments to the Helen of Troy Limited 2008 Stock Incentive Plan” and the 2011 Bonus Plan are not approved by our shareholders at the Annual Meeting, then the Revised Agreement will terminate, the 1999 Agreement will continue in full force and effect and Mr. Rubin’s incentive bonus will continue to be calculated in accordance with the 1997 Bonus Plan.  Consequently, the approval of the 2011 Bonus Plan is conditioned upon the approval by our shareholders at the Annual Meeting of the amendments to the 2008 Stock Plan.  If the amendments to the 2008 Stock Plan are not approved by our shareholders at the Annual Meeting, then the 2011 Bonus Plan will not be considered approved and adopted at the Annual Meeting.

The purpose of the 2011 Bonus Plan is to promote the success of the Company and its subsidiaries by providing to the participating executives of the Company and its subsidiaries bonus incentives that qualify as performance-based compensation within the meaning of Section 162(m) of the Code.  The 2011 Bonus Plan is designed to recognize the significant contributions of the Company’s and its subsidiaries’ executive officers to the growth, profitability and success of the Company and its subsidiaries by rewarding participating executive officers for the achievement of preestablished annual performance goals.

General

The 2011 Bonus Plan authorizes the Compensation Committee to establish and administer performance criteria pursuant to which eligible executives may receive designated cash bonus compensation, restricted stock and/or a payment in the form of a transfer of certain insurance policies (the “Incentive Bonus”), beginning with the fiscal year ended February 28, 2013.  All restricted stock issued in respect of any Incentive Bonus will be granted pursuant to the terms and conditions of the 2008 Stock Plan and will reduce the number of shares of Common Stock available for issuance thereunder.

With respect to any Incentive Bonus for the fiscal years ended February 28, 2013, February 28, 2014 and February 28, 2015 (the “Specified Years”) that is earned and payable to Gerald J. Rubin, the Company’s Chief Executive Officer and President, in the form of cash or cash equivalents and/or restricted stock (such Incentive Bonus, the “CEO Annual Bonus”), such CEO Annual Bonus shall be paid two-thirds in the form of cash or cash equivalents up to a maximum of $10,000,000 for any Specified Year and the remainder in the form of restricted stock.  In the event there are insufficient shares of restricted stock available for issuance pursuant to the 2008 Stock Plan to satisfy amounts owing in respect of the CEO Annual Bonus, the amount of the bonus which is not able to be satisfied in shares of restricted stock will be paid in the form of cash or cash equivalents.

The shares of restricted stock issued in respect of any CEO Annual Bonus will vest (1) in the case of any Specified Year ending prior to February 28, 2015, on February 28, 2015 and (2) in the case of the Specified Year ended February 28, 2015, on the date the Compensation Committee certifies the CEO Annual Bonus in accordance with the terms and conditions of the 2011 Bonus Plan in respect of that Specified Year.

With respect to any Incentive Bonus that is earned and payable to Mr. Rubin in the form of a transfer of certain insurance policies as described in the 2011 Bonus Plan (such Incentive Bonus, the “CEO Insurance Bonus”), the CEO Insurance Bonus shall be paid at the time and in the manner set forth in the 2011 Bonus Plan by transferring the applicable insurance policy to The Gerald J. and Stanlee N. Rubin 1994 Irrevocable Trust.

Eligibility

Key employees (including any officer) of the Company or its subsidiaries that are selected by the Compensation Committee are eligible to participate in the 2011 Bonus Plan.

At this time, the sole participant under the 2011 Bonus Plan will be Mr. Rubin.  The Compensation Committee in its sole discretion determines additional executives (together with Mr. Rubin, the “Participating Executives”) eligible for Incentive Bonus awards and, subject to the terms of the 2011 Bonus Plan, the amount of such Incentive Bonuses payable to such executives.  Under the 2011 Bonus Plan, the Board of Directors is entitled, in its sole discretion, to approve or disapprove, but not amend, any proposed performance criteria established by the Compensation Committee with respect to any Participating Executive prior to such performance criteria becoming effective.

Administration

The 2011 Bonus Plan will be administered by the Compensation Committee, which consists of two or more “outside directors” within the meaning of Section 162(m) of the Code.  The Compensation Committee has the authority to construe and interpret the 2011 Bonus Plan, except as otherwise provided in the 2011 Bonus Plan, and may adopt rules and regulations governing the administration thereof.

The CEO Annual Bonus that Mr. Rubin may receive in any Specified Year under the 2011 Bonus Plan will not exceed $25,000,000.  The CEO Insurance Bonus that Mr. Rubin may receive (1) in respect of the transfer of the Guardian Insurance Policy will not exceed $3,000,000 based on the cash surrender value of the policy, (2) in respect of the transfer of the Sun Life Insurance Policy will not exceed $4,000,000 based on the cash surrender value of the policy and (3) in respect of the transfer of the Metropolitan Insurance Policy will not exceed $7,000,000 based on the cash surrender value of the policy.  With respect to any Incentive Bonuses other than the CEO Annual Bonus or the CEO Insurance Bonus, (i) the Incentive Bonus payable to the Chief Executive Officer of the Company in any performance period under the 2011 Bonus Plan will not exceed $25,000,000 and (ii) with respect to Participating Executives other than the Chief Executive Officer of the Company, no such Participating Executive shall receive an Incentive Bonus under the 2011 Bonus Plan for any performance period in excess of $3,000,000.  In addition, no Participating Executive shall receive any payment under the 2011 Bonus Plan unless the Compensation Committee has certified, by resolution or other appropriate action in writing, that the amount thereof has been accurately determined in accordance with the terms, conditions and limits of the 2011 Bonus Plan and that the performance criteria and any other material terms previously established by the Compensation Committee or set forth in the 2011 Bonus Plan were in fact satisfied.

Any Incentive Bonus granted by the Compensation Committee under the 2011 Bonus Plan shall be paid as soon as practicable following the end of the Company’s taxable year and no later than the fifteenth day of the third calendar month following the end of the taxable year, unless the Participating Executive (including Mr. Rubin) with the consent of the Compensation Committee, elects, prior to the beginning of the applicable performance period, to defer all or a portion such payment.

Except as otherwise provided in a written agreement between the Company and the Participating Executive, no Incentive Bonus will be paid for any fiscal year unless the Participating Executive is an employee of the Company at the end of that fiscal year, except if the Participating Executive’s employment terminates during a fiscal year by reason of death, disability or a Change in Control (as defined in the 2011 Bonus Plan), then the Participating Executive (or the Participating Executive’s beneficiary) will receive the Incentive Bonus for that fiscal year, prorated to the date of termination of employment.  See “Executive Compensation — Employment Contract for Chairman of the Board, Chief Executive Officer and President” for a more detailed description of the payments and other benefits Mr. Rubin will receive if he is terminated as an employee of the Company.

Performance Targets

CEO Annual Bonus Performance Target

During the term of the 2011 Bonus Plan, each Specified Year’s performance goal in respect of a CEO Annual Bonus for Mr. Rubin will be linked to operating income (loss) before impairment charges plus depreciation and amortization charges, in each case, of the Company and its subsidiaries as determined in accordance with GAAP plus the amount of the CEO Annual Bonus accrued during the Specified Year (“Adjusted EBITDA”).  Under the 2011 Bonus Plan, a CEO Annual Bonus will be payable to Mr. Rubin for each Specified Year only if Adjusted EBITDA is greater than $0.  The 2011 Bonus Plan provides that the percentage used to determine the amount of Mr. Rubin’s CEO Annual Bonus for a given Specified Year will fluctuate year to year based on the Adjusted EBITDA achieved by the Company in the applicable Specified Year, as set forth in the table below.  The CEO Annual Bonus will be calculated by multiplying the applicable percentage by Adjusted EBITDA.  Because the CEO Annual Bonus is linked to Adjusted EBITDA during the Specified Years, the actual CEO Annual Bonus to be received by Mr. Rubin for each such Specified Year pursuant to the 2011 Bonus Plan is not currently determinable.  If the 2011 Bonus Plan had been in effect during the fiscal year ended February 28, 2011 (and assuming such fiscal year was a Specified Year), Mr. Rubin would have received approximately $10,018,000 as a CEO Annual Bonus for that fiscal year.  The Adjusted EBITDA formula described above and set forth in the table below constitutes a performance goal under Section 162(m) of the Code for which the Company seeks shareholder approval.

Performance Tiers
If Adjusted EBITDA is:		Amount of Bonus Payable as a % of Adjusted EBITDA
Greater Than	Less Than or Equal To:
($ in Millions)	($ in Millions)
-------	$0.0	0%
$0.0	$50.0	2.0%
$50.0	$75.0	3.5%
$75.0	$100.0	5.0%
$100.0	$125.0	6.0%
$125.0	$150.0	7.0%
$150.0	$175.0	8.0%
$175.0		8.5%

The Adjusted EBITDA formula will be adjusted in the manner set forth in the 2011 Bonus Plan in the event that the Company or any of its subsidiaries consummates (1) an acquisition of the stock or the operating, income or revenue producing assets of any entity whether through a merger, consolidation, combination, asset purchase or similar transaction or (2) a divestiture of the stock or the operating, income or revenue producing assets of the Company or any subsidiary or other entity consolidated or combined with or included in the financial statements of the Company and its subsidiaries whether through a merger, consolidation, combination, asset sale, spin-off or similar transaction.

CEO Insurance Bonus Performance Targets

Under the 2011 Bonus Plan, the applicable fiscal year’s performance goal in respect of a CEO Insurance Bonus for Mr. Rubin will be linked to EBITDA ROIC, a ratio of EBITDA (after taking into account the Company’s effective income tax rate) to Average Invested Capital.  “EBITDA” is defined as operating income (loss) after impairment charges, plus depreciation and amortization charges, plus, to the extent included in operating income above, any impairment charges, in each case, of the Company and its subsidiaries as determined in accordance with GAAP, but in the case of impairment charges solely to the extent such charges result from capital market and/or economic conditions creating a stock market trigger that requires testing for and recording of impairments under GAAP which cannot be attributed to any fundamental change in the underlying current or expected operating cash flows associated with the impaired assets, as reflected in the financial statements of the Company and its subsidiaries and the notes thereto.  “Average Invested Capital” is defined as the sum of total assets (disregarding any impairment charges during the applicable fiscal year), minus total current liabilities, plus indebtedness for borrowed money included in total current liabilities, in each case, of the Company and its subsidiaries as determined in accordance with GAAP, calculated as the simple average during a fiscal year based on the last day of each of the trailing five fiscal quarters through the end of the applicable fiscal year, minus the impairment charges disregarded in determining total assets above.  Under the 2011 Bonus Plan, a CEO Insurance Bonus will be payable to Mr. Rubin only if EBITDA ROIC exceeds 7.0% in applicable fiscal year, as set forth in the table below:

Performance Goal Period	CEO Insurance Bonus
Fiscal year ended February 28, 2013	Guardian Insurance Policy
Fiscal year ended February 28, 2014	Sun Life Insurance Policy
Fiscal year ended February 28, 2015	Metropolitan Insurance Policy

As more specifically described in the 2011 Bonus Plan, if the Company meets the EBITDA ROIC goals for the applicable fiscal year, then the CEO Insurance Bonus shall be paid at the time and in the manner set forth in the 2011 Bonus Plan, by transferring the applicable insurance policy to The Gerald J. and Stanlee N. Rubin 1994 Irrevocable Trust as a CEO Insurance Bonus.  Because the CEO Insurance Bonus is linked to EBITDA ROIC and is dependant upon the cash surrender values of the specified insurance policies as of the date any policies are transferred, the actual CEO Insurance Bonus to be received for each such fiscal year pursuant to the 2011 Bonus Plan is not currently determinable.  As of February 28, 2011, the cash surrender values of the Guardian Insurance Policy, the Sun Life Insurance Policy and the Metropolitan Insurance Policy were approximately $1,770,551, $2,272,626 and $4,478,695, respectively.  The EBITDA ROIC formula described above and set forth in the table below constitutes a performance goal under Section 162(m) of the Code for which the Company seeks shareholder approval.

Other Information Regarding Performance Targets

The 1997 Bonus Plan previously provided Mr. Rubin an incentive bonus based on earnings from continuing operations before income taxes adjusted for extraordinary items and capital gains and losses (“Earnings”) for the same periods described above.  Mr. Rubin has agreed to revise his employment contract and substitute the bonus payable under the 1997 Bonus Plan for the bonus payable under the 2011 Bonus Plan, beginning with the fiscal year ended February 28, 2013.  In the event the 2011 Bonus Plan is not approved by the Company’s shareholders at the Annual Meeting, then Mr. Rubin’s incentive bonus will continue to be calculated in accordance with the 1997 Bonus Plan.  If the 2011 Bonus Plan and the terms of the performance goals under the 2011 Bonus Plan are approved by the Company’s shareholders, the Company expects that the performance-based compensation over $1,000,000 that is paid under and in accordance with the 2011 Bonus Plan will be fully tax deductible.  Additionally, if the 2011 Bonus Plan and the terms of the performance goals under the 2011 Bonus Plan are approved, then the 1997 Bonus Plan will remain in effect only through the fiscal year ending February 29, 2012.

With respect to Participating Executives (other than for Mr. Rubin in the case of the CEO Annual Bonus and the CEO Insurance Bonus), performance goals established under the 2011 Bonus Plan may be, but need not be, different for each fiscal year, and different performance goals may be applicable to different Participating Executives.  The specific performance criteria must be established by the Compensation Committee in advance of the deadlines applicable under Section 162(m) and while the performance relating to the performance criteria remains substantially uncertain within the meaning of Section 162(m).  Each Participating Executive may receive an Incentive Bonus if and only if the performance criteria established by the Compensation Committee is attained.  The performance measures to be used for purposes of awards to employees whose compensation is subject to Section 162(m) of the Code must be chosen by the Compensation Committee from among the following, which may be Company-wide, on an individual basis, a consolidated basis or otherwise:

•                                          earnings before or after taxes (including earnings before interest, taxes, depreciation and amortization);

•                                          EBITDA;

•                                          EBITDA ROIC;

•                                          Adjusted EBITDA;

•                                          net income;

•                                          operating income;

•                                          earnings from continuing operations;

•                                          earnings per share (whether basic or fully diluted);

•                                          book value per share;

•                                          expense management;

•                                          return on investment before or after the cost of capital;

•                                          improvements in capital structure;

•                                          profitability of an identifiable business unit or product;

•                                          maintenance or improvement of profit margins;

•                                          stock price;

•                                          market share;

•                                          revenues or sales;

•                                          costs;

•                                          cash flow;

•                                          working capital;

•                                          changes in net assets (whether or not multiplied by a cost of capital percentage);

•                                          return measures (including, but not limited to, return on assets, capital, invested capital, equity, sales or revenue);

•                                          reductions in the Company’s overhead ratio; and

•                                          expenses to sales ratio.

Amendments to the 2011 Bonus Plan

The 2011 Bonus Plan, including the performance goals stated therein, can be amended by the Board of Directors or the Compensation Committee alone, unless such amendment is required to be approved by the Board of Directors or the Company’s shareholders if such approval is necessary to comply with the applicable rules under Section 162(m) of the Code.

Transferability

Except as expressly provided by the Committee, benefits payable under the 2011 Bonus Plan are not transferable otherwise than by an assignment of a contingency or payment due after death of the Participating Executive to the deceased Participating Executive’s legal representative or beneficiary.  All restricted stock issued in respect of any Incentive Bonus shall be subject to the terms and conditions of the 2008 Stock Plan affecting transferability.  Restricted stock issued in respect of an Incentive Bonus is not transferable otherwise than by will or by the laws of descent or distribution; provided, in connection with an award of restricted stock issued in respect of an Incentive Bonus, the Compensation Committee may waive the non-transferability provisions of the 2008 Stock Plan to the extent that such provisions are not required under any law, rule or regulation applicable to the Company.

Federal Income Tax Consequences

The following is a discussion of certain U.S. corporate and personal federal income tax consequences relevant to the Company and its participants in the 2011 Bonus Plan.  It is not intended to be a complete description of all possible tax consequences with respect to awards granted under the 2011 Bonus Plan and does not address state, local or foreign tax consequences.

Generally, a participant will not recognize any income at the time an award of restricted stock is granted, nor will the Company be entitled to a deduction at that time. In the year in which restrictions on shares of restricted stock lapse, the participant will recognize ordinary income in an amount equal to the excess of the fair market value of the shares on the date of vesting over the amount, if any, the participant paid for the shares. A participant may, however, elect within thirty days after receiving an award of restricted stock to recognize ordinary income in the year of receipt, instead of the year of vesting, equal to the excess of the fair market value of the shares on the date of receipt over the amount, if any, the participant paid for the shares. With respect to grants of awards of restricted stock, the Company will be entitled to a tax deduction at the same time and in the same amount as the participant recognizes income.

The Compensation Committee will require payment of any amount it may determine to be necessary to withhold for federal, state, local or other taxes as a result of the grant or vesting of a restricted stock award. In compliance with the American Jobs Creation Act of 2004, after January 1, 2005, the maximum federal withholding rate will be used for supplemental wage payments in excess of $1,000,000 during any taxable year.

For additional information regarding the federal income tax consequences relating to the Company and participants in the 2011 Bonus Plan, including in respect of restricted stock, see “Proposal 4: Approval of Certain Amendments to the Helen of Troy Limited 2008 Stock Incentive Plan – Federal Income Tax Consequences.”

Section 162(m) of the Code

Section 162(m) of the Code generally disallows a federal income tax deduction to any publicly held corporation for compensation paid by the Company in excess of $1,000,000 in any taxable year to any “covered employee” as of the last day of the taxable year, but exempts from this limitation “performance-based” compensation the material terms of which are disclosed and approved by shareholders. For purposes of Section 162(m), “covered employees” include the chief executive officer or any of the three other most highly compensated named executive officers other than the chief financial officer.  The Company has structured and intends to implement the 2011 Bonus Plan so that compensation to these executive officers resulting therefrom would be qualified performance-based compensation under Section 162(m) of the Code and would not, therefore, be subject to any deduction limitation under Section 162(m) of the Code. Notwithstanding the foregoing, the Company may, from time to time, award compensation to executive officers that is not deductible under Section 162(m) of the Code.

Section 280G of the Code

Under certain circumstances, payments, including Incentive Bonus payments, made in connection with a Change in Control (as defined in the 2011 Bonus Plan) of the Company might be deemed an “excess parachute payment” for purposes of the golden parachute tax provisions of Section 280G of the Code. To the extent it is so considered, the recipient may be subject to a 20% excise tax, and the Company may be denied a tax deduction.

Sections 409A and 457A of the Code

The Company generally intends that, to the extent applicable, awards granted under the 2011 Bonus Plan will comply with, or be exempt from, the provisions of Sections 409A and 457A of the Code.  Restricted stock is not subject to Section 409A of the Code.  Other awards have been designed to be exempt from Sections 409A and 457A because the awards are settled immediately following the vesting date, or to automatically comply with Sections 409A and 457A of the Code. However, recipients of performance-based awards may be permitted to elect to defer the payment of certain performance-based awards. This deferral election and the subsequent payment of the awards are also intended to comply with Sections 409A and 457A of the Code. However, under certain circumstances the accelerated payment of Incentive Bonuses subject to Sections 409A and 457A of the Code may subject the recipient to penalty taxes and interest.

Tax Summary

The foregoing discussion is intended only as a summary of certain federal income tax consequences and does not purport to be a complete discussion of all the tax consequences of participation in the 2011 Bonus Plan.  Accordingly, participants in the 2011 Bonus Plan should consult their own tax advisers for specific advice with respect to all federal, state or local tax effects of participating in the 2011 Bonus Plan.  Moreover, the Company does not represent that the foregoing tax consequences apply to any particular participant’s specific circumstances or will continue to apply in the future and makes no undertaking to maintain the tax status of the 2011 Bonus Plan with respect to any participant.

The 2011 Bonus Plan is not subject to any provision of ERISA, nor is it a qualified employee benefit plan under Section 401(a) of the Code.

Other

Because the Participating Executives under the 2011 Bonus Plan (other than Mr. Rubin in the case of the CEO Annual Bonus and the CEO Insurance Bonus) are to be determined from time to time by the Compensation Committee, in its discretion, it is impossible at this time to indicate the precise number, name or positions of the other executives who will receive Incentive Bonuses or the amounts of such Incentive Bonuses.

Clawback Policy

Any participant receiving any Incentive Bonus pursuant to the 2011 Bonus Plan shall be subject to (1) Section 304 of the Sarbanes Oxley Act of 2002 and (2) to the extent required under the rules and/or regulations issued pursuant to the Dodd-Frank Act of 2010, any clawback policy adopted by the Company pursuant to such rules and/or regulations.

Vote Required for Approval and Recommendation

The affirmative vote of the majority of the votes cast at the Annual Meeting is required to approve the Helen of Troy Limited 2011 Annual Incentive Plan.  An affirmative vote by a shareholder shall also be deemed to be approval of the performance goals under the Helen of Troy Limited 2011 Annual Incentive Plan for purposes of Section 162(m) of the Code.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THIS PROPOSAL.

PROPOSAL 6: APPOINTMENT OF AUDITOR AND INDEPENDENT REGISTERED PUBLIC ACCOUNTING
FIRM AND AUTHORIZATION OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS TO SET
THE AUDITOR’S REMUNERATION

Under Bermuda law, our shareholders have the responsibility to appoint the auditor and independent registered public accounting firm of the Company to hold office until the close of the next annual general meeting and to authorize the Audit Committee of the Board of Directors to set the auditors’ remuneration.

The Audit Committee has nominated Grant Thornton LLP as the Company’s auditor and independent registered public accounting firm for fiscal 2012. A representative of Grant Thornton LLP, the Company’s auditor and independent registered public accounting firm for fiscal 2011, is expected to be present at the Annual Meeting with the opportunity to make a statement if the representative desires to do so. The Grant Thornton LLP representative is also expected to be available to respond to appropriate questions.

Vote Required for Approval and Recommendation

The affirmative vote of a majority of the votes cast at the Annual Meeting is required to appoint Grant Thornton LLP as our auditor and independent registered public accounting firm and authorize the Audit Committee to set the auditor’s remuneration as described in this Proposal 6.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THIS PROPOSAL.

SHAREHOLDER PROPOSALS

Shareholders intending to present proposals at the 2012 annual general meeting of shareholders and desiring to have those proposals included in the Company’s proxy statement and form of proxy relating to that meeting must submit such proposals, in compliance with Rule 14a-8 of the Exchange Act, to be received at the executive offices of the Company no later than May 19, 2012. For proposals that shareholders intend to present at the 2012 annual general meeting of shareholders outside the processes of Rule 14a-8 of the Exchange Act, unless the shareholder notifies the Company of such intent by Thursday, August 2, 2012, any proxy solicited by the Company for that annual general meeting will confer on the holder of the proxy discretionary authority to vote on the proposal so long as such proposal is properly presented at the meeting.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires the Company’s Directors and executive officers, and persons who own more than 10 percent of a registered class of the Company’s equity securities, to file with the SEC initial reports of ownership and reports of changes in ownership of Common Stock and other equity securities of the Company. Directors, executive officers and greater than 10 percent shareholders are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms they file.

To the Company’s knowledge, based solely on review of the copies of such reports furnished to the Company and written representations that no other reports were required, during fiscal 2011, all Section 16(a) filing requirements applicable to the Directors, executive officers and greater than 10 percent shareholders were satisfied.

OTHER MATTERS

Except as described in this proxy statement, the Board of Directors knows of no other matters to be presented at the Annual Meeting. If other matters that require the vote of the shareholders, including a question of adjourning the Annual Meeting, properly come before the Annual Meeting or any adjournment thereof, the holders of the proxies are authorized to vote on these matters in accordance with management’s discretion.  The accompanying proxy card confers discretionary authority to take action with respect to any additional matters that may come before the Annual Meeting or any adjournment thereof.

HOUSEHOLDING OF MATERIALS

Some banks, brokers, and other nominee record holders may be participating in the practice of “householding” proxy statements and annual reports. This means that only one copy of the Company’s proxy statement or annual report may have been sent to multiple shareholders in the same household. The Company will promptly deliver a separate copy of either document to any shareholder upon request by writing the Company at the following address:  Helen of Troy Limited, 1 Helen of Troy Plaza, El Paso, Texas 79912, Attention: Investor Relations; or by calling the Company at the following phone number: (915) 225-4748. Any shareholder who wants to receive separate copies of the annual report and proxy statement in the future, or who is currently receiving multiple copies and would like to receive only one copy for his or her household, should contact his or her bank, broker, or other nominee record holder, or contact the Company at the above address and phone number.

IMPORTANT NOTICE REGARDING INTERNET AVAILABILITY OF PROXY MATERIALS

This proxy statement and the Company’s 2011 Annual Report to Shareholders are also available electronically on our hosted website.  You may view these directly at: HTTP://MATERIALS.PROXYVOTE.COM/G4388N. To access and review the materials made available electronically:

1.	Go to HTTP://MATERIALS.PROXYVOTE.COM/G4388N.

2.	Click the “2011 10-K Report” or “2011 Notice of Proxy”.

We encourage you to review all of the important information contained in the proxy materials before voting.

ELECTRONIC DELIVERY OF SHAREHOLDER COMMUNICATIONS

If you received your Annual Meeting materials by mail, we encourage you to conserve natural resources, as well as significantly reduce the Company’s printing and mailing costs, by signing up to receive shareholder communications via e-mail. With electronic delivery, you will be notified via e-mail after the annual report and the proxy statement are available on the Internet, and you can submit your proxy appointment and instructions online. Electronic delivery can also help reduce the number of bulky documents in your personal files and eliminate duplicate mailings. To sign up for electronic delivery:

1. If you are a registered holder (you hold your shares of Common Stock in your own name through our transfer agent, Computershare Investor Services, LLC, or you have stock certificates), you can elect to have next year’s communications sent to you electronically as part of this year’s on-line proxy appointment and instruction process at WWW.PROXYVOTE.COM by following the instructions that will be provided to you on screen when you submit your proxy.

2. If you are a beneficial holder (your shares are held by a brokerage firm, a bank or a trustee), you may contact your broker or visit their website. Most brokers have made provisions for you to sign up on-line for electronic delivery of shareholder reports and mailings.

Your electronic delivery enrollment will be effective until you cancel it.

HOW TO OBTAIN OUR ANNUAL REPORT, PROXY STATEMENT
AND OTHER INFORMATION ABOUT THE COMPANY

From time to time, we receive calls from shareholders asking how they can obtain more information regarding the Company. The following options are available:

1.

Our Investor Relations site, which can be accessed from our main Internet website located at www.hotus.com, contains Company press releases, earnings releases, financial information and stock quotes, as well as corporate governance information and links to our SEC filings. This proxy statement and our 2011 Annual Report to Shareholders are both available at this site.

2.

You may also request a free copy of our Annual Report or proxy statement by contacting Helen of Troy Investor Relations, Robert D. Spear, at (915) 225-4748, or via e-mail at rspear@hotus.com, or send written correspondence to Helen of Troy Limited, Attention: Investor Relations, 1 Helen of Troy Plaza, El Paso, Texas 79912.

YOUR VOTE IS IMPORTANT

APPENDIX A

HELEN OF TROY LIMITED

2008 STOCK INCENTIVE PLAN

(as amended on October __, 2011)

1.                                                                                      Purpose of the Plan

The purpose of the Plan is to (i) aid the Company and its Subsidiaries and Affiliates in attracting, securing and retaining employees of outstanding ability, (ii) attract consultants to provide services to the Company and its Subsidiaries and Affiliates, as needed, and (iii) motivate such persons to exert their best efforts on behalf of the Company and its Subsidiaries and its Affiliates by providing incentives through the granting of Awards.  The Company expects that it will benefit from the added interest, which such persons will have in the welfare of the Company as a result of their proprietary interest in the Company’s success.

2.                                                                                      Definitions

The following capitalized terms used in the Plan have the respective meanings set forth in this Section:

(a)                                  Act:  The Securities Exchange Act of 1934, as amended, or any successor thereto.

(b)                                                                            Affiliate:  Any entity (i)  20% or more of the voting equity of which is owned or controlled directly or indirectly by the Company, or (ii) that had been a business, division or subsidiary of the Company, the equity of which has been distributed to the Company’s shareholders, even if the Company thereafter owns less than 20% of the voting equity.

(c)                       Average Invested Capital:  With respect to any fiscal year performance period, as of any date of determination, the sum of the following: (i) total assets determined by disregarding any impairment charges recorded during such fiscal year minus (ii) total current liabilities plus (iii) indebtedness for borrowed money included in total current liabilities, in each case, of the Company and its Subsidiaries as determined in accordance with GAAP, with such amount derived from clauses (i), (ii) and (iii) calculated as the simple average during such fiscal year based on the last day of each of the trailing five (5) fiscal quarters through the end of such fiscal year, minus (iv) the impairment charges disregarded in clause (i) above.  For purposes of clarity, aggregate impairment charges with respect to the applicable fiscal year will not be averaged over the fiscal quarters of such fiscal year but aggregate impairment charges with respect to the applicable fiscal year will reduce the average invested capital calculated pursuant to clauses (i), (ii) and (iii) above.

(d)                                 Award:  An Option, Stock Appreciation Right or Other Stock-Based Award granted pursuant to the Plan.

(~~d)~~                                 e)  Award Agreement :  Any written or electronic agreement, contract, or other instrument or document evidencing an Award granted by the Committee hereunder, which does not require the signature of the Company or the Participant.

(~~e)~~                                  f) Beneficial Owner or Beneficially Owned:  As such term is defined in Rule 13d-3 under the Act (or any successor rule thereto).

(~~f)~~                                    g) Board:  The Board of Directors of the Company.

(~~g)~~                                 h) Change of Control:  The occurrence of any of the following events:

(i)                                                                                     any Person becomes the Beneficial Owner, directly or indirectly, of more than forty percent (40%) of the combined voting power of the then-outstanding voting securities of the Company entitled to vote generally in the election of directors (the “Outstanding Company Voting Securities”); provided, however, that the following acquisitions shall not constitute a Change of Control:  (A) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any corporation controlled by the Company, or (B) any acquisition by an entity pursuant to a reorganization, merger, amalgamation or consolidation, unless such reorganization, merger, amalgamation or consolidation constitutes a Change of Control under clause (ii) of this Section 2(g);

(ii)                                                                                  the consummation of a reorganization, merger, amalgamation or consolidation, unless following such reorganization, merger, amalgamation or consolidation sixty percent (60%) or more of the combined voting power of the then-outstanding voting securities of the entity resulting from such reorganization, merger, amalgamation or consolidation entitled to vote generally in the election of directors is then Beneficially Owned, directly or indirectly, by all or substantially all of the individuals and entities who were the Beneficial Owners, respectively, of the Outstanding Company Voting Securities immediately prior to such reorganization, merger, amalgamation or consolidation;

(iii)                                                                               the (~~i~~A) approval by the shareholders of the Company of a complete liquidation or dissolution of the Company or (~~ii~~B) sale or other disposition (in one transaction or a series of related transactions) of all or substantially all of the assets of the Company and its Subsidiaries, unless the successor entity existing immediately after such sale or disposition is then Beneficially Owned, directly or indirectly, by all or substantially all of the individuals and entities who were the Beneficial Owners, respectively, of the Outstanding Company Voting Securities immediately prior to such sale or disposition;

(iv)                                                                              during any period of twenty-four months (not including any period prior to the Effective Date), individuals who at the beginning of such period constitute the Board, and any new director (other than (A) a director nominated by a Person who has entered into an agreement with the Company to effect a transaction described in Sections 2(g)(i), (ii) or (iii) of the Plan, (B) a director whose initial assumption of office occurs as a result of either an actual or threatened election contest subject to Rule 14a-11 of Regulation 14A promulgated under the Act or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board or (C) a director designated by any Person who is the Beneficial Owner, directly or indirectly, of securities of the Company representing 10% or more of the Outstanding Company Voting Securities) whose election by the Board or nomination for election by the Company’s shareholders was approved in advance by a vote of at least two-thirds (2/3) of the directors then still in office who either were directors at the beginning of the period or whose election or nomination for election was previously so approved, cease for any reason to constitute at least a majority thereof; or

~~(v)                                 the Board adopts a resolution to the effect that, for purposes hereof, a Change of Control has occurred.~~

Notwithstanding the foregoing, to the extent that any amount constituting “non-qualified deferred compensation” under Section 409A of the Code would become payable under this Plan by reason of a Change of Control, such amount shall become payable only if the event constituting a Change of Control would also constitute a change in ownership or effective control of the Company or a change in the ownership of a substantial portion of the assets of the Company within the meaning of Section 409A of the Code.

(~~h)~~                                 i) Code:  The Internal Revenue Code of 1986, as amended, or any successor thereto.

(~~i)~~                                     j) Committee:  The Compensation Committee of the Board, or any successor thereto or other committee designated by the Board to assume the obligations of the Committee hereunder, or if no such committee shall be designated or in office, the Board.

(~~j)~~                                     k) Company:  Helen of Troy Limited, a Bermuda company.

(~~k)~~                                  l) Confidential Information:  All knowledge and information pertaining to the business of the Company and its Subsidiaries obtained by a Participant from any source whatever as a result of his or her Services to the Company and/or its Subsidiaries and which is not a matter of public knowledge, including, without limitation, any confidential records, documents, contracts, customer lists, writings, data or other information, whether or not the same is in written or other recorded form.  Without limiting the generality of the foregoing, Confidential Information shall be deemed to include any information or knowledge which may now or hereafter be deemed a trade secret of the Company and/or its Subsidiaries or information which relates to the Company’s and/or its Subsidiaries’ personnel; present operations or future planning with respect to suppliers or customers, the contents of any Company or Subsidiary manual, practice or procedure, operating, revenue, expense or other statistics; private or public debt or equity financing or concerning any banking, accounting or financial matters; current or future advertising or promotion plans or programs; applications to or matters pending or under the jurisdiction of any regulatory agency or court, including those that are only threatened; any system, program, procedure or administrative operations, including those pertaining to any matter relative to computer operations of any type; information of the type mentioned above or of any other type regarding affiliates of the Company; present or future plans for the extension of the present business or the commencement of new business by the Company and/or its Subsidiaries.

(~~l)~~                                     m)                                   Corporate Tax Rate:  For any fiscal year performance period, the lesser of (i) the average effective income tax rate of the Company and its Subsidiaries for the fiscal year corresponding with the applicable EBITDA ROIC performance, or (ii) twenty (20) percent.

(n)                                 Covered Employee:  An employee of the Company or its Subsidiaries who may be deemed to be a covered employee within the meaning of Section 162(m) of the Code.

(~~m)~~                               o) Disability:  Inability to engage in any substantial gainful activity by reason of a medically determinable physical or mental impairment which can be expected to result in death, or can be expected to last for a continuous period of not less than 12 months.  The determination whether a Participant has suffered a Disability shall be made by the Committee based upon such evidence as it deems necessary and appropriate.  A Participant shall not be considered disabled unless he or she furnishes such medical or other evidence of the existence of the Disability as the Committee, in its sole discretion, may require.

(~~n)                                 Effective Date:  The date on which the Plan takes effect, as defined pursuant to Section 28 of the Plan.~~p)    EBITDA:  For any fiscal year performance period, the sum (without duplication) of (i) operating income (loss) after impairment charges plus (ii) depreciation and amortization charges, in each case, of the Company and its Subsidiaries as determined in accordance with GAAP, plus (iii) to the extent included in clause (i) above, any impairment charges incurred by the Company and its Subsidiaries, as determined in accordance with GAAP, solely to the extent such charges result from capital market and/or economic conditions creating a stock market trigger that requires testing for and recording of impairments under GAAP which cannot be attributed to any fundamental change in the underlying current or expected operating cash flows associated with the impaired assets, as reflected in the financial statements of the Company and its Subsidiaries and the notes thereto.

(q)                                 EBITDA ROIC:  For any fiscal year performance period, an amount equal to (i) the product of (y) EBITDA and (z) one (1) minus the Corporate Tax Rate, divided by (ii) Average Invested Capital.

(r)                                    Effective Date:  The date on which the Plan takes effect, as defined pursuant to Section 28 of the Plan.

(~~o)~~                                 s) Fair Market Value:  As of any date that requires the determination of the Fair Market Value of Shares under this Plan, the value of a Share on such date of determination, calculated as follows:

(i)                                     If the Shares are then listed or admitted to trading on a Nasdaq market system or a stock exchange which reports closing sale prices, the Fair Market Value shall be the closing sale price on such date on such Nasdaq market system or principal stock exchange on which the Share is then listed or admitted to trading, or, if no closing sale price is quoted on such day, then the Fair Market Value shall be the closing sale price of the Share on such Nasdaq market system or such exchange on the ~~next~~immediately preceding day on which a closing sale price is reported;

(ii)                                  If the Shares are not then listed or admitted to trading on a Nasdaq market system or a stock exchange which reports closing sale prices, the Fair Market Value shall be the average of the closing bid and asked prices of the Share in the over-the-counter market on such date; or

(iii)                               If neither clause (i) nor (ii) is applicable as of such date, then the Fair Market Value shall be determined by the Board in good faith and in using any reasonable method of evaluation, which determination shall be conclusive and binding on all interested parties.

(~~p)~~                                 t)                                        GAAP:  Generally accepted accounting principles used and applied in the United States of America.

(u)                                 ISO:  An Option that is also an incentive stock option granted pursuant to Section 7(d) of the Plan.

(~~q)~~                                 v) LSAR:  A limited stock appreciation right granted pursuant to Section 8(d) of the Plan.

~~(r)~~                                    (w) Other Stock-Based Awards:  Awards granted pursuant to Section 9 of the Plan.

(~~s)~~                                  x) Option:  A stock option granted pursuant to Section 7 of the Plan.

(~~t)~~                                    y) Option Price:  The purchase price per Share of an Option, as determined pursuant to Section 7(a) of the Plan.

(~~u)~~                                 z) Participant:  An individual~~, excluding Gerald J. Rubin, the Company’s Chairman of the Board, Chief Executive Officer and President,~~ who is selected by the Committee to participate in the Plan pursuant to Section 5 of the Plan.

(~~v)~~                                 aa) Performance-Based Awards:  Other Stock-Based Awards granted pursuant to Section 9(b) of the Plan.

~~(w)~~                               (bb) Person:  As such term is used for purposes of Section 13(d)(3) or 14(d)(2) of the Act (or any successor section thereto).

(~~x)~~                                   cc) Plan:  The Helen of Troy Limited 2008 Stock Incentive Plan, as amended from time to time.

(~~y)~~                                 dd) Restricted Stock:  Restricted stock granted pursuant to Section 9 of the Plan.

(~~z)~~                                   ee) Restricted Stock Unit:  A restricted stock unit representing a right to acquire a fixed number of Shares at a future date, granted pursuant to Section 9 of the Plan.

(~~aa)~~                            ff) Securities Act:   The Securities Act of 1933, as amended, or any successor thereto.

(gg)                          ~~(bb)~~                          Service:  Services rendered to the Company or any of its Subsidiaries as an employee or consultant.

(~~cc)~~                            hh) Shares:  Common shares, par value $0.10 per Share, of the Company, as adjusted pursuant to Section 10 of the Plan.

(~~dd)~~                          ii) Stock Appreciation Right:  A stock appreciation right granted pursuant to Section 8 of the Plan.

(~~ee)~~                            jj) Subsidiary:  A subsidiary corporation, as defined in Section 424(f) of the Code (or any successor section thereto).

(~~ff)~~                                kk) Termination of Service: A Participant’s termination of service with the Company, its Subsidiaries and Affiliates.  A Termination of Service of an employee of the Company or any Subsidiary shall not be deemed to have occurred in the case of sick leave, military leave or any other leave of absence, in each case approved by the Committee or in the case of transfers between locations of the Company or its Subsidiaries.  In the case of a U.S. taxpayer who is a “specified ~~employees~~employee” (as ~~described in~~defined under Section 409A of the Code), ~~distributions~~an Award which is considered non-qualified deferred compensation (as defined under Section 409A of the Code) which is otherwise distributable upon a Termination of Service (which is also a Separation from Service as such term is defined under Section 409A of the Code) may not be made before the ~~date which is six months~~first day of the seventh month after the date of ~~termination of service~~the Separation from Service (or, if earlier, the date of death of the ~~participant).  A specified employee is a “key employee” as defined in Section 416(i) of the Code without regard to Paragraph (5), but only if the Company has any stock which is publicly traded on an established securities market or otherwise~~Participant).

3.                                                                                      Shares Subject to the Plan

The maximum number of Shares with respect to which Awards may be granted under the Plan shall be ~~750,000~~3,750,000 (subject to adjustment in accordance with the provisions of Section 10 hereof), whether pursuant to ISOs or otherwise.  Of that number, not more than ~~750,000~~3,750,000 Shares (subject to adjustment in accordance with the provisions of Section 10 hereof) will be available for grants under the Plan of ISOs pursuant to Section 7(d) hereof~~, and not more than 250,000 Shares (subject to adjustment in accordance with the provisions of Section 10 hereof) will be available for grants under the Plan of unrestricted Shares, Restricted Stock, Restricted Stock Units or any Other Stock-Based Awards pursuant to Section 9 hereof~~.  The maximum number of Shares with respect to which Awards of any and all types may be granted during a calendar year to any Participant shall be limited, in the aggregate, to ~~250,000~~1,000,000 Shares (subject to adjustment in accordance with the provisions of Section 10 hereof).  The Shares may consist, in whole or in part, of authorized and unissued Shares or treasury Shares, including Shares acquired by purchase in the open market or in private transactions.  If any Awards are forfeited, cancelled, terminated, exchanged or surrendered or such Award is settled in cash or otherwise terminates without a distribution of Shares to the Participant, any Shares counted against the number of Shares reserved and available under the Plan with respect to such Award shall, to the extent of any such forfeiture, settlement, termination, cancellation, exchange or surrender, again be available for Awards under the Plan.

4.                                                                                      Administration

(a)                                                                                  The Plan shall be administered by the Committee, which may delegate its duties and powers in whole or in part to any subcommittee thereof.  If necessary to satisfy the requirements of Section 162(m) of the Code and/or Rule 16b-3 promulgated under the Act, the Committee shall consist solely of at least two individuals who are each “non-employee directors” within the meaning of Rule 16b-3 under the Act (or any successor rule thereto), “outside directors” within the meaning of Section 162(m) of the Code (or any successor section thereto) and satisfy all applicable independence requirements set forth in any applicable stock exchange or market or quotation system in which the Shares are then traded, listed or quoted. ~~Any~~ Except as required by Section 162(m) of the Code or Rule 16b under the Act, any action permitted to be taken by the Committee may be taken by the Board, in its discretion; provided however that, to the extent required by any stock exchange or market or quotation system on which the Shares are traded, listed or quoted, any Award approved by the Board shall also have been approved by a majority of the Company’s independent directors (within the meaning of such exchange or market or quotation system).  The Committee may also delegate to a committee consisting of employees of the Company the authority to authorize transfers, establish terms and conditions upon which transfers may be made and establish classes of options eligible to transfer options, as well as to make other determinations with respect to option transfers.

(b)                                                                                 The Committee is authorized to interpret the Plan, to establish, amend and rescind any rules and regulations relating to the Plan, to make any other determinations that it deems necessary or desirable for the administration of the Plan, and to take the following actions, in each case subject to and consistent with the provisions of the Plan:

(i)                                                                                     to select Participants to whom Awards may be granted;

(ii)                                                                                  to determine the type or types of Awards to be granted to each Participant;

(iii)                                                                               to determine the type and number of Awards to be granted, the number of Shares to which an Award may relate, the terms and conditions of any Award granted under the Plan (including, but not limited to, any exercise price, grant price, or purchase price, and any bases for adjusting such exercise, grant or purchase price, any restriction or condition, any schedule for lapse of restrictions or conditions relating to transferability or forfeiture, exercisability, or settlement of an Award, and waiver or accelerations thereof, and waivers of performance conditions relating to an Award, based in each case on such considerations as the Committee shall determine), and all other matters to be determined in connection with an Award;

(iv)                                                                              to determine whether, to what extent, and under what circumstances an Award may be settled, or the exercise price of an Award may be paid, in cash, Shares, other Awards, or other property, or an Award may be cancelled, forfeited, exchanged, or surrendered;

(v)                                                                                 to take any action consistent with the terms of the Plan, either before or after an Award has been granted, as the Committee deems necessary or advisable to comply with any government laws or regulatory requirements of a non-U.S. jurisdiction, including but not limited to, modifying or amending the terms and conditions governing any Awards, establishing any local country plans as sub-plans to the Plan or to conform with or take advantage of governmental requirements, statutes or regulations;

(vi)                                                                              to prescribe the form of each Award Agreement, which need not be identical for each Participant;

(vii)                                                                           to correct any defect or supply any omission or reconcile any inconsistency in the Plan and to construe and interpret the Plan and any Award, rules and regulations, Award Agreement, or other instrument hereunder, in each case, in the manner and to the extent the Committee deems necessary or desirable;

(viii)                                                                        to approve any repurchase of Shares pursuant to Section 42A of the Companies Act 1981 of Bermuda where a Participant wishes to effect payment of (A) an exercise of an Award or (B) payment of taxes pursuant to Section 4(d) below by delivery of Shares; and

(ix)                                                                                to make all other decisions and determinations as may be required under the terms of the Plan or as the Committee may deem necessary or advisable for the administration of the Plan.

(c)                                                                                  Any decision of the Committee in the interpretation and administration of the Plan, as described herein, shall lie within its sole and absolute discretion and shall be final, conclusive and binding on all parties concerned (including, but not limited to, Participants and their beneficiaries or successors).  Determinations made by the Committee under the Plan need not be uniform and may be made selectively among Participants, whether or not such Participants are similarly situated.

(d)                                                                                 The Committee shall require payment of any amount it may determine to be necessary to withhold for federal, state, local or other taxes as a result of the grant, vesting or the exercise of an Award.  With the approval of the Committee, the Participant may elect to pay a portion or all of such withholding taxes by (i) delivery of Shares or (ii) having Shares withheld by the Company from any Shares that would have otherwise been received by the Participant.  The number of Shares so delivered or withheld shall have an aggregate Fair Market Value on the date of the exercise of an Award sufficient to satisfy the applicable withholding taxes.  In addition, with the approval of the Committee, a Participant may satisfy any additional tax that the Participant elects to have the Company withhold by delivering to the Company or its designated representative Shares already owned by the Participant or, in the case of Shares acquired through an employee benefit plan sponsored by the Company or its Subsidiaries, Shares held by the Participant for more than six months.

(e)                                                                                  If the chief executive officer of the Company is a member of the Board, upon recommendation of the Committee, the Board by specific resolution may constitute such chief executive officer as a committee of one which shall, subject to the terms and conditions of such resolution, have the authority to grant Awards of up to an aggregate of 350,000 Shares (subject to adjustment in accordance with the provisions of Section 10 hereof) in each calendar year to Participants who are not subject to the rules promulgated under Section 16 of the Act (or any successor section thereto) or Covered Employees; provided, however, that such chief executive officer shall notify the Committee of any such grants made pursuant to this Section 4.

(f)                                                                                    Notwithstanding the foregoing, a Repricing (as defined below) is prohibited without prior shareholder approval.  Subject to compliance with the provisions of the immediately preceding sentence regarding a Repricing, the Committee may, at any time or from time to time: (i) authorize the Company, with the consent of the respective Participants, to issue new Awards in exchange for the surrender and cancellation of any or all outstanding Awards or (ii) buy from a Participant an Award previously granted with payment in cash, Shares (including Restricted Stock) or other consideration, based on such terms and conditions as the Committee and the Participant may agree.  For purposes of the Plan, “Repricing” means any of the following or any other action that has the same purpose and effect: (A) lowering the exercise price of an outstanding Option granted under the Plan after it is granted or (B)

canceling an outstanding Award granted under the Plan at a time when its exercise or purchase price exceeds the then Fair Market Value of the stock underlying such outstanding Award, in exchange for another Award or a cash payment, unless the cancellation and exchange occurs in connection with a merger, amalgamation, consolidation, sale of substantially all the Company’s assets, acquisition, spin-off or other similar corporate transaction.

(g)                                                                                 Shares issues pursuant to an Award shall, subject to the terms hereof, be purchased for such consideration, paid for at such times, by such methods, and in such forms, including cash, share repurchase, option cancellation, Participant services or other consideration, as the Committee shall determine.

5.                                                                                      Eligibility

Employees of the Company, its Subsidiaries and Affiliates, who are from time to time responsible for, or contribute to, the management, growth and protection of the business of the Company and its Affiliates, ~~excluding Gerald J. Rubin, the Company’s Chairman of the Board, Chief Executive Officer and President,~~ and consultants to the Company and its Subsidiaries, are eligible to be granted Awards under the Plan.  Participants shall be selected from time to time by the Committee, in its sole discretion, from among those eligible, and the Committee shall determine, in its sole discretion, the number of Shares to be covered by the Awards granted to each Participant.  Notwithstanding any provisions of the Plan to the contrary, an Award may be granted to an employee or consultant, in connection with his or her hiring or retention prior to the date the employee or consultant first performs services for the Company or a Subsidiary; provided, however, that any such Award shall not become vested prior to the date the employee or consultant first performs such services.

6.                                                                                      Limitations

No Award may be granted under the Plan after the tenth anniversary of the Effective Date, but Awards theretofore granted may extend beyond that date.

7.                                                                                      Terms and Conditions of Options

Options granted under the Plan shall be, as determined by the Committee, non-qualified, incentive or other stock options for federal income tax purposes, as evidenced by the related Award Agreements, and shall be subject to the foregoing and the following terms and conditions and to such other terms and conditions, not inconsistent therewith, as the Committee shall determine:

(a)                                                                                  Option Price.  The Option Price per Share shall be determined by the Committee, but shall not be less than 100% of the Fair Market Value of the Shares on the date an Option is granted.

(b)                                                                                 Exercisability.  Options granted under the Plan shall be exercisable at such time and upon such terms and conditions as may be determined by the Committee, but in no event shall an Option be exercisable more than ten years after the date it is granted.

(c)                                                                                  Exercise of Options.  Except as otherwise provided in the Plan or in an Award Agreement, an Option may be exercised for all, or from time to time any part, of the Shares for which it is then exercisable.  For purposes of Section 7 of the Plan, the exercise date shall be the date the Company receives a written notice of exercise in accordance with the terms of the Award Agreement and full payment for the Shares with respect to which the Option is exercised, together with (i) any other agreements required by the terms of the Plan and/or Award Agreement or as required by the Committee, and (ii) payment by the Participant of all payroll, withholding or income taxes incurred in connection with such Option exercise (or arrangements for the collection or payment of such tax satisfactory to the Committee are made).  The purchase price for the Shares as to which an Option is exercised shall be paid to the Company in full at the time of exercise at the election of the Participant (A) in cash, (B) in Shares having a Fair Market Value equal to the aggregate Option Price for the Shares being purchased and satisfying such other requirements as may be imposed by the Committee; provided, that, such Shares have been held by the Participant for no less than six months, (C) partly in cash and partly in such Shares, (D) through the delivery of irrevocable instructions to a broker to deliver promptly to the Company an amount equal to the aggregate Option Price for the Shares being purchased, (E) through having Shares withheld by the Company from any Shares that would have otherwise been received by the Participant or (F) through such other means as shall be prescribed in the Award Agreement.

(d)                                                                                 ISOs.  The Committee may grant Options under the Plan that are intended to be ISOs.  Such ISOs shall comply with the requirements of Section 422 of the Code (or any successor section thereto).  If the aggregate Fair Market Value of the Shares (determined as of the respective date or dates of grant) for which ISOs are granted under the Plan (or any other stock incentive plan of the Company or Subsidiaries) are exercisable for the first time by a Participant during any calendar year exceeds $100,000, the portion of the Option not exceeding $100,000, to the extent of whole Shares, will be treated as an ISO and the remaining portion of the Option will be treated as a non-statutory stock option.  The preceding sentence will be applied by taking Options into account in the order in which they were granted.  Unless otherwise permitted under Section 422 of the Code (or any successor section thereto), no ISO may be granted to any Participant who at the time of such grant, owns more than 10% of the total combined voting power of all classes of stock of the Company or of any Subsidiary, unless (i) the Option Price for such ISO is at least 110% of the Fair Market Value of a Share on the date the ISO is granted and (ii) the date on which such ISO terminates is a date not later than the day preceding the fifth anniversary of the date on which the ISO is granted.  Any Participant who disposes of Shares acquired upon the exercise of an ISO either (i) within two years after the date of grant of such ISO or (ii) within one year after the transfer of such Shares to the Participant, shall notify the Company of such disposition and of the amount realized upon such disposition.  Notwithstanding Section 5 of the Plan, ISOs may be granted solely to employees of the Company and its Subsidiaries.

(e)                                                                                  Exercisability Upon Termination of Service by Death or Disability.  Upon a Termination of Service by reason of death or Disability, the Option may be exercised within one year following the date of death or Termination of Service due to Disability (subject to any earlier termination of the Option as provided by its terms), by the Participant in the case of Disability, or in the case of death, by the Participant’s estate or by a person who acquired the right to exercise the Option by bequest or inheritance, but in any case only to the extent the Participant was entitled to exercise the Option on the date of his or her Termination of Service by death or Disability.  To the extent that he or she was not entitled to exercise such Option at the date of his or her Termination of Service by death or Disability, or if he or she does not exercise such Option (which he or she was entitled to exercise) within the time specified herein, the Option shall terminate.  Notwithstanding anything to the contrary herein, the Committee may at any time and from time to time prior to the termination of an Option, with the consent of the Participant, extend the period of time during which the Participant may exercise his or her Option following the date of Termination of Service due to death or Disability; provided, however, that the maximum period of time during which an Option shall be exercisable following the date of Termination of Service due to death or

Disability shall not exceed the original term of such Option as set forth in the Award Agreement and that notwithstanding any extension of time during which an Option may be exercised, such Option, unless otherwise amended by the Committee, shall only be exercisable to the extent the Participant was entitled to exercise the Option on the date of Termination of Service due to death or Disability.

(f)                         Effect of Other Termination of Service.  Upon a Termination of Service for any reason (other than death or Disability), an unexercised Option may thereafter be exercised during the period ending 90 days after the date of such Termination of Service, but only to the extent to which such Option was vested and exercisable at the time of such Termination of Service.  Notwithstanding the foregoing, the Committee may, in its sole discretion, either by prior written agreement with the Participant or upon the occurrence of a Termination of Service, accelerate the vesting of unvested Options held by a Participant if such Participant’s Termination of Service is without “cause” (as such term is defined by the Committee in its sole discretion) by the Company.

(g)                        Nontransferability of Stock Options.  Except as otherwise provided in this Section 7(g), an Option shall not be transferable by the Participant otherwise than by will or by the laws of descent and distribution, and during the lifetime of a Participant an Option shall be exercisable only by the Participant.  An Option exercisable after the death of a Participant or a transferee pursuant to the following sentence may be exercised by the legatees, personal representatives or distributees of the Participant or such transferee.  The Committee may, in its discretion, authorize all or a portion of the Options previously granted or to be granted to a Participant, other than ISOs, to be on terms which permit irrevocable transfer for no consideration by such Participant to any child, stepchild, grandchild, parent, stepparent, grandparent, spouse, former spouse, sibling, niece, nephew, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law or sister-in-law, including adoptive relationships, of the Participant, any trust in which these persons have more than 50% of the beneficial interest, any foundation in which these persons (or the Participant) control the management of assets, and any other entity in which these persons (or the Participant) own more than 50% of the voting interests (“Eligible Transferees”), provided that (i) the Award Agreement pursuant to which such options are granted must be approved by the Committee, and must expressly provide for transferability in a manner consistent with this Section 7(g) and (ii) subsequent transfers of transferred Options shall be prohibited except those in accordance with the first sentence of this Section 7(g).  The Committee may, in its discretion, amend the definition of Eligible Transferees to conform to the coverage rules of Form S-8 under the Securities Act (or any comparable or successor registration statement) from time to time in effect.  Following transfer, any such Options shall continue to be subject to the same terms and conditions as were applicable immediately prior to transfer.  The events of Termination of Service of Sections 7(e) and 7(f) hereof shall continue to be applied with respect to the original Participant, following which the options shall be exercisable by the transferee only to the extent, and for the periods specified, in Sections 7(e) and 7(f).

8.                             Terms and Conditions of Stock Appreciation Rights

(a)                        Grants.  The Committee also may grant a Stock Appreciation Right, independent of an Option, with respect to Shares that are traded or listed on an established stock exchange or market or quotation system.

(b)                        Terms.  The exercise price per Share of a Stock Appreciation Right shall be an amount determined by the Committee but in no event shall such amount be less than the greater of (i) the Fair Market Value of a Share on the date the Stock Appreciation Right is granted and (ii) an amount permitted by applicable laws, rules, by-laws or policies of regulatory authorities or stock exchanges or market or quotation systems.  Each Stock Appreciation Right granted independent of an Option shall entitle a Participant to exercise the Stock Appreciation Right in whole or in part and, upon such exercise, to receive from the Company an amount equal to (i) the excess of (A) the Fair Market Value on the exercise date of one Share over (B) the exercise price per Share, times (ii) the number of Shares covered by the portion of the Stock Appreciation Right so exercised.  The date a notice of exercise is received by the Company shall be the exercise date.  Payment shall be made in cash, Shares or a combination of cash and Shares, as determined by the Committee.  Stock Appreciation Rights may be exercised from time to time upon actual receipt by the Company of written notice of exercise stating the number of Shares with respect to which the Stock Appreciation Right is being exercised.

(c)                        Limitations.  The Committee may impose, in its discretion, such conditions upon the exercisability or transferability of Stock Appreciation Rights as it may deem fit.

(d)                        Limited Stock Appreciation Rights.  The Committee may grant LSARs that are exercisable upon the occurrence of specified contingent events.  Such LSARs may provide for a different method of determining appreciation, may specify that payment will be made only in cash as soon as practicable after the occurrence of the specified contingent event and may provide that any related Awards are not exercisable while such LSARs are exercisable.  Unless the context otherwise requires, whenever the term “Stock Appreciation Right” is used in the Plan, such term shall include LSARs.

9.                             Other Stock-Based Awards

(a)                        Generally.  The Committee, in its sole discretion, may grant Awards of unrestricted Shares, Restricted Stock, Restricted Stock Units and other Awards that are valued in whole or in part by reference to, or are otherwise based on the Fair Market Value of, Shares (collectively, “Other Stock-Based Awards”).  Such Other Stock-Based Awards shall be in such form, and dependent on such conditions, as the Committee shall determine, including, without limitation, the right to receive one or more Shares (or the equivalent cash value of such Shares) upon the completion of a specified period of service, the occurrence of an event and/or the attainment of performance objectives.  Other Stock-Based Awards may be granted alone or in addition to any other Awards granted under the Plan.  Subject to the provisions of the Plan, the Committee shall determine (i) to whom and when Other Stock-Based Awards will be made, (ii) the number of Shares to be awarded under (or otherwise related to) such Other Stock-Based Awards, (iii) whether such Other Stock-Based Awards shall be settled in cash, Shares or a combination of cash and Shares, and (iv) all other terms and conditions of such Awards (including, without limitation, the vesting provisions thereof).

(b)                        Performance-Based Awards.  Notwithstanding anything to the contrary herein, certain Other Stock-Based Awards granted under this Section 9 may be granted to Covered Employees in a manner that will enable the Company to deduct any amount paid by the Company under Section 162(m) of the Code (or any successor section thereto) (“Performance-Based Awards”).  A Covered Employee’s Performance-Based Award shall be determined based on the attainment of one or more pre-established, objective performance goals established in writing by the Committee, for a performance period established by the Committee, (i) at a time when the outcome for that performance period is substantially uncertain and (ii) not later than 90 days after the commencement of the performance period to which the performance goal relates, but in no event after 25% of the relevant performance period has elapsed.  The performance goals shall be based upon one or more of the following criteria, which may be Company-wide, on an individual basis, a consolidated basis or otherwise: (i) earnings before or after taxes (including earnings before interest, taxes, depreciation and amortization); (ii) EBITDA; (iii) net income; (~~iii~~iv) operating income; (~~iv~~v) earnings from continuing operations; (vi) earnings per Share~~; (v~~ (whether basic or fully diluted); (vii) book value per Share; (~~vi) return on shareholders’ equity; (vii~~viii) expense management; (~~viii~~ix) return on investment before or after the cost of capital; (~~ix~~x) improvements in capital structure; (~~x~~xi) profitability of an identifiable business unit or product; (~~xi~~xii) maintenance or improvement of profit margins; (~~xii~~xiii) stock price; (~~xiii~~xiv) market share; (~~xiv~~xv) revenues or sales; (~~xv~~xvi) costs; (~~xvi~~xvii) cash flow; (~~xvii~~xviii) working capital; (~~xviii~~xix) changes in net assets (whether or not multiplied by a constant percentage intended to represent the cost of capital); ~~and (xix) return on assets.~~(xx) EBITDA ROIC; (xxi) return measures (including, but not limited to, return on assets, capital, invested capital, equity, sales or revenue); (xxii) reductions in the Company’s overhead ratio; and (xxiii) expenses to sales ratio.  The foregoing criteria may relate to the Company, one or more of its Affiliates, Subsidiaries or one or more of its divisions, units, minority investments, partnerships, joint ventures, product lines or products or any combination of the foregoing, and may be applied on an absolute basis and/or be relative to one or more peer group companies or indices, or any combination thereof, all as the Committee shall determine.  In addition, to the degree consistent with Section 162(m) of the Code (or any successor section thereto), the performance goals may be calculated without regard to extraordinary items or accounting changes.  ~~The maximum amount of a Performance-Based Award to any Covered Employee with respect to a fiscal year of the Company shall be $1,000,000.~~  The Committee shall determine whether, with respect to a performance period, the applicable performance goals have been met with respect to a given Covered Employee and, if they have, to so certify and ascertain the amount of the applicable Performance-Based Award.  No Performance-Based Awards will be paid for such performance period until such certification is made by the Committee.  The amount of the Performance-Based Award actually paid to a given Covered Employee may be less than the amount determined by the applicable performance goal formula, at the discretion of the Committee.  The amount of the Performance-Based Award determined by the Committee for a performance period shall be paid to the Covered Employee at such time as determined by the Committee, in its sole discretion after the end of such performance period; provided, however, that a Covered Employee may, if and to, the extent permitted by the Committee and consistent with the provisions of Sections 162(m) and 409A of the Code, elect to defer payment of a Performance-Based Award.

(c)                           Terms and Conditions of Restricted Stock and Restricted Stock Units.

(i)                            Grant.  Each grant of Restricted Stock and Restricted Stock Units shall be evidenced by an Award Agreement in form approved by the Committee.  The vesting of a Restricted Stock Award or Restricted Stock Unit granted under the Plan may be conditioned upon the completion of a specified period of employment with the Company or a Subsidiary, upon attainment of specified performance goals, and/or upon such other criteria as the Committee may determine in its sole discretion.

(ii)                           Receipt of Restricted Stock.  As soon as practicable after an Award of Restricted Stock has been made to a Participant, there shall be registered in the name of such Participant or of a nominee the number of Shares of Restricted Stock so awarded.  Except as provided in the applicable Award Agreement, no Shares of Restricted Stock may be assigned, transferred or otherwise encumbered or disposed of by the Participant until such Shares have vested in accordance with the terms of such Award Agreement.  If and to the extent that the applicable Award Agreement so provides, a Participant shall have the right to vote and receive dividends on the Shares of Restricted Stock granted to him or her under the Plan.  Unless otherwise provided in the applicable Award Agreement, any Shares received as a dividend or bonus issue on such Restricted Stock or in connection with a stock split or division of the Shares of Restricted Stock shall be subject to the same restrictions as the Restricted Stock.

(iii)                          Payments Pursuant to Restricted Stock Units.  Restricted Stock Units may not be assigned, transferred or otherwise encumbered or disposed of by the Participant until such Restricted Stock Units have vested in accordance with the terms of the applicable Award Agreement.  Upon the vesting of the Restricted Stock Unit, certificates for Shares shall be delivered to the Participant or his legal representative on the last business day of the calendar quarter in which such vesting event occurs or as soon thereafter as practicable (but not later than the 15th day of the third month following the last day of the Company’s taxable year in which such Restricted Stock Units vest), in a number equal to the Shares covered by the Restricted Stock Unit.

(iv)                          Effect of Termination of Service.  Upon a Termination of Service for any reason, the Participant shall only be entitled to the Restricted Stock or Restricted Stock Units vested at the time of such Termination of Service, and the Participant’s unvested Restricted Stock and Restricted Stock Units shall be forfeited.  Notwithstanding the foregoing, ~~and except for Awards granted to Covered Employees that are intended to qualify as “performance-based compensation” under Section 162(m) of the Code,~~ the Committee may, in its sole discretion, either by prior written agreement with the Participant or upon the occurrence of a Termination of Service, accelerate the vesting of unvested Restricted Stock or Restricted Stock Units held by the Participant if such Participant’s Termination of Service is without “cause” (as such term is defined by the Committee in its sole discretion) by the Company; provided that with respect to Awards granted to Covered Employees that are intended to qualify as “performance-based compensation” under Section 162(m) of the Code such acceleration must be done in a manner that complies with Section 162(m) of the Code.

10.          Adjustments Upon Certain Events

Notwithstanding any other provisions in the Plan to the contrary, the following provisions shall apply to all Awards granted under the Plan:

(a)                           Adjustments upon Changes in Capitalization.  Subject to any required action by the shareholders of the Company, the number and type of Shares covered by each outstanding Award, and the number and type of Shares which have been authorized for issuance under the Plan but as to which no Awards have yet been granted or which have been returned to the Plan upon cancellation, expiration or forfeiture of an Award, as well as the exercise or purchase price, shall be proportionately adjusted for any increase or decrease in the number of issued Shares resulting from a stock split, reverse stock split or combination or the payment of a stock dividend (but only on the Company’s common shares) or reclassification of the Company’s common shares or any other increase or decrease in the number of issued Shares effected without receipt of consideration by the Company (other than increases pursuant to the issuance of Other Stock-Based Awards under Section 9 of the Plan).  Such adjustment shall be made by the Committee in its sole discretion, which adjustment shall be final, binding and conclusive.  Except as expressly provided herein, no issuance by the Company of shares of stock of any class or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of Shares subject to the Plan or an Award.

(b)                           Dissolution, Liquidation, Sale of Assets or Merger.

(i)                            In the event of the dissolution or liquidation of the Company, other than pursuant to a Reorganization (hereinafter defined), any Option, Stock Appreciation Right or Restricted Stock Unit granted under the Plan shall terminate as of a date to be fixed by the Committee, provided that not less than 30 days written notice of the date so fixed shall be given to each Participant holding an affected Option, Stock Appreciation Right or Restricted Stock Unit and, subject to any applicable laws, each such Participant shall have the right during such period to exercise or settle his Options, Stock Appreciation Rights and Restricted Stock Units as to all or any part of the Shares covered thereby or subject thereto.

(ii)                           In the event of a Reorganization in which the Company is not the surviving or acquiring company, or in which the Company is or becomes a wholly-owned subsidiary of another company after the effective date of the Reorganization, then (i) if there is no plan or agreement respecting the Reorganization (“Reorganization Agreement”) or if the Reorganization Agreement does not specifically provide for the change, conversion or exchange of the Shares under outstanding unexercised or unsettled Options, Stock Appreciation Rights or Restricted Stock Units for securities of another corporation, then the Committee shall take such action, and such Awards shall terminate, as provided above; or (ii) if there is a Reorganization Agreement and if the Reorganization Agreement specifically provides for the change, conversion or exchange of the Shares under outstanding, unexercised or unsettled Options, Stock Appreciation Rights or Restricted Stock Units for securities of another corporation, then the Committee shall adjust the Shares under such outstanding unexercised or unsettled Options, Stock Appreciation Rights or Restricted Stock Units (and shall adjust the Shares which are then available to be granted, if the Reorganization Agreement makes specific provisions therefor) in a manner not inconsistent with the provisions of the Reorganization Agreement for the adjustment, change, conversion or exchange of such options, stock appreciation rights or restricted stock units.

(iii)                          The term “Reorganization” as used in this Section 10(b) shall mean any statutory merger, statutory amalgamation, statutory consolidation, sale of all or substantially all of the assets of the Company, or sale, pursuant to an agreement with the Company, of securities of the Company pursuant to which the Company is or becomes a wholly-owned subsidiary of another company after the effective date of the Reorganization.

(iv)                          Except as provided above in this Section 10(b) and except as otherwise provided by the Committee in its sole discretion, any Options, Stock Appreciation Rights and Restricted Stock Units shall terminate immediately prior to the consummation of such proposed action.

(c)                           Change of Control.  Subject to Section 10(b), in the event there occurs a Change of Control, (i) the Participants shall have the right to exercise or settle from and after the date of the Change of Control any Option, Stock Appreciation Right or Restricted Stock Unit held by such Participant in whole or in part, notwithstanding that such Option, Stock Appreciation Right or Restricted Stock Unit may not be fully exercisable or vested, and (ii) any and all restrictions on any Participants’ Other Stock-Based Award shall lapse and such stock shall immediately vest in the Participants, notwithstanding that the Other Stock-Based Award was unvested.

11.          Confidentiality and Non-Competition

By accepting an Award under the Plan and as a condition to the exercise or settlement of Options, Stock Appreciation Rights or Restricted Stock Units and the enjoyment of any of the benefits of the Plan and the applicable Award Agreement, each Participant agrees as follows:

(a)                           Confidentiality.  During the period that each Participant provides Services (or the Participant’s engaging in any other activity with or for the Company) and for a two year period thereafter, such Participant shall treat and safeguard as confidential and secret all Confidential Information received by such Participant at any time.  Without the prior written consent of the Company, except as required by law, such Participant will not disclose or reveal any Confidential Information to any third party whatsoever or use the same in any manner except in connection with the businesses of the Company and its Subsidiaries.  In the event that a Participant is requested or required (by oral questions, interrogatories, requests for information or documents, subpoena, civil investigative demand or other process) to disclose (i) any Confidential Information or (ii) any information relating to his opinion, judgment or recommendations concerning the Company or its Subsidiaries as developed from the Confidential Information, each Participant will provide the Company with prompt written notice of any such request or requirement so that the Company may seek an appropriate protective order or waive compliance with the provisions contained herein.  If, failing the entry of a protective order or the receipt of a waiver hereunder, such Participant is, in the reasonable opinion of his counsel, compelled to disclose Confidential Information, such Participant shall disclose only that portion and will exercise best efforts to obtain assurances that confidential treatment will be accorded such Confidential Information.

(b)                           Non-Competition.

(i)                            During the period that each Participant provides Services to the Company or its Subsidiaries, and for a two-year period thereafter, such Participant shall not, without prior written consent of the Committee, do, directly or indirectly, any of the following: (A) own, manage, control or participate in the ownership, management, or control of, or be employed or engaged by or otherwise affiliated or associated with, any other corporation, partnership, proprietorship, firm, association or other business entity, or otherwise engage in any business which competes with the business of the Company or any of its Subsidiaries (as such business is conducted during the term such Participant provides Services to the Company or its Subsidiaries) in the geographical regions in which such business is conducted; provided, however, that the ownership of a maximum of one percent of the outstanding stock of any publicly traded corporation shall not violate this covenant; or (B) employ, solicit for employment or assist in employing or soliciting for employment any present, former or future employee, officer or agent of the Company or any of its Subsidiaries.

(ii)                           In the event any court of competent jurisdictions should determine that the foregoing covenant of non-competition is not enforceable because of the extent of the geographical area or the duration thereof, then the Company and the affected Participant hereby petition such court to modify the foregoing covenant to the extent, but only to the extent, necessary to create a covenant which is enforceable in the opinion of such court, with the intention of the parties that the Company shall be afforded the maximum enforceable covenant of non-competition which may be available under the circumstances and applicable law.

(c)                           Failure to Comply.  Each Participant acknowledges that remedies at law for any breach by him of this Section 11 may be inadequate and that the damages resulting from any such breach are not readily susceptible to being measured in monetary terms.  Accordingly, each Participant acknowledges that upon his or her violation of any provision of this Section 11, the Company will be entitled to immediate injunctive relief and may obtain an order restraining any threatened or future breach.  Each Participant further agrees, subject to the proviso at the end of this sentence, that if he or she violates any provisions of this Section 11, such Participant shall immediately forfeit any rights and benefits under the Plan and shall return to the Company any unexercised Options and forfeit the rights under any other Awards and shall return any Shares held by such Participant received upon exercise of any Option or the vesting of Shares underlying an Award granted hereunder, together with any proceeds from sales of any Shares received upon exercise of such Options or the vesting of Shares underlying an Award; provided, however, that upon violation of subsection (b) of this Section 11, the forfeiture and return provisions contained in this sentence shall apply only to Awards under which underlying Shares have become exercisable or vested, and in any such case the proceeds of sales therefrom, during the two year period immediately prior to termination of the Participant’s Services.  Nothing in this Section 11 will be deemed to limit, in any way, the remedies at law or in equity of the Company, for a breach by a Participant of any of the provisions of this Section 11.

(d)                           Notice.  Each Participant agrees to provide written notice of the provisions of this Section 11 to any future employer of such Participant, and the Company expressly reserves the right to provide such notice to such Participant’s future employer(s).

(e)                           Severability.   If any provisions or part of any provision of this Section 11 is held for any reason to be unenforceable, (i) the remainder of this Section 11 shall nevertheless remain in full force and effect and (ii) such provision or part shall be deemed to be amended in such manner as to render such provision enforceable.

12.          “Lockup” Agreement

The Committee may in its discretion specify upon granting an Award that upon request of the Company or the underwriters managing any underwritten offering of the Company’s securities, the Participant shall agree in writing that for a period of time (not to exceed 180 days) from the effective date of any registration of securities of the Company, the Participant will not sell, make any short sale of, loan, grant any option for the purchase of, or otherwise dispose of any Shares issued pursuant to the exercise and settlement of such Award, without the prior written consent of the Company or such underwriters, as the case may be.

13.          Limitation of Liability

Each member of the Committee shall be entitled to, in good faith, rely or act upon any report or other information furnished to him or her by any officer or other employee of the Company or any Subsidiary or Affiliate, the Company’s independent certified public accountants, or other professional retained by the Company to assist in the administration of the Plan.  No member of the Committee, nor any officer or employee of the Company acting on behalf of the Committee, shall be personally liable for any action, determination, or interpretation taken or made in good faith with respect to the Plan, and all members of the Committee and any officer or employee of the Company acting on their behalf shall, to the extent permitted by law, be fully indemnified and protected by the Company with respect to any such action, determination, or interpretation.

14.          Amendments or Termination

(a)                           The Board or the Committee may terminate or discontinue the Plan at any time.  The Board or the Committee may amend, modify or alter the Plan at any time, but no amendment, modification or alteration shall be made which, (i) without the approval of the shareholders of the Company, would (except as is provided in Section 10 of the Plan), increase the total number of Shares reserved for the purposes of the Plan, change the maximum number of Shares for which Awards may be granted to any Participant or modify the Plan in any other way to the extent shareholder approval is required by the rules of any stock exchange or market or quotation system on which the Shares are traded, listed or quoted, or (ii) without the consent of a Participant, would impair any of the rights or obligations under any Award theretofore granted to such Participant under the Plan.  Notwithstanding anything to the contrary herein, neither the Committee nor the Board may amend, alter or discontinue the provisions relating to Section 10(b) of the Plan after the occurrence of a Change of Control.

(b)                           Except as provided in Section 10 of the Plan or expressly provided under the Plan, any amendment, modification, termination or discontinuance of the Plan shall not affect Awards previously granted, and such Awards shall remain in full force and effect as if the Plan had not been amended, modified, terminated or discontinued, unless such amendment, modification, termination or discontinuance would not impair any of the rights or obligations under any Award or unless mutually agreed otherwise between the Participant and the Company, which agreement shall be in writing and signed by the Participant and the Company.

15.          International Participants

The Committee may delegate to another committee, as it may appoint, the authority to take any action consistent with the terms of the Plan, either before or after an Award has been granted, which such other committee deems necessary or advisable to comply with any government laws or regulatory requirements of a non-U.S. jurisdiction, including but not limited to, modifying or amending the terms and conditions governing any Awards, or establishing any local country plans as sub-plans to the Plan.  In addition, under all circumstances, the Committee may make non-substantive administrative changes to the Plan as to conform with or take advantage of governmental requirements, statutes or regulations.

16.          No Right to Continued Employment or Service

Neither the Plan nor the granting of an Award under the Plan shall impose any obligation on the Company, a Subsidiary or any Affiliate to continue the employment or Service of a Participant or lessen or affect the Company’s, Subsidiary’s or Affiliate’s right to terminate the employment or service of such Participant.

17.          Not Compensation for Benefit Plans

No Award payable under the Plan shall be deemed salary or compensation for the purpose of computing benefits under any benefit plan or other arrangement of the Company for the benefit of its employees or directors unless the Company shall determine otherwise.

18.          Unfunded Status of Awards

The Plan is intended to constitute an “unfunded” plan for incentive compensation.  With respect to any payments not yet made to a Participant pursuant to an Award, nothing contained in the Plan or any Award shall give any such Participant any rights that are greater than those of a general creditor of the Company; provided, however, that the Committee may authorize the creation of trusts or make other arrangements to meet the Company’s obligations under the Plan to deliver cash, Shares, other Awards, or other property pursuant to any Award, which trusts or other arrangements shall be consistent with the “unfunded” status of the Plan unless the Committee otherwise determines with the consent of each affected Participant.

19.          Nonexclusivity of the Plan

Neither the adoption of the Plan by the Board nor its submission to the shareholders of the Company for approval shall be construed as creating any limitations on the power of the Board to adopt such other incentive arrangements as it may deem desirable, including, without limitation, the granting of options and other awards otherwise than under the Plan, and such arrangements may be either applicable generally or only in specific cases.

20.          Successors and Assigns

The Plan shall be binding on all successors and assigns of the Company and a Participant, including, without limitation, the estate of such Participant and the executor, administrator or trustee of such estate, or any receiver or trustee in bankruptcy or representative of the Participant’s creditors.

21.          Nontransferability of Awards

Except as provided in Section 7(g) of the Plan, an Award shall not be transferable or assignable by the Participant otherwise than by will or by the laws of descent and distribution.  During the lifetime of a Participant, an Award shall be exercisable only by such Participant.  An Award exercisable after the death of a Participant may be exercised by the legatees, personal representatives or distributees of the Participant.  Notwithstanding anything to the contrary herein, the Committee, in its sole discretion, shall have the authority to waive this Section 21 or any part hereof (except with respect to ISOs) to the extent that this Section 21 or any part hereof is not required under the rules promulgated under any law, rule or regulation applicable to the Company.

22.          No Rights to Awards, No Shareholder Rights

No Participant or employee shall have any claim to be granted any Award under the Plan, and there is no obligation for uniformity of treatment of Participants and employees.  Unless otherwise expressly provided herein or in the Award Agreement, no Award shall confer on any Participant any rights to dividends or other rights of a shareholder with respect to Shares subject to an Award unless and until Shares are duly issued or transferred to the Participant in accordance with the terms of the Award and, if applicable, the satisfaction of any other conditions imposed by the Committee pursuant to the Plan.

23.          No Fractional Shares

No fractional Shares shall be issued or delivered pursuant to the Plan or any Award, including on account of any action under Section 10 of the Plan.  In the case of Awards to Participants, the Committee shall determine, in its discretion, whether cash, other Awards, scrip certificates (which shall be in a form and have such terms and conditions as the Committee in its discretion shall prescribe) or other property shall be issued or paid in lieu of such fractional Shares or whether such fractional Shares or any rights thereto shall be forfeited or otherwise eliminated.

24.          Compliance with Legal and Trading Requirements

The Plan, the granting, exercising and settlement of Awards thereunder, and the other obligations of the Company under the Plan and any Award Agreement, shall be subject to all applicable federal, state and local laws, rules and regulations, and to such approvals by any regulatory or governmental agency as may be required.  All certificates for Shares delivered under the Plan pursuant to any Award shall be subject to such stock-transfer orders and other restrictions as the Committee may deem advisable under the rules, regulations and other requirements of the Securities and Exchange Commission, any stock exchange or market or quotation system upon which the Shares are then listed, traded or quoted, and any applicable federal or state securities law, and the Committee may cause a legend or legends to be put on any such certificates to make appropriate reference to such restrictions.  No Award granted hereunder shall be construed as an offer to sell securities of the Company, and no such offer shall be outstanding, unless and until the Committee in its sole discretion has determined that any such offer, if made, would comply with all applicable requirements of the U.S. federal securities laws and any other laws to which such offer, if made, would be subject.  The Company, in its discretion, may postpone the issuance or delivery of Shares under any Award until completion of such stock exchange or market or quotation system listing or registration or qualification of such Shares or other required action under any state, federal or local law, rule or regulation as the Company may consider appropriate, including the Securities Act and the Act, and may require any Participant to make such representations and furnish such information as it may consider appropriate in connection with the issuance or delivery of Shares in compliance with applicable laws, rules and regulations.  No provisions of the Plan shall be interpreted or construed to obligate the Company to register any Shares under federal, state or local law.

25.          Severability

If any provision of the Plan is or becomes or is deemed invalid, illegal or unenforceable in any jurisdiction, or would disqualify the Plan or any Award under any law deemed applicable by the Committee, such provision shall be construed or deemed amended to conform to applicable laws or if it cannot be construed or deemed amended without, in the determination of the Committee, materially altering the intent of the Plan, it shall be stricken and the remainder of the Plan shall remain in full force and effect.

26.          Choice of Law

The Plan and all Award Agreements shall be governed by and construed in accordance with the laws of the State of Texas applicable to contracts made and to be performed in the State of Texas without regard to conflict of laws principles.

27.          Conflict

To the extent the provisions of the Plan conflicts with the terms and conditions of any written agreement between the Company and a Participant (including the vesting or settlement of any Awards upon termination of employment, whether by Change of Control or any analogous term or otherwise), the terms and conditions of such agreement shall control.

28.          Effectiveness of the Plan; Term

The Plan shall be effective on August 19, ~~2008, the date of its approval by the shareholders at the 2008 Annual General Meeting of shareholders of the Company.~~2008.  The Plan shall continue in effect ~~for a term of ten (10) years from the Effective Date~~until August 19, 2018 unless sooner terminated under Section 14 of the Plan.

29.          ~~Code~~       Section 409A of the Code

Notwithstanding any other provision of the Plan or an Award Agreement to the contrary, to the extent that the Committee determines that any Award granted to a U.S. taxpayer under the Plan is subject to Section 409A of the Code, it is the intent of the parties to the applicable Award Agreement that such Award Agreement incorporate the terms and conditions necessary to avoid the consequences specified in Section 409A(a)(1) of the Code and that such Award Agreement and the terms of the Plan as applicable to such Award be interpreted and construed in compliance with Section 409A of the Code and the Treasury regulations and other interpretive guidance issued thereunder.  Notwithstanding the foregoing, the Company shall not be required to assume any increased economic burden in connection therewith.

30.          Section 457A of the Code

It is the intent of the Company that the Plan and all Awards made to U.S. taxpayers hereunder will comply with Section 457A of the Code and the provisions of the Plan and any Award Agreement shall be interpreted and construed consistent with this intent.  Notwithstanding the foregoing, in the event an Award is found not to comply with Section 457A, the Company shall not be required to assume any increased economic burden in connection therewith.

31.          Notices

All notices or other communications by a Participant to the Committee, the Board or the Company under or in connection with the Plan shall be deemed to have been duly given when received in the form specified by the Committee at the location, or by the person, designated by the Committee for the receipt thereof.  Notwithstanding anything to the contrary contained in the Plan, notices and other elections under the Plan may be delivered or made electronically, in the discretion of the Committee.  In addition, in the discretion of the Committee, Shares otherwise deliverable under the Plan may be delivered or otherwise evidenced through book entry or other electronic format without the need to deliver an actual Share certificate; provided, however, an actual Share certificate shall be delivered if requested by the Participant.

32.          Clawback Policy

Notwithstanding any other provision of the Plan or an Award Agreement to the contrary, acceptance by any Participant of any Award granted pursuant to the Plan constitutes such Participant’s acknowledgement and agreement that all Awards made pursuant to the Plan shall be subject to (a) Section 304 of the Sarbanes Oxley Act of 2002 and (b) to the extent required under the rules and/or regulations issued pursuant to the Dodd-Frank Act of 2010, any clawback policy adopted by the Company pursuant to such rules and/or regulations.

APPENDIX B

HELEN OF TROY LIMITED

2011 ANNUAL INCENTIVE PLAN

Section 1.                               PURPOSE OF PLAN

The purpose of the Plan is to promote the success of the Company and its Subsidiaries by providing to the participating executives of the Company and its Subsidiaries bonus incentives that qualify as performance-based compensation within the meaning of Section 162(m) of the Code.  Subject to the approval of the shareholders of the Company, the Plan shall be effective as of March 1, 2012.

Section 2.                               DEFINITIONS AND TERMS

2.1.      Accounting Terms.  Except as otherwise expressly provided or the context otherwise requires, financial and accounting terms are used as defined for purposes of, and shall be determined in accordance with, GAAP.

2.2.      Specific Terms.  The following words and phrases as used herein shall have the following meanings:

“2008 Stock Plan” means the Helen of Troy Limited 2008 Stock Incentive Plan, as it may be amended, restated or otherwise modified from time to time.

“Adjusted EBITDA” means, for any Year, the sum (without duplication) of (i) operating income (loss) before impairment charges plus (ii) depreciation and amortization charges, in each case, of the Company and its Subsidiaries as determined in accordance with GAAP plus (iii) the amount of any CEO Annual Bonus accrued with respect to such Year.

“Average Invested Capital” means, with respect to any Year, as of any date of determination, the sum of the following: (i) total assets determined by disregarding any impairment charges recorded during such Year minus (ii) total current liabilities plus (iii) indebtedness for borrowed money included in total current liabilities, in each case, of the Company and its Subsidiaries as determined in accordance with GAAP, with such amount derived from clauses (i), (ii) and (iii) calculated as the simple average during such Year based on the last day of each of the trailing five (5) fiscal quarters through the end of such Year, minus (iv) the impairment charges disregarded in clause (i) above.  For purposes of clarity, aggregate impairment charges with respect to the applicable Year will not be averaged over the fiscal quarters of such Year but aggregate impairment charges with respect to the applicable Year will reduce the average invested capital calculated pursuant to clauses (i), (ii) and (iii) above.

“Board” means the Board of Directors of the Company.

“Bonus” means a cash payment, payment in Shares, payment in the form of the transfer of a Policy, or payment opportunity as a context requires.

“Business Criteria” means any one or any combination of the following financial goals or other objective goals, which may be Company-wide, on an individual basis, a consolidated basis or otherwise: (i) earnings before or after taxes (including earnings before interest, taxes, depreciation and amortization); (ii) EBITDA; (iii) Adjusted EBITDA; (iv) net income; (v) operating income; (vi) earnings from continuing operations; (vii) earnings per share (whether basic or fully diluted); (viii) book value per share; (ix) return measures (including, but not limited to, return on assets, capital, invested capital, equity, sales or revenue); (x) expense management; (xi) return on investment before or after the cost of capital; (xii) improvements in capital structure; (xiii) profitability of an identifiable business unit or product; (xiv) maintenance or improvement of profit margins; (xv) stock price; (xvi) market share; (xvii) revenues or sales; (xviii) costs; (xix) cash flow; (xx) working capital; (xxi) changes in net assets (whether or not multiplied by a constant percentage intended to represent the cost of capital); (xxii) EBITDA ROIC; (xxiii) reductions in the Company’s overhead ratio; and (xxiv) expenses to sales ratio.

“CEO” means Gerald J. Rubin, the Company’s Chief Executive Officer.

“CEO Annual Bonus” has the meaning assigned thereto in Section 4.2(a).

“CEO Insurance Bonus” has the meaning assigned thereto in Section 4.3(a).

“Change in Control” shall mean to have occurred at such time as either (i) any “person”, as such term is used in section 14(d) of the Exchange Act, other than the Company, a wholly-owned Subsidiary of the Company or any employee benefit plan of the Company, or its Subsidiaries, is or becomes the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act (or any successor rule), directly or indirectly, of fifty percent (50%) or more of the combined voting power of the Company’s common stock, or (ii) individuals who constitute the Board on the effective date of this Plan (the “Incumbent Board”) cease for any reason to constitute at least a majority thereof, provided that any person becoming a director subsequent to the date hereof whose election or nomination for election by the Company’s shareholders was approved by a vote of at least three quarters of the directors comprising the Incumbent Board (either by a specific vote or by approval of the proxy statement of the Company in which such person is named as a nominee for the director without objection to such nomination) shall be, for purposes of this clause (ii) considered as though such person was a member of the Incumbent Board.

“Code” means the Internal Revenue Code of 1986, as amended from time to time.

“Committee” means the Compensation Committee of the Company which has been established to administer the Plan in accordance with Section 3.1 and Section 162(m) of the Code.

“Company” means Helen of Troy Limited, a Bermuda company, and any successor whether by merger, ownership or all or substantially all of its assets or otherwise.

“Corporate Tax Rate” means, for any Year, the lesser of (i) the effective income tax rate of the Company and its Subsidiaries for such Year or (ii) twenty (20) percent.

“Disability” shall have such meaning attributed thereto in the Company’s long-term disability plan, or, if no such plan exists, shall mean a “Permanent and Total Disability” as defined in Code Section 22(e).

“EBITDA” means, for any Year, the sum (without duplication) of (i) operating income (loss) after impairment charges plus (ii) depreciation and amortization charges, in each case, of the Company and its Subsidiaries as determined in accordance with GAAP, plus (iii) to the extent included in clause (i) above, any impairment charges incurred by the Company and its Subsidiaries, as determined in accordance with GAAP, solely to the extent such charges result from capital market and/or economic conditions creating a stock market trigger that requires testing for and recording of impairments under GAAP which cannot be attributed to any fundamental change in the underlying current or expected operating cash flows associated with the impaired assets, as reflected in the financial statements of the Company and its Subsidiaries and the notes thereto..

“EBITDA ROIC” means, for any Year, an amount equal to (i) the product of (y) EBITDA and (z) one (1) minus the Corporate Tax Rate, divided by (ii) Average Invested Capital.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and as interpreted by the rules and regulations promulgated thereunder.

“Executive” means a key employee (including any officer) of the Company or the Subsidiaries.

“Fair Market Value” means, as of any date that requires the determination of the Fair Market Value of Shares under this Plan, the value of a Share on such date of determination, calculated as follows:

(i) If the Shares are then listed or admitted to trading on a Nasdaq market system or a stock exchange which reports closing sale prices, the Fair Market Value shall be the closing sale price on such date on such Nasdaq market system or principal stock exchange on which the Share is then listed or admitted to trading, or, if no closing sale price is quoted on such day, then the Fair Market Value shall be the closing sale price of the Share on such Nasdaq market system or such exchange on the immediately preceding day on which a closing sale price is reported;

(ii) If the Shares are not then listed or admitted to trading on a Nasdaq market system or a stock exchange which reports closing sale prices, the Fair Market Value shall be the average of the closing bid and asked prices of the Share in the over-the-counter market on such date; or

(iii) If neither clause (i) nor (ii) is applicable as of such date, then the Fair Market Value shall be determined by the Board in good faith using any reasonable method of evaluation, which determination shall be conclusive and binding on all interested parties.

“GAAP” means generally accepted accounting principles used and applied in the United States of America.

“Guardian Policy” means that certain Modified Premium Survivorship Whole Life Policy (Policy Number 3757815), dated as of March 2, 1994, issued by The Guardian Life Insurance Company of America.

“Metropolitan Policy” means that certain Survivorship Whole Life Policy (Policy Number 940 350 202 A), dated as of March 2, 1994, issued by Metropolitan Life Insurance Company.

“Participant” means an Executive selected to participate in the Plan by the Committee.

“Performance Period” means the Year or Years (or any portion thereof) with respect to which the Performance Targets are set by the Committee.

“Performance Target(s)” means the specific objective goal or goals (which may be cumulative and/or alternative) that are timely set in writing by the Committee for each Executive for the Performance Period with respect to any one or more of the Business Criteria.

“Plan” means the Helen of Troy Limited 2011 Annual Incentive Plan as amended from time to time.

“Policy” means, individually and collectively, the Guardian Policy, the Metropolitan Policy and the Sun Life Policy.

“Restricted Stock” has the same meaning ascribed to such term in the 2008 Stock Plan.

“Section 162(m)” means Section 162(m) of the Code, and the regulations promulgated thereunder, all as amended from time to time.

“Shares” means common shares, par value $0.10 per share, of the Company.

“Specified Years” means each of the Years ending February 28, 2013, February 28, 2014 and February 28, 2015.

“Subsidiary” means any corporation, partnership or other entity as to which more than fifty percent (50%) of the voting securities or other voting ownership interests shall now or hereafter be owned or controlled, directly by a person, any Subsidiary of such person, or any Subsidiary of such Subsidiary.

“Sun Life Policy” means that certain Last Survivor Whole Life Insurance Policy (Policy Number 9304106T), dated as of March 24, 1994, issued by Sun Life Assurance Company of Canada.

“Year” means any one or more fiscal years of the Company commencing on March 1 of each year that represent(s) an applicable Performance Period.

Section 3.                               ADMINISTRATION OF THE PLAN

3.1.      The Committee.  The Plan shall be administered by a Committee consisting solely of at least two members of the Board, duly authorized by the Board to administer the Plan, who (i) are not eligible to participate in the Plan and (ii) are “outside directors” within the meaning of Section 162(m).

3.2.      Powers of the Committee.  The Committee shall have the sole authority to establish and administer the Performance Target(s) and, subject to the right of the CEO to participate in the Plan during the Specified Years, the responsibility of determining from among the Executives those persons who will participate in and receive Bonuses under the Plan and, subject to Sections 4 and 5 of the Plan, the amount of such Bonuses and shall otherwise be responsible for the administration of the Plan, in accordance with its terms.  The Committee shall have the authority to construe and interpret the Plan (except as otherwise provided herein) and any agreement or other document relating to any Bonus under the Plan, may adopt rules and regulations governing the administration of the Plan, and shall exercise all other duties and powers conferred on it by the Plan, or which are incidental or ancillary thereto.  Subject to the right of the CEO to participate in the Plan for the Specified Years, as provided in Section 4.5, for each Performance Period, the Committee shall determine, at the time the Business Criteria and the Performance Target(s) are set, those Executives who are selected as Participants in the Plan.  The Board shall be entitled, in its sole discretion, to approve or disapprove, but not amend, any proposed Performance Target and Performance Period established by the Committee with respect to any Participant.  Absent any disapproval by the Board of the proposed Performance Target and Performance Period, the Committee’s establishment of such Performance Target and Performance Period shall become effective.

3.3.      Requisite Action.  A majority (but not fewer than two) of the members of the Committee shall constitute a quorum.  The vote of a majority of those present at a meeting at which a quorum is present or the unanimous written consent of the Committee shall constitute action by the Committee.

3.4.      Express Authority (and Limitations on Authority) to Change Terms and Conditions of Bonus.  Without limiting the Committee’s authority under other provisions of the Plan, but subject to any express limitations of the Plan and Section 5.8, the Committee shall have the authority to accelerate a Bonus (after the attainment of the applicable Performance Target(s)) and to waive restrictive conditions for a Bonus (including any forfeiture conditions, but not

Performance Target(s)), in such circumstances as the Committee deems appropriate.  In the case of any acceleration of a Bonus after the attainment of the applicable Performance Target(s), the amount payable shall be discounted to its present value using an interest rate equal to the published prime rate charged by Bank of America, N.A. or any successor thereof (such rate to be determined as of the last business day of the month preceding the month in which such acceleration occurs).

Section 4.                               BONUS PROVISIONS

4.1.      Provision for Bonus.  Each Participant may receive a Bonus if and only if the Performance Target(s) established by the Committee, relative to the applicable Business Criteria, are attained.  The applicable Performance Period and Performance Target(s) shall be determined by the Committee consistent with the terms of the Plan and Section 162(m).

4.2.      Preestablished Performance Target for CEO — CEO Annual Bonus.

(a)        Performance Target for CEO.  (i) Subject to Sections 4.1, 4.9, 5.1 and 5.8, with respect to the CEO, a preestablished Performance Target for each of the Specified Years, and related Bonus for the CEO that is payable in the form of cash or cash equivalents and Shares of Restricted Stock subject to the terms and conditions of this Section 4.2 (the amount with respect to any such Specified Year, the “CEO Annual Bonus”), shall be based on Adjusted EBITDA for such Specified Year.  For each of the Specified Years the CEO shall receive an CEO Annual Bonus equal to a percentage of the amount of Adjusted EBITDA for such Year achieved by the Company in the applicable Specified Year according to the following scale:

Performance Tiers		Amount of Bonus Payable as a % of Adjusted EBITDA
If Adjusted EBITDA is:
Greater Than	Less Than or Equal To:
($ in Millions)	($ in Millions)
-------	$0.0	0%
$0.0	$50.0	2.0%
$50.0	$75.0	3.5%
$75.0	$100.0	5.0%
$100.0	$125.0	6.0%
$125.0	$150.0	7.0%
$150.0	$175.0	8.0%
$175.0		8.5%

Adjusted EBITDA, for the purpose of computing the CEO Annual Bonus, shall be calculated commencing as of the Year beginning March 1, 2012 and continuing each Specified Year thereafter.

(ii) In the event that, in any Specified Year, the Company or any of its Subsidiaries consummates an acquisition of the stock or the operating, income or revenue producing assets of any entity whether through a merger, consolidation, combination, asset purchase or similar transaction (the “Acquired Assets”), the Performance Tiers set forth in the table above shall be increased by an amount equal to the Adjusted EBITDA of, or attributed to, the Acquired Assets for the four (4) completed quarters immediately preceding the closing date of the acquisition of the Acquired Assets (the “Acquisition Date”), with such amount to be pro-rated to reflect the number of days in the Year that the Acquired Assets’ financial results are consolidated or combined with or included in the financial statements of the Company and its Subsidiaries.  With respect to each Specified Year following the Year in which the Acquisition Date occurred, the Performance Tiers set forth in the table above shall be increased by an amount equal to the Adjusted EBITDA of, or attributed to, the Acquired Assets for the four (4) completed quarters immediately preceding the Acquisition Date.  Notwithstanding the foregoing, in the event it is determined in good faith by the Committee in its discretion that (A) the Acquired Assets do not constitute a division, business unit, business segment or all or substantially all of the assets of an entity and (B) the modification of the Performance Tiers set forth in the table above as contemplated by the first two sentences of this Section 4.2(a)(ii) would not be practicable or appropriate to fairly reflect the impact of the acquisition of such Acquired Assets, then the Performance Tiers set forth in the table above shall be increased by an amount equal to the forecasted impact of such acquisition to Adjusted EBITDA.  Any amount calculated under this Section 4.2(a)(ii) shall be objectively determined in good faith by the Committee in its discretion and shall be final and binding, absent manifest error.

(iii) In the event that, in any Specified Year, the Company or any of its Subsidiaries consummates a divestiture of the stock or the operating, income or revenue producing assets of the Company or any Subsidiary or other entity consolidated or combined with or included in the financial statements of the Company and its Subsidiaries whether through a merger, consolidation, combination, asset sale, spin-off or similar transaction (the “Divested Assets”), the Performance Tiers set forth in the table above shall be decreased by an amount equal to the Adjusted EBITDA of, or attributed to, the Divested Assets for the four (4) completed quarters immediately preceding the closing date of the divestiture of the Divested Assets (the “Divestiture Date”), with such amount to be pro-rated to reflect the number of days in the Year that the Divested Assets’ financial results are no longer consolidated or combined with or included in the financial statements of the Company and its Subsidiaries.  With respect to each Specified Year following the Year in which the Divestiture Date occurred, the Performance Tiers set forth in the table above shall be decreased by an amount equal to the Adjusted EBITDA of, or attributed to, the Divested Assets for the four (4) completed quarters immediately preceding the Divestiture Date.  Any amount calculated under this Section 4.2(a)(iii) shall be objectively determined in good faith by the Committee in its discretion and shall be final and binding, absent manifest error.

(b)        Payment of CEO Annual Bonus Upon Achievement of Performance Target for CEO.  Any CEO Annual Bonus shall be paid at the time and in the manner set forth in the Plan, including in accordance with Section 4.11 hereof; provided, however, payments in respect of the CEO Annual Bonus shall be made as follows:

(i) If the CEO Annual Bonus is less than $15,000,000, then such CEO Annual Bonus shall be paid in the following manner:

(A) first, subject to clause (e) below, in the form of Shares of Restricted Stock, with the number of Shares of Restricted Stock (rounded up to the next whole Share) being equal to (I) one-third (1/3) of the CEO Annual Bonus, divided by (II) the Fair Market Value of a Share on the date the Committee certifies the CEO Annual Bonus pursuant to Section 4.10 hereof; and

(B) second, in the form of cash or cash equivalents in an amount equal to (I) the CEO Annual Bonus less (II) the aggregate Fair Market Value of the Shares described in clause (A) of Section 4.2(b)(i) above.

(ii)  If the CEO Annual Bonus is equal to or greater than $15,000,000, then such CEO Annual Bonus shall be paid in the following manner:

(A) first, in the form of cash or cash equivalents in an aggregate amount of $10,000,000; and

(B) second, subject to clause (e) below, in the form of Shares of Restricted Stock, with the number of Shares of Restricted Stock (rounded up to the next whole Share) being equal to (I) the CEO Annual Bonus less $10,000,000, divided by (II) the Fair Market Value of a Share on the date the Committee certifies the CEO Annual Bonus pursuant to Section 4.10 hereof.

(c)                               Issuance and Vesting of Restricted Stock.  All Shares of Restricted Stock issued in respect of any CEO Annual Bonus hereunder shall be issued pursuant to the terms and conditions of the 2008 Stock Plan and shall reduce the number of Shares available for issuance thereunder.  The date of grant of such Restricted Stock shall be the date the Committee certifies the CEO Annual Bonus pursuant to Section 4.10 hereof.  No fractional Shares shall be issued in payment of any Bonus (including any CEO Annual Bonus) payment under the Plan.  Restricted Stock issued in respect of any CEO Annual Bonus hereunder shall vest (i) in the case of any Performance Period ending prior to February 28, 2015, on February 28, 2015 and (ii) in the case of the Performance Period ending February 28, 2015, on the date the Committee certifies the CEO Annual Bonus pursuant to Section 4.10 hereof in respect of such Performance Period provided the CEO continues employment with the Company or its Subsidiaries through the Performance Period ending February 28, 2015.

(d)                              Effect of Insufficient Shares.  Notwithstanding anything herein to the contrary, in the event that there are insufficient Shares available for issuance pursuant to the 2008 Stock Plan to satisfy amounts owing in respect of the CEO Annual Bonus, the amount of the CEO Annual Bonus which is not able to be satisfied in Shares of Restricted Stock shall be paid in the form of cash or cash equivalents.

(e)                               Compliance with Securities Law and Regulations.  The issuance or delivery of Shares pursuant to the Plan shall be subject to, and shall comply with, any applicable requirements of federal and state securities laws, rules and regulations (including, without limitation, the provisions of the Securities Act of 1933, the Exchange Act, and the rules and regulations promulgated thereunder), any securities exchange upon which the Shares may be listed and any other law or regulation applicable thereto.  The Company shall not be obligated to issue or deliver any Shares pursuant to the Plan if such issuance or delivery would, in the opinion of the Committee, violate any such requirements. The foregoing shall not, however, be deemed to require the Company to issue Shares of Restricted Stock in respect of amounts to be paid on account of the CEO Annual Bonus if a necessary listing or quotation of the Shares on a stock exchange or inter-dealer quotation system or any registration under state or federal securities laws required under the circumstances has not been accomplished.

4.3                            Preestablished Performance Target for CEO – CEO Insurance Bonus.  Subject to Sections 4.1, 4.9, 5.1 and 5.8, with respect to the CEO, a preestablished Performance Target, and related Bonus for the CEO that is payable in the form of the transfer of a Policy subject to the terms and conditions of this Section 4.3 (the “CEO Insurance Bonus”), shall be based on EBITDA ROIC, as set forth below:

(a)                               Performance Target for CEO.  For each Year set forth in the table below, the CEO shall receive an CEO Insurance Bonus if EBITDA ROIC exceeds 7.0% for the applicable Year, as set forth below:

Performance Goal Period	CEO Insurance Bonus
Fiscal year ended February 28, 2013	Guardian Policy
Fiscal year ended February 28, 2014	Sun Life Policy
Fiscal year ended February 28, 2015	Metropolitan Policy

(b)                              Payment of Bonus Upon Achievement of Performance Target for CEO.  Any CEO Insurance Bonus shall be paid at the time and in the manner set forth in the Plan, including in accordance with Section 4.11 hereof, by transferring the applicable Policy to The Gerald J. and Stanlee N. Rubin 1994 Irrevocable Trust.

4.4.                        Selection of Performance Target(s) for Participants – Business Criteria.  With respect to any Bonus that a Participant may receive under the Plan (other than the CEO Annual Bonus and the CEO Insurance Bonus), the specific Performance Target(s) with respect to the Business Criteria must be established by the Committee in advance of the deadlines applicable under Section 162(m) and while the performance relating to the Performance Target(s) remains substantially uncertain within the meaning of Section 162(m).  At the time the Performance Target(s) are selected, the Committee shall provide, in terms of an objective formula or standard for each such Participant, and for any person who may become a Participant after the Performance Target(s) are set, the method of computing the specific amount that will represent the maximum amount of Bonus payable to such Participant if the Performance Target(s) are attained, subject to Sections 4.1, 4.9, 4.12, 5.1 and 5.8.

4.5.                        Selection of Participants.  With respect to the Specified Years, the CEO shall be a Participant under the Plan.  In addition to the CEO’s participation for the Specified Years, for each Performance Period, the Committee shall determine, at the time the Business Criteria and the Performance Target(s) are set, the Executives who will participate in the Plan.

4.6.                        Effect of Mid-Year Commencement of Service.  To the extent compatible with Sections 4.4 and 5.8, if services as an Executive commence after the adoption of the Plan and the Performance Target(s) are established for a Performance Period, the Committee may grant a Bonus that is proportionately adjusted based on the period of actual service during the Year; the amount of any Bonus paid to such person shall not exceed that proportionate amount.

4.7.                        Termination of Employment During Year.  Unless otherwise determined by the Committee or required by applicable law or pursuant to any written agreement between the Company and the Executive:

(a)                               no Bonus shall be payable to an Executive if the Executive is not employed by the Company or any Subsidiary of the Company on the last day of the Performance Period for which the Bonus is otherwise payable, unless the Executive’s employment with the Company and its Subsidiaries terminates during the Performance Period by reason of the Executive’s death or Disability or following a Change in Control; and

(b)                              in the event of the Executive’s death or Disability during the Performance Period, or in the event of the termination of the Executive’s employment for any reason following a Change in Control that occurs during the Performance Period, the Executive (or the Executive’s legal representative or beneficiary) shall receive a Bonus equal to the product of (i) the Bonus he would have received for the entire Performance Period, multiplied by (ii) a fraction, the numerator of which is the number of days during the Performance Period in which the Executive was an employee of the Company or its Subsidiaries, and the denominator of which is the number of days in the Performance Period.

Notwithstanding the foregoing or any written agreement between the Company and the Executive, the payment of such Bonus shall be made in accordance with Section 4.11 hereof.

4.8.                        Accounting Changes.  Subject to Section 5.8, if, after the Performance Target(s) are established for a Performance Period, a change occurs in the applicable accounting principles or practices, the amount of the Bonuses paid under this Plan for such Performance Period shall be determined without regard to such change.

4.9.                        Committee Discretion to Determine Bonuses.  Other than the CEO Annual Bonus and the CEO Insurance Bonus, the Committee has the sole discretion to determine the standard or formula pursuant to which each such Participant’s Bonus shall be calculated (in accordance with Section 4.4), subject in all cases to the terms, conditions and limits of the Plan and of any other written commitment authorized by the Committee.  To this same extent, other than the CEO Annual Bonus and the CEO Insurance Bonus, the Committee may at any time establish additional conditions and terms of payment of Bonuses (including, but not limited to the achievement of other financial, strategic or individual goals, which may be objective or subjective) as it may deem desirable in carrying out the purposes of the Plan and may take into account such other factors as it deems appropriate in administering any aspect of the Plan.  For example (without limiting the adjustments to any of the following), subject to Sections 4.8 and 5.8, the Committee may specify, in its sole discretion, at the time the Performance Targets are set, the manner of adjustment of any Performance Target to the extent necessary to prevent dilution or enlargement of any award as a result of extraordinary events or circumstances, as determined by the Committee, or to exclude the effects of (a) extraordinary, unusual, or non-recurring items, (b) changes in applicable laws, regulations, or accounting principles, (c) currency fluctuations, (d) discontinued operations, (e) non-cash items, such as amortization, depreciation, or reserves; asset impairment, or (f) any recapitalization, restructuring, reorganization, merger, acquisition, divestiture, consolidation, spin-off, split-up, combination, liquidation, dissolution, sale of assets, or other similar corporate transaction.  The Committee may not, however, increase the maximum amount permitted to be paid to any individual under Section 4.2, 4.3, 4.4 or 4.12 of the Plan or award a Bonus under this Plan if the applicable Performance Target(s) have not been satisfied.

4.10.                Committee Certification.  No Executive shall receive any payment under the Plan unless the Committee has certified, by resolution or other appropriate action in writing, that the amount thereof has been accurately determined in accordance with the terms, conditions and limits of the Plan and that the Performance Target(s) and any other material terms previously established by the Committee or set forth in the Plan were in fact satisfied.

4.11.                Time of Payment.  Any Bonuses granted by the Committee under the Plan shall be paid as soon as practicable following the Committee’s determinations under this Section 4 and the certification of the Committee’s findings under Section 4.10; provided, however, any such payment shall be made following the end of the Company’s taxable year that coincides with or includes the end of the Performance Period and shall be made no later than the 15th day of the third month following the end of such taxable year of the Company.  Except as provided in Section 4.2 or Section 4.3 above, any such payment shall be in cash or cash equivalents, subject to applicable withholding requirements.  If and to the extent permitted by the Committee, and in accordance with such rules as the Committee may from time to time adopt, including compliance with Section 409A of the Code, Participants may, prior to the beginning of any Performance Period, elect to defer the payout of all or any portion of a Bonus relating to such Performance Period.  In the case of the delay of a Bonus otherwise payable at or after the attainment and certification of the applicable Performance Target(s), any additional amount payable shall be based on an interest rate equal to the published prime rate charged by Bank of America, N.A., or any successor thereof (such rate to be determined with respect to each calendar year on the first business day of such bank during such calendar year) over the deferral period.

4.12.                Maximum Individual Bonus.  Notwithstanding any other provision hereof, (a) the CEO Annual Bonus payable to the CEO in any Year during the term of the Plan shall not exceed $25,000,000, (b) the CEO Insurance Bonus payable to the CEO in respect of the transfer of the Guardian Policy shall not exceed $3,000,000, with such amount calculated by reference to the cash surrender value of such Policy as of the date the Committee certifies the CEO Insurance Bonus pursuant to Section 4.10 hereof, (c) the CEO Insurance Bonus payable to the CEO in respect of the transfer of the Sun Life Policy shall not exceed $4,000,000, with such amount calculated by reference to the cash surrender value of such Policy as of the date the Committee certifies the CEO Insurance Bonus pursuant to Section 4.10 hereof, (d) the CEO Insurance Bonus payable to the CEO in respect of the transfer of the Metropolitan Policy shall not exceed $7,000,000, with such amount calculated by reference to the cash surrender value of such Policy as of the date the Committee certifies the CEO Insurance Bonus pursuant to Section 4.10 hereof, and (e) with respect to any Bonuses other than those described in clauses (a) through (d) of this Section 4.12, (i) the Bonus payable to the Chief Executive Officer of the Company in any Performance Period during the term of the Plan shall not exceed $20,000,000 and (ii) with respect to Executives other than the CEO, no such Executive shall receive a Bonus under the Plan for any Performance Period in excess of $3,000,000.

4.13.                Clawback Policy.  Notwithstanding any other provision hereof, acceptance by the CEO or any other Participant of any Bonus or other payment pursuant to the Plan constitutes such person’s acknowledgement and agreement that all Bonuses and any other payments made pursuant to the Plan shall be subject to (a) Section 304 of the Sarbanes Oxley Act of 2002 and (b) to the extent required under the rules and/or regulations issued pursuant to the Dodd-Frank Act of 2010, any clawback policy adopted by the Company pursuant to such rules and/or regulations.

Section 5.                               GENERAL PROVISIONS

5.1.                        No Right to Bonus or Continued Employment.  Neither the establishment of the Plan nor the provision for or payment of any amounts hereunder nor any action of the Company (including, for purposes of this Section 5.1, any predecessor or Subsidiary), the Board or the Committee in respect of the Plan, shall be held or construed to confer upon any person any legal right to receive, or any interest in, a Bonus or any other benefit under the Plan, or any legal right to be continued in the employ of the Company.  The Company expressly reserves any and all rights to discharge an Executive in its sole discretion, without liability of any person, entity or governing body under the Plan or otherwise, except to the extent otherwise provided in any written employment agreement between the Company and the Executive.

5.2.                        Discretion of the Company, the Board and Committee.  Any decision made or action taken by the Company or by the Board or by the Committee arising out of or in connection with the creation, amendment, construction, administration, interpretation and effect of the Plan shall be within the absolute discretion of such entity and shall be conclusive and binding upon all persons.  No member of the Committee shall have any liability for actions taken or omitted under the Plan by the member or any other person.

5.3.                        Absence of Liability.  A member of the Board or a member of the Committee or any officer of the Company shall not be liable for any act or inaction hereunder, whether of commission or omission.

5.4.                        No Funding of Plan.  The Company shall not be required to fund or otherwise segregate any cash or any other assets which may at any time be paid to Participants under the Plan.  The Plan shall constitute an “unfunded” plan of the Company.  The Company shall not, by any provisions of the Plan, be deemed to be a trustee of any property, and any obligations of the Company to any Participant under the Plan shall be those of a debtor and any rights of any Participant or former Participant shall be limited to those of a general unsecured creditor.

5.5.                        Non-Transferability of Benefits and Interests.  Except as expressly provided by the Committee, no benefit payable under the Plan shall be subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance or charge, and any such attempted action shall be void and no such benefit shall be in any manner liable for or subject to debts, contracts, liabilities, engagements or torts of any Participant or former Participant.  This Section 5.5 shall not apply to an assignment of a contingency or payment due after the death of the Executive to the deceased Executive’s legal representative or beneficiary.

5.6.                        Law to Govern.  All questions pertaining to the construction, regulation, validity and effect of the provisions of the Plan shall be determined in accordance with the laws of the State of Texas.

5.7.                        Non-Exclusivity.  Subject to Section 5.8, the Plan does not limit the authority of the Company, the Board or the Committee, or any Subsidiary of the Company, to grant awards or authorize any other compensation under any other plan or authority, including, without limitation, awards or other compensation based on the same Performance Target(s) used under the Plan.  In addition, Executives not selected to participate in the Plan may participate in other plans of the Company.

5.8.      Section 162(m) Conditions; Bifurcation of Plan.  It is the intent of the Company that the Plan and Bonuses paid hereunder satisfy and be interpreted in a manner, that, in the case of Participants who are or may be persons whose compensation is subject to Section 162(m), satisfies any applicable requirements as performance-based compensation.  Any provision, application or interpretation of the Plan inconsistent with this intent to satisfy the standards in Section 162(m) of the Code shall be disregarded.  Notwithstanding anything to the contrary in the Plan, the provisions of the Plan may at any time be bifurcated by the Board or the Committee in any manner so that certain provisions of the Plan or any Bonus intended or required in order to satisfy the applicable requirements of Section 162(m) are only applicable to persons whose compensation is subject to Section 162(m).

5.9.      Adopting Employer.  Helen of Troy Nevada Corporation, a Nevada corporation, is an adopting employer to the Plan.

5.10     Section 409A of the Code.  Except to the extent a Bonus is deferred pursuant to Section 4.11, the Plan and the Bonuses paid hereunder are intended to meet the “short-term deferral” exemption to the provisions of Section 409A of the Code and the Treasury regulations issued thereunder or otherwise to comply with Section 409A of the Code and the Treasury regulations and guidance issued thereunder.  Notwithstanding any provision of the Plan to the contrary, the Plan shall be interpreted and construed consistent with this intent.  Notwithstanding the foregoing, the Company shall not be required to assume any increased economic burden in connection therewith.

5.11     Section 457A of the Code.  It is the intent of the Company that the Plan and all Bonuses paid to U.S. taxpayers hereunder will comply with Section 457A of the Code and the provisions of the Plan shall be interpreted and construed consistent with this intent.  Notwithstanding the foregoing, in the event the Plan is found not to comply with Section 457A, the Company shall not be required to assume any increased economic burden in connection therewith.

5.12     Conflict.  In the event of any conflict between the terms of any written agreement between the Company and the Executive and this Plan regarding the payment of the Bonus (including the transfer of a Policy in respect of the CEO Insurance Bonus) upon termination of employment with the Company, including any termination of employment following a Change in Control or upon Disability or any analogous term or the application so Section 5.11 hereof, the terms of the written agreement shall be deemed to control.  Notwithstanding the foregoing or any written agreement between the Company and the Executive, the payment of any Bonus (including the transfer of a Policy in respect of the CEO Insurance Bonus) shall be made in accordance with Sections 4.10, 4.11 and 4.12 hereof.

Section 6.                               EFFECTIVE DATE, AMENDMENTS, SUSPENSION OR TERMINATION OF PLAN

The Plan shall be effective as of March 1, 2012, subject to its approval by shareholders of the Company at the annual general meeting of shareholders to be held October 11, 2011, or any adjournment or postponement thereof.  The Board or the Committee may from time to time amend, suspend or terminate in whole or in part, and if suspended or terminated, may reinstate, any or all of the provisions of the Plan.  Notwithstanding the foregoing, no amendment may be effective without Board and/or shareholder approval if such approval is necessary to comply with the applicable rules under Section 162(m) of the Code.  No additional Bonuses may be payable after termination of the Plan.  Termination of the Plan shall not affect any Bonuses due and outstanding on the date of termination and such Bonuses shall continue to be subject to the terms of the Plan notwithstanding its termination.

HELEN OF TROY LIMITED

ANNUAL GENERAL MEETING OF SHAREHOLDERS

PROXY

PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby authorizes each of Gerald J. Rubin and Vincent D. Carson as Proxy with power of substitution, to represent the undersigned at the Annual General Meeting of Shareholders of Helen of Troy Limited (the “Company”) to be held on Tuesday, October 11, 2011, at 1:00 p.m., Mountain Daylight Time, at the Camino Real Hotel, 101 S. El Paso Street, El Paso, Texas, and any adjournment thereof, and to vote all the common shares of the Company that the undersigned is entitled to vote on the following matters:

1. To set the number of Director positions at seven (or such lower number as shall equal the number of nominees elected as Directors) and to elect each of the following nominees to the Board of Directors:

01 – Gary B. Abromovitz	For [__]	Against [__]	Abstain [__]

02 – John B. Butterworth	For [__]	Against [__]	Abstain [__]

03 – Timothy F. Meeker	For [__]	Against [__]	Abstain [__]

04 – Gerald J. Rubin	For [__]	Against [__]	Abstain [__]

05 – William F. Susetka	For [__]	Against [__]	Abstain [__]

06 – Adolpho R. Telles	For [__]	Against [__]	Abstain [__]

07 – Darren G. Woody	For [__]	Against [__]	Abstain [__]

2.  Non-binding advisory vote on executive compensation.

For [  ]     Against [  ]     Abstain [  ]

3.  Non-binding advisory vote on the frequency of conducting the advisory shareholder vote on executive compensation.

One Year [  ]     Two Years [  ]     Three Years [  ]     Abstain [  ]

4.  To approve the amendments to the Helen of Troy Limited 2008 Stock Incentive Plan.

For [  ]     Against [  ]     Abstain [  ]

5.  To approve the Helen of Troy Limited 2011 Annual Incentive Plan.

For [  ]     Against [  ]     Abstain [  ]

6.  To appoint Grant Thornton LLP as the Company’s auditor and independent registered public accounting firm to serve for the 2012 fiscal year and to authorize the Audit Committee of the Board of Directors to set the auditor’s remuneration.

For [  ]     Against [  ]     Abstain [  ]

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR “FOR” THE LISTED NOMINEES IN PROPOSAL 1, A VOTE FOR “ONE YEAR” ON PROPOSAL 3 AND A VOTE “FOR” PROPOSALS 2, 4, 5 AND 6.  This proxy, when properly executed, will be voted in the manner directed herein by the undersigned shareholder. IF NO DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED FOR THE LISTED NOMINEES IN PROPOSAL 1, FOR PROPOSALS 2, 4, 5 AND 6 AND, WITH RESPECT TO PROPOSAL 3, FOR “ONE YEAR”.

THIS PROXY ALSO GRANTS AUTHORITY TO VOTE SUCH SHARES AS TO ANY OTHER MATTER, WHICH MAY BE BROUGHT BEFORE THE MEETING IN THE SOLE DISCRETION OF THE HOLDERS OF THIS PROXY.

IMPORTANT: Please date this proxy and sign exactly as your name or names appear hereon. If shares are held jointly, signature should include both names. Executors, administrators, trustees, guardians, and others signing in the representative capacity, please so indicate when signing.

DATE:                _____________, 2011

SIGNATURE 1:	SIGNATURE 2, IF HELD JOINTLY:

PLEASE SIGN, DATE AND RETURN THIS PROXY PROMPTLY IN THE ACCOMPANYING ENVELOPE.